                               FINANCING AGREEMENT
                               -------------------

                       The CIT Group/Business Credit, Inc.
                      (as Administrative Agent and Lender)


              Citicorp USA, Inc. (as Syndication Agent and Lender)


                         Citibank N.A. (as Issuing Bank)


            each other entity that becomes a party hereto as a Lender


                            Harvard Industries, Inc.,
                              Doehler-Jarvis, Inc.,
                       Harvard Transportation Corporation,
                        Doehler-Jarvis Greeneville, Inc.,
                       Pottstown Precision Casting, Inc.,
                    Harvard Industries Risk Management, Inc.,
                          Doehler-Jarvis Toledo, Inc.,
                            Harman Automotive, Inc.,
                            Hayes-Albion Corporation,
                                       And
                          KWCI Liquidating Corporation,
                         (as joint and several obligors)

                           Trim Trends Canada Limited
                                       And
                               177192 Canada Inc.
                        (as joint and several Guarantors)

                                       And

                       The CIT Group/Business Credit, Inc.
                                       And
                            Salomon Smith Barney Inc
                                 (as Arrangers)


                            Dated: As of May 31, 2001

                                TABLE OF CONTENTS

                                                                                                              Page
SECTION 1.          Definitions...................................................................................5

       1.1      Certain Defined Terms.............................................................................5
       1.2      Construction of Certain Terms....................................................................33
       1.3      GAAP Terminology.................................................................................33
       1.4      No Presumption in Construction...................................................................34
       1.5      Independence of Provisions.......................................................................34
       1.6      Inactive Guarantor...............................................................................34

SECTION 2.          Conditions Precedent.........................................................................35

       2.1      Conditions relating to the Closing Date..........................................................35
       2.2      Conditions to Each Extension of Credit...........................................................41
       2.3      Conditions Relating to Issuance of Letters of Credit.............................................43

SECTION 3.          Revolving Loans..............................................................................43

       3.1      Revolving Loans..................................................................................43
       3.2      Covenants Involving Accounts and Inventory.......................................................44
       3.3      Representations Regarding Accounts and Inventory.................................................45
       3.4      Establishment of Blocked Accounts; Matters Relating to Accounts..................................45
       3.5      Reports Involving Accounts and Related Matters...................................................48
       3.6      Revolving Loan Account...........................................................................48
       3.7      Overadvances Due on Demand.......................................................................51

SECTION 4.          Term Loans...................................................................................51

       4.1      Term Loan Promissory Note A......................................................................51
       4.2      Term Loan A......................................................................................51
       4.3      Payment of Principal of Term Loan A..............................................................51
       4.4      Term Loan Promissory Note B......................................................................52
       4.5      Term Loan B......................................................................................52
       4.6      Payment of Principal of Term Loan B..............................................................52
       4.7      Payment of Term Loans Upon Termination...........................................................52

SECTION 5.          Letters of Credit............................................................................52

       5.1      Letter of Credit Commitment......................................................................52
       5.2      Procedure for Issuance of Letters of Credit......................................................53
       5.3      Reimbursement Agreement..........................................................................54
       5.4      Responsibilities of Issuing Bank.................................................................54
       5.5      L/C Participations...............................................................................55
       5.6      Reimbursement Obligations........................................................................55
       5.7      Payments by Revolving Facility Lenders...........................................................56
       5.8      Reimbursement Obligations Absolute...............................................................56
       5.9      Actions and Reliance by the Issuing Bank.........................................................57

SECTION 6.          Termination or Reduction of Commitments; Reimbursement and Loan Obligations Generally........57

       6.1      Revolving Line of Credit.........................................................................57
       6.2      Term Loan A Commitments..........................................................................58
       6.3      Term Loan B Commitments..........................................................................58
       6.4      Letter of Credit Sub-Line........................................................................58
       6.5      Reimbursement and Loan Obligations Generally.....................................................58

SECTION 7.          Prepayments of Loans.........................................................................58

       7.1      Prepayments......................................................................................58
       7.2      Optional Prepayment of Term Loans................................................................58
       7.3      Mandatory Application of Certain Proceeds........................................................59
       7.4      Mandatory Application of Insurance Proceeds and Sale of Asset Proceeds...........................59
       7.5      Other Mandatory Prepayments......................................................................60

SECTION 8.          Collateral for Obligations...................................................................61

       8.1      Security Interest................................................................................61
       8.2      Related Collateral Matters and Financing Statements..............................................61
       8.3      Certain Dealings, Rights and Matters Relating to Collateral......................................62
       8.4      Continuing Nature of Security Interest and Rights................................................64
       8.5      Administrative Agent's Exercise of Rights and Remedies...........................................64
       8.6      Application of Credit Balances as Security; Loan Account Charges.................................64
       8.7      Insurance on Collateral..........................................................................65
       8.8      Taxes Relating to Collateral.....................................................................67
       8.9      Mortgages........................................................................................67

SECTION 9.          Representations; Warranties and Covenants....................................................67

       9.1      Representations and Warranties...................................................................67
       9.2      Covenants........................................................................................73
       9.3      Indemnification..................................................................................85

SECTION 10.         Interest, Fees and Expenses Involving Obligations............................................88

       10.1     Revolving Loans..................................................................................88
       10.2     Term Loans.......................................................................................88
       10.3     L/C Participation Fees...........................................................................89
       10.4     Charges Relating to Letters of Credit............................................................89
       10.5     Other Expenses...................................................................................89
       10.6     Line of Credit Commitment Fee....................................................................89
       10.7     Closing Fee......................................................................................90
       10.8     Administrative Management Fee....................................................................90
       10.9     Other Charges of the Administrative Agent........................................................90
       10.10    Success Fee......................................................................................90
       10.11    Taxes............................................................................................90
       10.12    Revolving Loan Account Charges...................................................................91
       10.13    Capital Adequacy Changes.........................................................................92
       10.14    Additional Costs.................................................................................92

SECTION 11.         Powers Involving Obligations; Obligations Absolute...........................................93

       11.1     Power of Attorney................................................................................93
       11.2     Joint and Several Liability of Companies.........................................................94

SECTION 12.         Events of Default and Remedies...............................................................96

       12.1     Events of Default................................................................................96
       12.2     Remedies Upon an Event of Default................................................................99
       12.3     Additional Remedies Upon an Event of Default....................................................100
       12.4     Right of Set-Off................................................................................101

SECTION 13.         Termination.................................................................................102


SECTION 14.         Miscellaneous...............................................................................102

       14.1     Waivers.........................................................................................102
       14.2     Entire Agreement................................................................................103
       14.3     Usury...........................................................................................103
       14.4     Severability....................................................................................103
       14.5     Waiver of Jury Trial............................................................................104
       14.6     Notices.........................................................................................104
       14.7     Governing Laws..................................................................................106
       14.8     Submission to Jurisdiction; Service of Process..................................................106
       14.10    Headings........................................................................................107
       14.11    Replacement of Promissory Note..................................................................107
       14.12    Counterparts....................................................................................107
       14.13    Assignments and Participations..................................................................107
       14.14    Currency........................................................................................110
       14.15    Rate of Interest for Canadian Companies.........................................................110
       14.16    Amendments; Waivers.............................................................................110
       14.17    Confidentiality.................................................................................112
       14.18    Contribution....................................................................................113

SECTION 15.         Agreement between the Lenders...............................................................114

       15.1     Disbursements...................................................................................114
       15.2     Lender and Administrative Agent Adjustments.....................................................114
       15.3     Statement of Company Accounts...................................................................116
       15.4     Sharing of Payments.............................................................................116
       15.5     Intentionally Deleted...........................................................................116
       15.6     Pro Rata Responsibility.........................................................................116

SECTION 16.         Agents and Issuing Bank.....................................................................116

       16.1     Appointment of Agent............................................................................116
       16.2     Delegation......................................................................................117
       16.3     Exculpatory Provisions..........................................................................117
       16.4     Reliance........................................................................................117
       16.5     Notice of Default...............................................................................118

       16.6     Non-Reliance on Agents, Issuing Bank and Other Lenders..........................................118
       16.7     Indemnification by Lenders......................................................................118
       16.8     The Agents and the Issuing Bank in Their Individual Capacities..................................119
       16.9     Successor Agents................................................................................119
       16.10    Arrangements Requiring Consent of Lenders; Administrative Agent's Discretion....................120
       16.11    Nonconsenting Lenders...........................................................................120
       16.12    Refund of Payments..............................................................................121
       16.13    Arrangers.......................................................................................121
       16.14    Relationship....................................................................................121

SECTION 17.         Guaranty....................................................................................121

       17.1     Guaranty........................................................................................121
       17.2     Guaranty Obligations Unconditional..............................................................122
       17.3     Waivers.........................................................................................124
       17.4     Subrogation.....................................................................................124
       17.5     Canadian Debenture..............................................................................125

EXHIBIT
         Exhibit A       -  Form of Term Loan A Promissory Note
         Exhibit B       -  Form of Term Loan B Promissory Note
         Exhibit C       -  Form of Revolving Loan Promissory Note
         Exhibit D       -  Form of Assignment and Transfer Agreement

SCHEDULES
         Schedule 1      -  Collateral Information
         Schedule 2      -  Litigation
         Schedule 3      -  Capital Stock
         Schedule 4      -  Certain Indebtedness and Permitted Encumbrances
         Schedule 5      -  Real Estate
         Schedule 6      -  Liabilities and Asset Dispositions
         Schedule 7      -  Defaults
         Schedule 8      -  Taxes
         Schedule 9      -  ERISA Matters
         Schedule 10     -  Environmental Matters
         Schedule 11     -  Intellectual Property Matters

THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, with offices located at 1211 Avenue of the Americas, New York, NY 10036 (hereinafter "CIT"), as administrative agent for the Lenders (in that capacity, the "Administrative Agent"), CITICORP USA, INC., a Delaware corporation, with offices located at 388 Greenwich Street, New York, NY 10013 (hereinafter, "CUSA"), as syndication agent in connection with the Loans referred to below (in that capacity, the "Syndication Agent"), CIT and SALOMON SMITH BARNEY INC. as arrangers in connection with the Loans (each an "Arranger"), each Lender (as that term is defined below) party hereto from time to time, CITIBANK, N.A. ("Citibank"), as issuing bank in respect of Letters of Credit as contemplated herein, and HARVARD INDUSTRIES, INC., a Delaware corporation (herein "Harvard"), and each of its direct and indirect subsidiaries identified on the signature pages hereof as Companies (each individually a "Company" and collectively, the "Companies"), or Guarantors (each individually a "Guarantor" and collectively, the "Guarantors"), as joint and several obligors in respect of the Obligations (as defined below), in the case of the Companies, or , in the case of the Guarantors, as joint and several guarantors of the Harvard Obligations (as defined below) and, severally, as obligors in respect of their own Reimbursement Obligations, if any (as defined below).

SECTION 1.        Definitions

1.1      Certain Defined Terms
         ---------------------

         The following terms shall have the meanings indicated below.

Access and Security Agreement shall mean the Access and Security Agreement dated as of January 1, 2001, between Harvard and Pottstown, on the one hand, and General Motors Corporation, on the other hand, and each of the three Access and Security Agreements dated as of the same date between Harvard and Hayes-Albion, on the one hand, and General Motors Corporation, on the other hand, relating to the Hayes-Albion facility in Jackson, Michigan, the Trim-Trend facility in Bryan, Ohio, and the Trim-Trend facility in Spencerville, Ohio.

Accounts shall mean all of an Obligor's now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to the Administrative Agent), including, without limitation, all accounts created by, or arising from, all of such Obligor's sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under such Obligor's trade names or styles, or through any of such Obligor's divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to such Obligor; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

Administrative Management Fee shall mean the sum of $75,000.00 per annum, which shall be paid to the Administrative Agent, for its own account, in accordance with Paragraph 10.8 of Section 10 hereof to offset the expenses and costs (excluding Out-of-Pocket Expenses and auditor fees) of the Administrative Agent in connection with administration, record keeping, analyzing and evaluating the Collateral.

Agents shall mean each of the Administrative Agent and the Syndication Agent.

Agents' Commitment Letter shall mean the Commitment Letter, dated April 19, 2001, issued by the Agents to, and accepted by, Harvard.

Anniversary Date shall mean the date occurring one (1) year from the Closing Date and the same date in every year thereafter.

Approved Fund shall mean any Fund that is advised or managed by (a) a Lender,
(b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

Assignment and Transfer Agreement shall mean an Assignment and Transfer Agreement in the form of Exhibit E hereto.

Authorized Officer shall mean with respect to an Obligor, the chairman of the board of directors, the chief executive officer or the president of that Obligor or, with respect to financial matters, the chief financial officer or comptroller of that Obligor, in each case, acting in that Person's capacity as such (or any other officer of the relevant Obligor who is duly authorized to take the relevant action or issue the relevant certification or other document on behalf of that Obligor as contemplated herein or in another relevant Loan Document).

Availability shall mean, at any time of calculation, the amount by which: (i) the Borrowing Base exceeds (ii) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to the Revolving Loans, excluding Obligations in respect of the Term Loans and L/C Obligations in respect of which there is an Availability Reserve.

Availability Reserve shall mean the sum of the following items as calculated in relation to the Obligors: (a) (i) the sum of the lesser of (A) three (3) months' rental payments or similar charges for leased premises or other Collateral locations for which the Administrative Agent has not received a landlord's waiver in form and substance reasonably satisfactory to the Administrative Agent and (B) the aggregate value of Collateral at such location (subject to the final sentence of this definition), plus (ii) three (3) months' estimated payments plus any other fees or charges owing by any Obligor to any applicable warehousemen or third party processor (as determined by the Administrative Agent in its reasonable business judgment), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to the Administrative Agent of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or (z) any change in the amount of rental, storage or processor payments or similar charges, plus (iii) until such time as the

Administrative Agent has received, in form and substance satisfactory to the Agents and the Lenders, the title insurance required in respect of the Canadian Real Estate satisfying the criteria identified in Paragraph 2.1(v) of Section 2 of this Financing Agreement, $405,000.00; and (b) any reserve which the Administrative Agent may reasonably require from time to time pursuant to this Financing Agreement (including without limitation, for Letters of Credit pursuant to Paragraph 5.1(b) of Section 5 hereof, for certain Insurance Proceeds, pursuant to Paragraph 8.7(e) of Section 8 hereof) and, in respect of Eligible Accounts Receivable, a dilution reserve for each percentage point, or portion of a percentage point, by which actual dilution exceeds five percent (5%); provided that, if the aggregate of the Revolving Loan principal plus the L/C Obligations at any time is at least equal to the Reserve Increase Level, it is understood that the Administrative Agent shall be entitled to establish increased levels of reserves in its sole discretion. For this purpose, "Reserve Increase Level" shall at any time mean 88.889% of the Revolving Line of Credit as in effect at the time. For purposes of clause (a)(i)(B) of this definition, the value of any Collateral at a location shall be as determined by the Administrative Agent in its reasonable business judgment and may, among other things, take into account a value ascribed by it to the books and records of any Obligor maintained at such location which may relate to any Collateral. However, it is understood that the value so ascribed may not exceed the amount specified in clause (a)(i)(A) for such location.

Bankruptcy Code shall mean each of the United States Bankruptcy Code, 11 U.S.C.ss.ss.101 et seq. and the Bankruptcy and Insolvency Act (Canada).

Beneficiary shall have the meaning set forth in Paragraph 17.1(a) of Section 17 hereof.

Blocked Accounts shall have the meaning set forth in Paragraph 3.4(b) of Section 3 hereof.

Borrowing Base shall mean the sum of (a) eighty-five percent (85%) of the aggregate outstanding Eligible Accounts Receivable of the Obligors, plus (b) the lesser of (i) the Inventory Loan Cap or (ii) the sum of (A) sixty percent (60%) of the aggregate value of the Eligible Raw Material Inventory of the Obligors,
(B) twenty-five percent (25%) of Eligible Work-in-Process Inventory of the Obligors plus (C) sixty percent (60%) of Eligible Finished Goods Inventory of the Obligors (each of (A), (B) and (C), valued at the lower of cost or market, on a first in, first out basis), less (c) any applicable Availability Reserves.

Borrowing Base Certificate shall mean a certificate, in form and substance satisfactory to the Agents, of Harvard signed by an Authorized Officer of Harvard certifying as to the amount calculated by the Companies, in accordance with this Financing Agreement, to be the Borrowing Base on the date of such certificate, setting out in reasonable detail the basis for such calculation, together with a schedule setting out with respect to each of the Obligors, as at the same date, its outstanding Eligible Accounts Receivable, the value of its Eligible Raw Material Inventory, Eligible Work-in-Process Inventory and Eligible Finished Goods Inventory, in each case at the lower of cost or market, on a first in, first out basis.

Business Day shall mean any day on which the Administrative Agent and the principal office in New York City of Citibank are open for business.

Canadian Debenture shall have the meaning set forth in Paragraph 17.5 of Section 17 of this Financing Agreement.

Canadian Deposit Account shall have the meaning set forth in Paragraph 2.1(ee) of Section 2.

Capital Expenditures shall mean, for any period, the aggregate expenditures of the Obligors during such period on account of, property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected in the balance sheets of the Obligors, including, without limitation, the portion of each Capital Lease.

Capital Lease shall mean any lease of property (whether real, personal or mixed) to the extent that, in conformity with GAAP, it is or should be accounted for as a capital lease or a Capital Expenditure in the balance sheets of the Obligors.

Cash Collateral Account shall have the meaning set forth in Paragraph 2.1(hh) of
Section 2 hereof.

Change in Control shall mean (a) the acquisition by any Person or group (within the meaning given to the term in the Securities Exchange Act of 1934 (the "Exchange Act")), other than Contrarian Capital Management, of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of more than fifty percent (50%) of the issued and outstanding shares of the capital stock of Harvard having the right to vote for the election of directors of Harvard under ordinary circumstances; (b) during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Harvard (together with any new directors whose election by the board of directors of Harvard or nomination for election by the stockholders of Harvard was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) the capital stock of any Obligor (other than Harvard) presently held (directly or indirectly) by Harvard is transferred to any Person other than any Obligor.

Citibank Base Rate shall mean , for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

         (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

         (b) the sum (adjusted to the nearest quarter of one percent (0.25%) or, if there is no nearest quarter of one percent (0.25%), to the next higher quarter of one percent (0.25%) of

                  (i)      0.50% per annum plus
                                           ----

                  (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to one hundred percent (100%) minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus

                  (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits in the United States; and

         (c)      the sum of (i) one-half of one percent (0.50%) per annum plus
(ii) the Federal Funds Rate.

Closing Date shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to the Administrative Agent.

Closing Fee shall mean the closing fee payable to the Agents as contemplated in Paragraph 10.7 of Section 10 of this Financing Agreement. Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

Collateral shall have the meaning set forth in Paragraph 8.1 of Section 8 of this Financing Agreement.

Collective Borrowers shall mean each and all of the Companies, as specified in Paragraph 3.6(b) of Section 3 of this Financing Agreement.

Commitment shall mean each Lender's commitment in accordance with this Financing Agreement to make Revolving Loans and acquire L/C Participations (the "Revolving Credit Commitment") and to provide the Term Loan funding (the "Term Loan Commitment"), in the amount of their respective pro rata shares of the Revolving Credit Commitment and the Term Loan Commitment allocable to Term Loan A (the "Term Loan A Commitment") and to Term Loan B (the "Term Loan B Commitment") set forth in the schedules prepared by the Administrative Agent or the Assignment and Transfer Agreement executed by the relevant Lender, and the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 5 of this Financing Agreement.

Consolidated Balance Sheet shall mean a consolidated or compiled, as applicable, balance sheet for the Obligors and their consolidated subsidiaries, eliminating all inter-company transactions and prepared in accordance with GAAP.

Consolidating Balance Sheet shall mean (subject to Paragraph 1.3 of this Section
1) a Consolidated Balance Sheet plus individual balance sheets for the Obligors and their consolidated subsidiaries, showing all eliminations of intercompany transactions, including a balance sheet for each of the Obligors exclusively, all prepared in accordance with GAAP.

Contaminant means any substance (including, without limitation, any product) regulated, restricted or addressed by or under Environmental Law, including, without limitation, any pollutant, contaminant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, or special waste, petroleum (including, without limitation, crude-oil) or petroleum-derived substance or waste asbestos, lead, polychlorinated biphenyls, or any hazardous or toxic constituent or breakdown product thereof.

Contractual Obligations shall mean, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

Copyrights shall mean all of each of the Obligors' present and hereafter acquired copyrights, copyright registrations, recordings, copyright applications, designs, styles, marks, prints and labels bearing any of the foregoing, copyright licenses, and all of the Obligors' cash and non-cash proceeds thereof.

Current Assets shall mean those assets of the Obligors which, in accordance with GAAP, are classified as current.

Current Liabilities shall mean those liabilities of the Obligors which, in accordance with GAAP, are classified as "current," provided however, that, notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities."

Default shall mean any event specified in Section 12 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

Default Rate of Interest shall mean a rate of interest per annum equal to the sum of: (a) two percent (2%) and (b) the applicable increment over the Citibank Base Rate (as set forth in Paragraph 10.1 or Paragraph 10.2 of Section 10 hereof) plus the Citibank Base Rate, which shall apply to the Reimbursement Obligations as provided in Paragraph 5.5 of Section 5 of this Financing Agreement and to all other Obligations or Guaranty Obligations (as applicable) due from the Obligors as provided in Paragraph 10.1(c) of Section 10 of this Financing Agreement.

Depository Account shall mean a collection account subject to the Administrative Agent's control.

Disposition shall mean any transaction, or series of related transactions, pursuant to which any Obligor or any of its subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

Documents of Title shall mean all of each of the Obligors' present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

Doehler-Jarvis Plan shall mean the Doehler-Jarvis Pension Plan for Wage-Basis Employees.

Early Termination Date shall mean the date on which the Companies or any one of them terminates this Financing Agreement or the Revolving Line of Credit or any portion of the Revolving Credit Commitment, the Term Loan A Commitment or the Term Loan B Commitment, or, if applicable, the date of prepayment of any Term Loan, in any case, which date is prior to an Anniversary Date. Notice of termination, as aforesaid, by any one Company shall be deemed to be notice by the Companies for purposes hereof.

Early Termination Fee shall: (a) mean the fee the Administrative Agent on behalf of the Lenders is entitled to charge the Companies in the event the Companies or any one of them either (i) terminates the Revolving Line of Credit or any portion of the Revolving Credit Commitment, pursuant to Section 6.1, on a date prior to an Anniversary Date or (ii) prepays all or any portion of a Term Loan pursuant to Paragraph 7.2 on a date prior to an Anniversary Date; and (b) be determined by multiplying an amount equal to the portion of the relevant commitment being terminated or, as applicable, an amount equal to the principal of the Term Loan being prepaid by (w) three percent (3%) if the Early Termination Date occurs on or before one (1) year from the Closing Date, (x) two percent (2%) if the Early Termination Date occurs after one (1) year from the Closing Date but on or before two (2) years from the Closing Date; (y) one percent (1%) if the Early Termination Date occurs after two (2) years from the Closing Date but more than thirty days before the third Anniversary Date; and
(z) zero thereafter.

EBITDA shall mean, for any applicable period, consolidated net income minus (to the extent included in determining net income) each of the following: (A) income tax credits, (B) interest income, (C) gains from extraordinary items, (D) aggregate non-cash net gains (but not any aggregate net loss) arising from the sale, exchange or other disposition of capital assets, (E) any other non-cash gains that would have been included in consolidated net income under GAAP but for this provision, and (F) any other income that does not arise in the ordinary course of business; plus (to the extent included in determining net income) each of the following: (A) any provision for income taxes, (B) interest expense, (C) the amount of any non-cash charges (including amortization, depreciation and the non-cash portion of imputed interest on employee post-retirement benefits other than pension benefits), (D) amortized debt discount and (E) any aggregate non-cash net loss arising from the sale, exchange or other disposition of capital assets. All items and classifications relevant to the determination of

EBITDA for a period shall be determined in accordance with GAAP applied on a basis consistent with its application in the audited financial statements of the Obligors for the 2000 Fiscal Year.

Eligible Accounts Receivable shall mean, as to any Obligor, the gross amount of such Obligor's Trade Accounts Receivable that are subject to a valid, first priority and fully perfected security interest in favor of the Administrative Agent, on behalf of the Lenders, which conform to the warranties contained herein and which, at all times, continue to be acceptable to the Administrative Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of:

         (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and

         (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include:

                  (i) sales (A) to the United States, any state or other governmental entity of or in the United States or to any agency, department or division thereof, except for any such sales as to which such Obligor has complied with the Assignment of Claims Act of 1940 or
                           (B) to Canada, any province or other governmental entity of or in Canada or to any agency, department or division thereof, except where the Administrative Agent is satisfied that the Administrative Agent holds a valid perfected first priority security interest in the Accounts Receivable, in any case covered by (A) or (B), any other applicable statute, rules or regulation, to the Administrative Agent's satisfaction in the exercise of its reasonable business judgment;

                  (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to the Administrative Agent) issued or confirmed by, and payable at, banks having a place of business in the United States, or (y) to customers located in Canada provided such Accounts do not exceed $5,000,000.00 in the aggregate at any one time;

                  (iii) Accounts that remain unpaid more than ninety (90) days from original invoice date;

                  (iv)     contra accounts;

                  (v) sales to any other Obligor, any subsidiary, or to any company affiliated with the Obligors in any way;

                  (vi) bill and hold (deferred shipment) or consignment sales;

                  (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal, state law or provincial, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to the Agents or has a credit rating unacceptable to the Agents;

                  (viii) all sales to any customer if fifty percent (50%) or more of the aggregate U.S. dollar amount (or equivalent) of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date;

                  (ix) pre-billed receivables and receivables arising from progress billing;

                  (x) an amount representing returns, discounts, claims, credits, allowances and applicable terms;

                  (xi) sales not payable in United States or Canadian currency; and

                  (xii) any other reasons deemed necessary by the less any reserves required by the Administrative Agent in its reasonable discretion, and which are customary either in the commercial finance industry or in the lending practices of either of the Agents and/or the Lenders. It is understood that any payment due under the GM Transition Supply Agreement, or any similar agreement to the extent such agreement provides for a lump sum or scheduled payments to the applicable Obligors not in the ordinary course and not in the form of per item price adjustments will not be included in Eligible Accounts Receivable.

Eligible Assignee shall mean (a) a Lender or any Affiliate or Approved Fund of such Lender, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company, other financial institution or fund reasonably acceptable to the Administrative Agent, regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $500,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $500,000,000.

Eligible Finished Goods Inventory shall mean, as to any Obligor, the gross amount of such Obligor's Inventory that is subject to a valid, first priority and fully perfected security interest in favor of the Administrative Agent, on behalf of the Lenders, and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to the Administrative Agent in the exercise of its reasonable business judgment, less, without duplication, any
(a) Inventory at the relevant time treated as Eligible Raw Materials Inventory or Eligible Work-in-Process Inventory or other raw materials or work-in-process or OMC Reserve Inventory or Tooling, (b) supplies, (c) Inventory not present in the United States or Canada or constituting a test count variance, (d) Inventory returned or rejected by any of such Obligor's customers (other than goods that are undamaged and re-sellable in the normal course of business) and goods to be returned to such Obligor's suppliers, (e) Inventory in transit to third parties (other than such Obligor's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Administrative Agent) and the Administrative Agent, on behalf of the Lenders, the Agents and the Issuing Bank, shall have a first priority perfected security interest in such Inventory, and (f) less any reserves required by the Administrative Agent in its reasonable discretion, including without limitation for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

Eligible Inventory shall mean all (a) Eligible Finished Goods Inventory, (b) Eligible Raw Material Inventory and (c) Eligible Work-in-Process Inventory.

Eligible Raw Materials Inventory shall mean, as to any Obligor, the gross amount of such Obligor's Inventory which consists of raw materials and is subject to a valid, first priority and fully perfected security interest in favor of the Administrative Agent, on behalf of the Lenders, the Agents and the Issuing Bank, and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to the Administrative Agent in the exercise of its reasonable business judgment, less, without duplication, any such raw materials Inventory (a) at the relevant time treated as Eligible Finished Goods Inventory or Eligible Work-in-Process Inventory or OMC Reserve Inventory or Tooling, (b) not present in the United States or Canada or constituting a test count variance, (c) not usable in the normal course of such Obligor's business to produce Eligible Finished Goods Inventory, whether as a result of obsolescence or otherwise, (d) in transit to third parties (other than such Obligor's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Administrative Agent) and the Administrative Agent, on behalf of the Lenders, the Agents and the Issuing Bank, shall have a first priority perfected security interest in such Inventory, and (e) less any reserves required by the Administrative Agent in its reasonable discretion, including without limitation for market value declines, shrinkage and any applicable customs, freight, duties and Taxes.

Eligible Work-in-Process Inventory shall mean, as to any Obligor, the gross amount of such Obligor's Inventory that is subject to a valid, first priority and fully perfected security interest in favor of the Administrative Agent, on behalf of the Lenders, the Agents and the Issuing Bank, and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to the Administrative Agent in the exercise of its reasonable business judgment, less, without duplication, any (a) Inventory at the relevant time treated as Eligible Raw Materials Inventory or Eligible Finished Goods Inventory or OMC Reserve Inventory or Tooling, (b) supplies, (c) Inventory not present in the United States or Canada or constituting a test count variance,
(d) Inventory not usable in the ordinary course of such Obligor's business to produce Eligible Finished Goods Inventory and goods to be returned to such Obligor's suppliers, (e) Inventory in transit to third parties (other than such Obligor's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Administrative Agent) and the Administrative Agent, on behalf of the Lenders, the Agents and the Issuing Bank, shall have a first priority perfected security interest in such Inventory, and (f) less any reserves required by the Administrative Agent in its reasonable discretion, including without limitation for obsolete Inventory, market value declines, shrinkage and any applicable customs, freight, duties and Taxes.

Environmental Laws shall mean all international, national, state, provincial, regional, federal, municipal and local laws (including, without limitation, principles of common law and decisional law), statutes, treaties, codes, ordinances, rules, regulations, decrees, judgments, directives, binding policies, permits, authorizations, consents, licenses, or orders relating to or addressing the environment (including, without limitation, natural resources) or the health or safety of humans or other living organisms.

Equipment shall mean, as to any Obligor, all of such Obligor's present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

ERISA Affiliate shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Obligor or is under common control (within the meaning of Section 414(c) of the Code) with any Obligor.

ERISA Event shall mean (a) with respect to a Plan subject to Title IV of ERISA, a Reportable Event or an event described in Section 4068 of ERISA, (b) the withdrawal of any Company or ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by any Company or ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, (c) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, (e) a complete or partial withdrawal by any Company or ERISA Affiliate from a Multiemployer Plan,
(f) a failure by any Company or ERISA Affiliate to make required contributions to a Plan, (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Company or ERISA Affiliate, (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Single Employer Plan, (i) the imposition of a lien upon any Company or ERISA Affiliate pursuant to Section 412 of the Code or Section 302 of ERISA, (j) any event or condition that results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA, (k) any Company or ERISA Affiliate engages in a Prohibited Transaction or otherwise becomes liable with respect to a Prohibited Transaction, or (l) any breach by Harvard of the Agreement Between Harvard Industries, Inc. and the PBGC, dated October 15, 1998 and as hereafter amended, or any action by the PBGC to enforce the terms of such agreement.

Event(s) of Default shall have the meaning set forth in Paragraph 12.1 of
Section 12 of this Financing Agreement.

Excluded Property shall mean any contract, lease, license or other agreement that contains a provision prohibiting the assignment or grant of a security interest therein without the consent of another Person to the extent (but only to the extent) that such consent has not been obtained and the prohibition either exists on the date of this Financing Agreement or, after the date of this Financing Agreement is included in such contract, lease, license or other agreement with the prior written consent of the Agents and Required Facility Lenders (other than any of the foregoing constituting an account or a general intangible for money due or to be come due to which Section 9-318(4) of the UCC applies). Notwithstanding anything set forth herein to the contrary, the Administrative Agent will be deemed to have, and at all times to have had, a security interest in the proceeds of such Excluded Property.

Excluded Stock shall mean capital stock of the subsidiaries of the Companies that are organized outside the United States representing thirty-five percent (35%) of their capital stock on the Closing Date.

Existing Credit Agreements shall have the meaning set forth in Paragraph 2.1(s) of Section 2 of this Financing Agreement.

Existing Lender shall have the meaning set forth in Paragraph 2.1(t) of Section 2 of this Financing Agreement.

Federal Funds Rate shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

Federal Reserve Board shall mean the Board of Governors of the Federal Reserve System.

Fiscal Quarter shall mean, with respect to the Obligors, each three (3) month period ending on or about December 31, March 31, June 30 or September 30 of each Fiscal Year.

Fiscal Year shall mean each twelve (12) month period commencing on October 1 of each year and ending on the following September 30.

Fixed Charge Coverage Ratio shall mean, for the relevant period, the ratio determined by dividing EBITDA by the sum of (a) all interest obligations paid or due, (b) the amount of principal repaid or scheduled to be repaid on the Term Loans, the Junior Secured Obligations and all other Indebtedness of the Obligors and their subsidiaries other than (i) the Revolving Loans, (ii) Reimbursement Obligations in respect of Letters of Credit and (iii) principal prepayments of the Term Loans made pursuant to Section 7 of this Financing Agreement, (c) Capital Expenditures actually incurred which were not financed or refinanced hereunder, (d) all mandatory dividends and other distributions of a similar nature made in cash by the Obligors to anyone other than Harvard or the other Obligors, and (e) all federal, state, provincial and local income tax expenses due and payable.

Fund shall mean any investment fund or commingled investment vehicle (however organized) that invests in commercial loans or advances made under credit agreements.

Funded Debt shall mean, with respect to the Obligors, without duplication, the aggregate of all Indebtedness of the Obligors other than any referred to in clause (b) of the definition of "Indebtedness" or in clause (d) of that definition, to the extent that such Indebtedness under clause (d) arises in respect of Indebtedness under clause (b) or clause (d) of that definition including PIK interest. Without limiting the foregoing, Funded Debt shall include the Obligations (including the L/C Obligations), the Guaranty Obligations and the obligations of the Obligors under the Junior Lien Financing Documents.

GAAP shall mean generally accepted accounting principles in the United States as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event any of the Obligors modifies its accounting principles and procedures as applied as of the Closing Date, such Obligor shall provide to the Agents and the Lenders such statements of reconciliation as shall be in form and substance acceptable to the Agents.

GECC shall mean General Electric Capital Corporation.

General Intangibles shall mean, as to any Obligor, all of each of such Obligor's present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blue prints, indemnification rights and Tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between such Obligor and any licensee of any such Obligor's General Intangibles other than Excluded Property.

GM Transition Supply Agreement shall mean the Transition Supply Agreement dated as of January 1, 2001 between Harvard and Pottstown, on the one hand, and General Motors Corporation, on the other hand.

Governmental Authority shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Guarantors shall mean each of Trim Trends Canada Limited and 177192 Canada Inc. and each other direct and indirect subsidiary of a Company that from time to time becomes a "Guarantor" hereto pursuant to Paragraph 9.2(p) of Section 9 of this Financing Agreement.

Guaranty shall have the meaning set forth in Paragraph 17.1(a) of Section 17 of this Financing Agreement.

Guaranty Obligations shall have the meaning set forth in Paragraph 17.2(a) of
Section 17 of this Financing Agreement.

Harvard Obligations shall have the meaning set forth in Paragraph 17.1(a) of
Section 17 of this Financing Agreement.

Hayes-Albion shall mean Hayes-Albion Corporation or any successor.

Hedging Agreement shall mean, in relation to any Person, (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement to which that Person is a party and (b) any other agreement, transaction or other arrangement for the transfer or assumption of risk and/or exposure to fluctuations in currency exchange rates, credit risk or any other variable that is not within that Person's control.

Inactive Guarantor shall mean 177192 Canada Inc.

Indebtedness shall mean, without duplication, in relation to any Person, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money (including obligations in respect of interest that is capitalized or paid in kind (PIK interest)), (b) obligations (contingent or other) in respect of any Hedging Agreement or the deferred purchase price of property, services or assets, other than Inventory, (c) Capital Lease obligations, (d) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Person and (e) all other indebtedness of another Person assumed or guaranteed by such Person, in respect of which such Person is secondarily liable, or which are secured by a lien on any property of such Person, to the extent there is recourse to such Person in respect of such liabilities, or to the extent of the fair market value of the property which is subject to such lien, if less. The Indebtedness of a Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Indebtedness.

Insurance Proceeds shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

Intercompany Transfer shall mean any sale, lease, license, assignment, transfer or other disposition (including without limitation any dividend or distribution) of assets of any of the Obligors or any subsidiary of any of them that is to another Obligor.

Intercreditor Agreement shall mean an intercreditor agreement, in form and substance satisfactory to the Agents and the Lenders, among the Lenders, the Junior Lien Lender and the Administrative Agent, in its capacity as such.

Interest Expense shall mean the total interest obligations (paid or accrued) of the Obligors, determined in accordance with GAAP, applied on a consistent basis with the latest audited financial statements of the Obligors.

Inventory shall mean, as to any Obligor, all of such Obligor's present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods.

Inventory Loan Cap shall mean the amount of $15,000,000.

Investment Property shall mean all present and hereafter acquired investment property (as defined in the UCC), including, without limitation, (a) all securities and capital stock or other interests in any other Person whether certificated or uncertificated; all warrants, options and other rights to acquire securities, capital stock or other interests in any other Person; all securities entitlements; and all securities accounts, together with all financial assets credited thereto; (b) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing, and, to the extent not otherwise included, all (c) payments under insurance, or (d) any indemnity, warranty, guaranty or letter of credit, payable by reason of loss or damage to or otherwise with respect to any of the foregoing, and (e) any and all supporting obligations in respect of any of the foregoing.

IP Security Agreement shall mean a security agreement, in form and substance satisfactory to the Agents and the Lenders, pursuant to which each of Harvard, Doehler-Jarvis, Inc., Harvard Industries Risk Management, Inc., Harman Automotive, Inc. and Hayes-Albion grants to the Administrative Agent, for the benefit of the Agents, the Issuing Bank and the Lenders, a security interest in certain patents and other intellectual property rights and interests and related Collateral to secure the Obligations.

Issuing Bank shall mean Citibank (understood to include any successor), as issuer of any Letter of Credit (or, in substitution for Citibank, any Lender or Affiliate of a Lender acceptable to the Agents, Harvard and the Required Revolving Facility Lenders which assumes all functions, rights and obligations under the Loan Documents given to the Issuing Bank, pursuant to an agreement with and in form and substance satisfactory to Harvard and the Agents and the institution previously acting as the Issuing Bank).

Junior Financing Agreement shall mean a financing agreement substantially in the form of this Financing Agreement and, insofar as it is different, in form and substance satisfactory to the Agents, between the Junior Lien Lender, the Companies and the Guarantors and providing for a loan in an amount of $10,000,000.00 to be made by the Junior Lien Lender to the Companies on the terms and subject to the conditions set forth therein and in the Junior Lien Lender's Commitment Letter.

Junior Lien Financing Documents shall mean the Junior Financing Agreement, the promissory notes provided for therein, the Securities Purchase Agreement and the security documents, substantially in the respective forms of the Security Documents provided for herein, but providing for liens junior to the liens of this Financing Agreement and the other Loan Documents, and other closing documents substantially in the respective forms contemplated or required hereunder, and any other ancillary loan and security agreements executed from time to time in connection with Junior Secured Obligations, the Junior Secured Guaranty Obligations or the Junior Financing Agreement.

Junior Lien Lender means Hilco Capital LP, in its capacity as lender under the Junior Financing Agreement and, where relevant in the context, in its capacity as party to the other Junior Lien Financing Documents.

Junior Lien Lender's Commitment Letter shall mean the Commitment Letter, dated April 17, 2001, issued by the Hilco Capital LP to, and accepted by, the Companies.

Junior Secured Guaranty Obligations shall have the meaning set forth in Paragraph 14.2(b) of Section 14 of the Junior Financing Agreement.

Junior Secured Obligations shall mean all indebtedness and other obligations of the Companies, or any one of them, which may at any time be owing by the Companies or any one of them to the Junior Lien Lender under or in respect of any of the Junior Lien Financing Documents or the transactions or interests contemplated therein, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies are liable to the Junior Lien Lender for such indebtedness and obligations as principal, surety, endorser, guarantor or otherwise. Junior Secured Obligations shall also include indebtedness owing to the Junior Lien Lender by the Companies or any one of them under any Junior Lien Financing Document or under any other agreement or arrangement now or hereafter entered into between the Companies and the Junior Lien Lender; indebtedness or obligations incurred by, or imposed on, the Junior Lien Lender as a result of environmental claims arising out of any of the Companies' operations, premises or waste disposal practices or sites in accordance with the Junior Financing Agreement and the Companies' liability to the Junior Lien Lender as maker or endorser of any promissory note or other instrument for the payment of money in connection with other Junior Secured Obligations.

L/C Application shall have the meaning set forth in Paragraph 5.2 of Section 5 of this Financing Agreement.

L/C Eligible Account Parties shall mean each of the Companies and Trim Trends.

L/C Obligations shall mean at any time, an amount equal to the sum of (a) the aggregate of the Letter of Credit Undrawn Amounts at the time and (b) the aggregate of the Reimbursement Obligations at the time.

L/C Participant shall mean each Revolving Facility Lender.

L/C Participation shall have the meaning set forth in Paragraph 5.5 of Section 5 of this Financing Agreement.

L/C Participation Fee shall mean the fee the Administrative Agent and the Revolving Facility Lenders may charge the Companies under Paragraph 10.3 of
Section 10 of this Financing Agreement for: (a) making extensions of credit by taking L/C Participations hereunder, and/or (b) otherwise aiding the L/C Eligible Account Parties, or any one of them, in obtaining Letters of Credit, all pursuant to Section 5 hereof.

Lender shall mean each financial institution or other entity that (a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Transfer Agreement.

Letter of Credit Sub-Line shall mean the commitment of the Issuing Bank to issue Letters of Credit, pursuant to Section 5 hereof, in an aggregate amount of up to $15,000,000.00 outstanding at any time (subject to reduction as contemplated in this Financing Agreement), and the commitment of the Revolving Facility Lenders to assist the Companies in obtaining those Letters of Credit by taking L/C Participations.

Letter of Credit Undrawn Amounts shall mean, at any time, the aggregate undrawn and unexpired face amount of all Letters of Credit outstanding at such time.

Letters of Credit shall mean all letters of credit issued in accordance with
Section 5 hereof by the Issuing Bank for or on behalf of any of the L/C Eligible Account Parties.

Line of Credit shall mean the aggregate commitment of the Lenders (a) to make Revolving Loans pursuant to Section 3 of this Financing Agreement, (b) as Issuers, to assist any of the L/C Eligible Account Parties in opening Letters of Credit pursuant to Section 5 of this Financing Agreement and (c) to make Term Loan A pursuant to Section 4 of this Financing Agreement, in the aggregate amount of $10,000,000.00, and (d) to make Term Loan B pursuant to Section 4 of this Financing Agreement, in the aggregate of $10,000,000.00, provided that nothing herein shall be deemed to increase any Lender's commitment hereunder, as it shall be set forth in the applicable schedules prepared by the Administrative Agent or in the Assignment and Transfer Agreements executed by such Lender, and the aggregate amount of all such commitments shall not exceed $65,000,000.00.

Line of Credit Commitment Fee shall: (a) mean the fee due the Administrative Agent, for allocation among the Lenders, at the end of each month beginning with June 2001 for the Line of Credit, and (b) be determined by multiplying the difference between (i) the Revolving Line of Credit and (ii) the sum, for that month, of (x) the average daily balance of Revolving Loans plus (y) the average daily balance of Letters of Credit outstanding for that month, by one half of one percent (0.50%) per annum for the number of days in that month.

Loan Documents shall mean this Financing Agreement, the Promissory Notes, the Security Documents, the L/C Applications, the Reimbursement Agreements, the Intercreditor Agreement, the mortgages and/or deeds of trust, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with the Obligations, the Guaranty Obligations or this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

Loans shall mean the Revolving Loans and the Term Loans, and each or any of them.

Material Adverse Change shall mean a material adverse change in (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Obligors and their subsidiaries, taken as a whole, since March 31, 2001, (ii) the ability of the Obligors to perform their respective obligations under the Loan Documents or the Junior Lien Financing Documents or (iii) the ability of the Agents and the Lenders to enforce the Loan Documents.

Material Adverse Effect shall mean a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Obligors and their subsidiaries, taken as a whole or, for purposes of Paragraphs 9.1(o) and 9.2(k)(ii) of any Obligor taken individually, in any case, since March 31, 2001, (ii) the ability of the Obligors to perform their respective obligations under the Loan Documents or the Junior Lien Financing Documents or (iii) the ability of the Agents and the Lenders to enforce, or the validity or enforceability of, the Loan Documents.

Minimum Availability shall mean, (a) on the Closing Date, $20,000,000, and (b) thereafter, $5,000,000.

Multiemployer Plan shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Company or ERISA Affiliate is making or accruing an obligation to make contributions, or with respect to which it has any liability.

Multiple Employer Plan shall mean a Single Employer Plan, which (a) is maintained for employees of any Company or ERISA Affiliate and at least one Person other than any of the Companies or ERISA Affiliates or (b) was so maintained and in respect of which any Company or ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

Net Cash Proceeds shall mean, (i) with respect to any Disposition by any Obligor or any of its subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Obligor or such subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any lien permitted by Paragraph 9.2(j)(i) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Financing Agreement), (B) reasonable expenses related thereto incurred by such Obligor or such subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Obligor or such subsidiary in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Obligor or any of its subsidiaries, or the sale or issuance by any Obligor or any of its subsidiaries of any shares of its capital stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Obligor or such subsidiary in connection therewith, after deducting therefrom only (A) reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions, (B) transfer taxes paid by such Obligor or such subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements).

Net Worth shall mean, at any date of determination, an amount equal to (a) Total Assets minus (b) Total Liabilities, and shall be determined (i) amortizing intangible assets applying on a consistent basis the principles and practices applied in the Obligors' audited financial statements for the 2000 Fiscal Year,
(ii) excluding any extraordinary gains in any period beginning after March 31, 2001, and (iii) otherwise in accordance with GAAP, on a consistent basis with the latest audited financial statements of the Obligors.

Nonconsensual Overadvances shall mean Overadvances to the extent they exist as a result of (a) a decline in the value of any of the Collateral, (b) any act or omission of any Company or Guarantor in violation of this Financing Agreement or
(c) any other circumstance that is not caused by the Administrative Agent or any of the Lenders.

Obligations shall mean all loans, advances and extensions of credit made or to be made hereunder or under any of the other Loan Documents by the Administrative Agent, the Issuing Bank or the Lenders to the Companies, or any one of them, or to others for the Companies' account in respect of any of the Loans (including, without limitation, all Revolving Loans and Term Loans and all L/C Obligations); any and all Indebtedness and obligations which may at any time be owing by the Companies or any one of them to either Agent, the Issuing Bank or any of the Lenders howsoever arising, whether now in existence or incurred by the Companies or any one of them from time to time hereafter; whether principal, interest (including, without limitation, all interest that accrues, after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of any Obligor), fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of the Collateral, or any assets or property of any Person, firm, entity or corporation; whether such Indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies are liable to either Agent, the Issuing Bank or any of the Lenders for such Indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include all Trim Trends L/C Reimbursement Obligations and Obligations for interest and other amounts arising in respect thereof for all purposes (except, in relation to Trim Trends itself, to the extent the inclusion would give rise to a duplicative obligation of Trim Trends as Guarantor) and all other Indebtedness owing to either Agent, the Issuing Bank or any of the Lenders by the Companies or any one of them under any Loan Document (including the obligations owing from time to time by the Companies to the Lenders by way of subrogation of such Lenders to the rights of the Issuing Bank in respect of the Letters of Credit, or under any other agreement or arrangement now or hereafter entered into between the Companies and either Agent, the Issuing Bank or the Lenders in connection with any of the Loan Documents; Indebtedness or obligations incurred by, or imposed on, an Agent, the Issuing Bank or any of the Lenders as a result of environmental claims arising out of any of the Companies' operations, premises or waste disposal practices or sites; and the Companies' liability to either Agent, the Issuing Bank or any of the Lenders as maker or endorser of any promissory note or other instrument for the payment of money; the Companies' liability to either Agent, the Issuing Bank or any of the Lenders under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which such Agent, the Issuing Bank and/or such Lender may make or issue to others for the Companies' account, including any accommodation extended with respect to L/C Applications, an Agent's and/or a Lender's or the Issuing Bank's acceptance of drafts or an Agent's and/or a Lender's or Issuing Bank's endorsement of notes or other instruments for the Companies' account and benefit in connection with other Obligations.

Obligor shall mean each of the Companies and each of the Guarantors.

OMC Reserve Inventory shall mean, at any time, reserve for unsaleable Inventory manufactured for Outboard Marine Corporation which was purchased or manufactured prior to December 31, 2000, that is maintained on the books and records of any Obligor in a manner satisfactory to the Administrative Agent.

Operating Cash Flow shall mean EBITDA less Capital Expenditures consistently applied.

Operating Leases shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

Other Collateral shall mean, as to any Obligor, the Cash Collateral Account and all of such Obligor's now owned and hereafter acquired lockbox, blocked accounts and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all cash and other monies and property in the possession or control of the any Agent, the Issuing Bank and/or any of the Lenders; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing; and all contract rights, letters of credit, letter of credit rights, claims and causes of action, all governmental approvals, licenses, franchises and authorizations, to the maximum extent permitted by applicable law, in each case other than Excluded Property.

Out-of-Pocket Expenses shall mean all of the Agents' (and the Lenders' upon the occurrence of an Event of Default which is not waived by the Required Lenders), Issuing Bank's and Arrangers' present and future reasonable expenses (including reasonable fees and expenses of counsel) incurred relative to this Financing Agreement or any other Loan Documents (including without limitation, all due diligence, syndication efforts and all efforts in connection with monitoring and/or enforcing compliance with the terms of this Financing Agreement and any other Loan Document ) whether incurred heretofore or hereafter; which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by the Agents or the Issuing Bank in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on an Agent due to returned items and "insufficient funds" of deposited checks and the applicable Agent's standard fees relating thereto, any amounts paid by, incurred by or charged to, an Agent and/or a Revolving Facility Lender by the Issuing Bank in connection with an L/C Participation or a Reimbursement Obligation in respect of any Letter of Credit or in connection with an L/C Application or other like document which pertain either directly or indirectly to such Letter of Credit, and any drafts thereunder, travel, lodging and similar expenses of any Agent's personnel in connection with inspecting and monitoring the Collateral for the Obligations and the Guaranty Obligations from time to time hereunder, any applicable counsel fees and disbursements relating to documenting, advising and enforcing the Obligations and the Guaranty Obligations (which shall be understood to include, without limitation, subsequent to the Closing Date, the Agents' and Issuing Bank's standard fees and their standard allocated fees and expenses of internal counsel relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations and the Guaranty Obligations), fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Paragraph 14.3 of Section 14 of this Financing Agreement, and title insurance premiums, real estate survey costs, costs of preparing and recording mortgages/deeds of trust against the Real Estate.

Overadvance Rate shall mean a rate equal to one-half of one percent (1/2%) per annum in excess of the applicable contract rate of interest determined in accordance with Section 10, Paragraph 10.1(a) of this Financing Agreement.

Overadvances shall mean the amount by which (a) the sum of all outstanding Revolving Loans, Letters of Credit and advances (other than Term Loans) made hereunder exceed (b) the Borrowing Base.

Patents shall mean as to any Obligor, such Obligor's present and hereafter acquired patents, patent applications, patent registrations, any reissues or renewals thereof, any inventions and improvements claimed thereunder, patent licenses, and all patent rights with respect thereto and all income, royalties, cash and non-cash proceeds thereof.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

Permitted Asset Transfer shall mean any sale, lease, license, assignment, transfer or other disposition of assets of any of the Obligors that is any of the following:

            (i)      an Intercompany Transfer;

            (ii)     a sale of Inventory in the ordinary course of business;

            (iii) a license of intellectual property in the ordinary course of business;

            (iv) a sale, exchange or other disposition of obsolete or surplus Equipment in the ordinary course of business; and

            (v) a sale, exchange or other disposition of assets the fair market value of which, when added to all other dispositions not otherwise permitted by clauses (i) through (iv) hereof or any other provision of this Financing Agreement, does not exceed $250,000 in any consecutive period of twelve
                     (12) months;

provided that the aggregate Net Cash Proceeds to any Obligor of such sale, exchange, license or other disposition of assets, if identified in any of clauses (ii) through (v), are paid upon consummation of the sale, exchange, license or disposition to the Administrative Agent for application to repayment of the Revolving Loans or, if applicable, as otherwise required by Section 8 of this Financing Agreement; and provided, further, that no sale, exchange, license or other disposition of assets will constitute a Permitted Asset Transfer at any time if it does not at the time also constitute a "Permitted Asset Transfer" under and as defined in the Junior Financing Agreement as in effect on the Closing Date.

Permitted Encumbrances shall mean:

         (a) liens existing on the date hereof on specific items of Equipment and other liens expressly permitted, or consented to in writing by the Agents and the Required Facility Lenders, as identified in Schedule 4;

         (b) Purchase Money Liens;

         (c) liens of local or state authorities for franchise or other like Taxes, provided that the aggregate amounts of such Taxes secured by such liens shall not exceed $100,000.00 in the aggregate at any one time;

         (d) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, except for liens imposed by any Environmental Laws, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by each of the Obligors, as applicable, in accordance with GAAP;

         (e) deposits made (and the liens thereon) in the ordinary course of business of any of the Obligors (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) or in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts;

         (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by any of the Obligors of its business or property so encumbered and (B) do not materially and adversely affect the value of such Real Estate (i) in the reasonable business judgment of the Agents and/or the Required Lenders;

         (g) liens granted to the Administrative Agent by the Obligors or any one of them to secure the Obligations and/or the Guaranty Obligations arising under this Financing Agreement or the other Loan Documents;

         (h) and liens junior thereto in the same collateral, granted to the Junior Lien Lender by (i) the Companies or any one of them to secure the Junior Secured Obligations and (ii) the Guarantors or any one of them to secure the Junior Secured Guaranty Obligations, in the Junior Financing Agreement or any other Junior Lien Financing Document as approved of by the Agents and in existence on the Closing Date (but no further or different lien, or change in any such lien, for the benefit of the Junior Lien Lender shall be a Permitted Encumbrance unless its creation or existence has received the prior written consent of the Required Facility Lenders);

         (i) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $50,000.00 (other than liens bonded or insured to the reasonable satisfaction of the Agents and/or the Required Lenders);

         (j) Tax liens which are not yet due and payable or which are being diligently contested in good faith by the Obligors by appropriate proceedings, and which liens are not (x) filed on any public records,
         (y) other than with respect to Real Estate, senior to the liens of the Administrative Agent; or (z) for Taxes due the United States or Canada or any state or province thereof having similar priority statutes, as further set forth in Paragraph 8.8 hereof;

         (k) set-off rights arising in the ordinary course of business; and

         (l) liens granted to General Motors Corporation in the Access and Security Agreement as in effect on the Closing Date (but no further or different lien or change in any such lien, for the benefit of the General Motors Corporation, shall be a Permitted Encumbrance unless its creation or existence has received the prior written consent of the Agents and the Lenders.

Permitted Indebtedness shall exclude all Indebtedness in respect of Hedging Agreements but otherwise shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Indebtedness arising under the Letters of Credit and this Financing Agreement; (d) the Junior Secured Obligations, on the terms provided for in the Junior Lien Financing Documents as approved by the Agents on the Closing Date; (e) deferred Taxes and other expenses incurred in the ordinary course of business; (f) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statements delivered to the Agents and the Lenders or otherwise disclosed to the Agents and the Lenders in writing prior to the Closing Date; (g) Indebtedness between or among the Obligors (provided that any instruments evidencing such Indebtedness are Pledged Notes), and (h) unsecured Indebtedness of the Guarantors in an aggregate principal amount not to exceed $1,000,000.00 at any one time outstanding.

Permitted Liquidation shall mean, in relation to any Obligor, its dissolution or liquidation at or after the transfer of all its remaining assets in an Intercompany Transfer or otherwise as agreed upon in writing in advance by the Agents and Required Facility Lenders.

Person shall mean an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

Plan shall mean any Single Employer Plan or Multiemployer Plan.

Pledge Agreement shall mean a Pledge Agreement, in form and substance satisfactory to the Agents and the Lenders, dated as of the Closing Date executed by certain Obligors in favor of the Administrative Agent (on behalf of the Agent, the Issuing Bank and the Lenders), which is to be delivered as provided in Section 2, Paragraph 2.1(m) of this Financing Agreement.

Pledged Notes shall mean all promissory notes now or hereafter owned by any of the Obligors.

Pledged Stock shall mean any and all of the capital stock (other than Excluded Stock) of all subsidiaries of the Companies and the Guarantors now or hereafter held by any of the Companies or the Guarantors.

Pottstown shall mean Pottstown Precision Casting, Inc.

PPSA shall mean the Personal Property Security Act (Ontario) as in effect from time to time.

Prohibited Transaction shall mean any transaction set forth in Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory, regulatory or administrative exemption (including a class exemption or an individual exemption).

Promissory Notes shall mean the notes, in the form of Exhibits A and B attached hereto, delivered by the Companies to the Administrative Agent to evidence any Term Loan pursuant to, and repayable in accordance with, the provisions of
Section 4 of this Financing Agreement and the note, in the form of Exhibit C attached hereto, delivered by the Companies to the Administrative Agent to evidence the loans made under the Revolving Line of Credit pursuant to, and repayable in accordance with this Financing Agreement.

Purchase Money Liens shall mean liens on any item of Equipment (1) acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired, (b) a description of the Equipment so acquired is furnished to the Administrative Agent, and (c) the Indebtedness incurred in connection with such acquisitions shall not, in the aggregate, exceed in any Fiscal Year the maximum amount of Capital Expenditures for such Fiscal Year permitted pursuant to Paragraph 9.2(i)(ii) of Section 9 of this Financing Agreement, unless consented to by the Agents and the Required Lenders or (2) identified on Schedule 4, in the case of liens on any item of Equipment existing on the date of this Financing Agreement.

Real Estate shall mean each of the Obligors' fee and/or leasehold interests in the real property (other than the Miami Street, St. Louis, Missouri property), including any such real property which has been, or will be, encumbered, mortgaged, pledged or assigned to the Administrative Agent or its designee. Register shall have the meaning specified in Paragraph 14.12(c) of Section 14 hereof.

Reimbursement Agreement shall have the meaning set forth in Paragraph 5.3 of
Section 5 of this Financing Agreement.

Reimbursement Obligations shall mean at any time the aggregate of the liabilities of each of the L/C Eligible Account Parties to reimburse the Issuing Bank pursuant to Section 5 for amounts that at or before that time have been drawn under Letters of Credit (from the date of the drawing, regardless of whether any notice remains to be given or any period remains to lapse before such reimbursement is due).

Reorganization shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

Reportable Event shall mean any of the events set forth in Section 4043(c) of ERISA other than those events for which the notice requirement has been waived under applicable regulations.

Required Facility Lenders shall mean, at any time, the Lenders whose aggregate Commitments and outstanding Loans and L/C Participations at the time total more than fifty percent (50%) of the Commitments and outstanding Loans at the time.

Required Lenders shall mean, in relation to any matter, the Lenders and, if applicable, other Persons whose consent or approval is required under Paragraph
14.16 in relation to such matter.

Required Revolving Facility Lenders shall mean, at any time, the Revolving Facility Lenders whose aggregate Revolving Credit Commitments and outstanding Revolving Loans and L/C Participations at the time total more than fifty percent (50%) of the Revolving Credit Commitments and outstanding Revolving Loans and L/C Participations at the time.

Required Term Loan A Lenders shall mean, at any time, the Lenders whose aggregate Term Loan A Commitments and pro rata shares of Term Loan A total more than fifty percent (50%) of the Term Loan A Commitment and the outstanding principal of Term Loan A.

Required Term Loan B Lenders shall mean, at any time, the Lenders whose aggregate Term Loan B Commitments and pro rata shares of Term Loan B total more than fifty percent (50%) of the Term Loan B Commitment and the outstanding principal of Term Loan B.

Requirements of Law shall mean, as to any Person, the certificate of incorporation or by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

Revolving Credit Commitment shall have the meaning set forth in the definition of "Commitment" herein.

Revolving Credit Percentage shall mean, as to any Revolving Facility Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

Revolving Facility Lender shall mean each Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

Revolving Line of Credit shall mean the aggregate commitment of the Revolving Facility Lenders to make loans and advances to the Companies pursuant to Section 3 of this Financing Agreement and to acquire L/C Participations pursuant to
Section 5 hereof, in the aggregate amount of up to $45,000,000.00 outstanding at any time (subject to reduction as contemplated in this Financing Agreement).

Revolving Loan Account(s) shall mean the account or accounts on the Administrative Agent's books, in each Company's name (or the names of the Companies collectively) in which each Company will be charged with all applicable Obligations under this Financing Agreement.

Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of the Companies by the Administrative Agent on behalf of the Lenders pursuant to Section 3 of this Financing Agreement and, subject to Paragraph 6.5 of Section 6 of this Financing Agreement, the Reimbursement Obligations that become Revolving Loans from time to time hereunder pursuant to Paragraph 5.5 of Section 5 of this Financing Agreement and all other Obligations (other than in respect of the principal of the Term Loans) that arise hereunder or under any other Loan Document that are charged from time to time to the Revolving Loan Account(s), as authorized herein or therein.

Secured Transaction Laws shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New York, and the Personal Property Security Act (Ontario), the expression Secured Transaction Laws meaning each and every of these personal security statutes.

Security Documents shall mean the Pledge Agreement, the IP Security Agreement and the mortgages and deeds to be executed and delivered as provided in Section 2.1, Paragraph 2(u) of this Financing Agreement.

Settlement Date shall mean (a) with respect to the making of the Term Loans, the Closing Date, and (b) the date, weekly (and more frequently, at the discretion of the Administrative Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans) on which the Administrative Agent and the Lenders shall settle amongst themselves so that (x) the Administrative Agent shall not have, as the Administrative Agent, any money at risk and (y) on such Settlement Date the Lenders shall each have a pro rata amount (proportionate to their respective Commitments) of all outstanding Revolving Loans made (or deemed made) for the Lenders by the Administrative Agent and so that the Lenders shall have received their respective pro rata shares of all payments made or collections otherwise received on the Term Loans, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

Single Employer Plan shall mean a "single-employer plan", as defined in Section 4001(a)(15) of ERISA, which any Company or ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which any Company or ERISA Affiliate has any liability.

Stock Purchase Agreement shall mean the Stock Purchase Agreement to be executed and delivered by Harvard under the Junior Lien Financing Documents.

Success Fee shall mean the fee the Lenders may charge the Companies as contemplated in Paragraph 10.10 of Section 10 of this Financing Agreement.

Surplus Cash shall mean, for any Fiscal Year, without duplication, EBITDA plus, without duplication, each of the following: (a) any income excluded in calculating EBITDA that does not arise in the ordinary course of business, (b) any cash gains arising from the sale, exchange or other disposition of assets other than any Permitted Asset Transfer, (c) cash interest income, and (d) any cash tax refund, less, without duplication, each of the following: (a) all cash interest for such Fiscal Year, (b) any cash loss from the sale, exchange or other disposition of assets, (c) the aggregate scheduled amounts of principal paid or payable on the Term Loans and the term loan under the Junior Financing Agreement, (d) the aggregate scheduled payments on Capital Leases, (e) all Capital Expenditures actually made during such Fiscal Year which are not financed, (f) all cash income Taxes for such Fiscal Year, (g) cash payments due in respect of post-retirement employee benefit pension and workers compensation obligations, and (h) mandatory prepayments made pursuant to Section 7 hereof or
Section 5 of the Junior Financing Agreement (as in effect on the date hereof) in such Fiscal Year.

Taxes shall mean all federal, state, provincial, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due from the Companies or the Guarantors (as applicable) with respect to their business, operations, Collateral or otherwise.

Term Loan A shall mean a term loan in the principal amount of $10,000,000.00 made by the Administrative Agent on behalf of certain Lenders pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

Term Loan A Commitment shall have the meaning set forth in the definition of "Commitment" herein.

Term Loan A Lenders shall have the meaning set forth in Paragraph 4.1 of Section 4 hereof.

Term Loan A Maturity Date shall have the meaning set forth in Paragraph 4.3 of
Section 4 hereof.

Term Loan B shall mean a term loan in the principal amount of $10,000,000.00 made by the Administrative Agent on behalf of certain Lenders pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

Term Loan B Commitment shall have the meaning set forth in the definition of "Commitment" herein.

Term Loan B Lenders shall have the meaning set forth in Paragraph 4.4 of Section 4 hereof.

Term Loan B Maturity Date shall have the meaning set forth in Paragraph 4.6 of
Section 4 hereof.

Term Loan Commitment shall have the meaning set forth in the definition of "Commitment" herein.

Term Loan Promissory Note A shall mean the promissory note in the form of Exhibit A hereto executed by the Companies to evidence Term Loan A made by the Administrative Agent under Section 4 hereof.

Term Loan Promissory Note B shall mean the promissory note in the form of Exhibit B hereto executed by the Companies to evidence Term Loan B made by the Administrative Agent under Section 4 hereof.

Term Loans shall mean the Term Loan A and the Term Loan B.

Termination Date shall mean May 31, 2004.

Tooling shall mean all tooling, fixtures, gauges, jigs, patterns, casting patterns, dyes, cavities, moulds and documentation together with any accessions, attachments, parts, accessories, substitutions, replacements and appurtenances to any of the foregoing, but excluding machinery, Equipment and Equipment spare parts.

Total Assets shall mean total assets of the Obligors determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Obligors.

Total Liabilities shall mean total liabilities of the Obligors determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Obligors.

Trade Accounts Receivable shall mean, with respect to an Obligor, that portion of such Obligor's Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of such Obligor's business.

Trademarks shall mean, as to any Obligor, all of such Obligor's present and hereafter acquired trademarks, trademark registrations, trademark applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), reissues and renewals of the foregoing, trademark licenses, internet domain names and URLs and any trademark rights of the Obligors pertaining to any of the foregoing, together with the goodwill associated therewith, and all of the Obligors' cash and non-cash proceeds thereof.

Trim Trends shall mean Trim Trends Canada Limited (or any successor).

Trim Trends L/C Reimbursement Obligation shall have the meaning specified in Paragraph 5.6(a) of Section 5 of this Financing Agreement.

UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New York.

Unfunded Pension Liabilities shall mean, with respect to any Single Employer Plan, any amount by which the present value of the aggregate benefit liabilities under the Plan (whether or not vested), determined as of the date of such Plan's most recent actuarial report on the basis of the actuarial assumptions specified for funding purposes in such report, exceeds the aggregate current value of the assets of such Plan allocable to such benefit liabilities as specified in such report. For purposes of this definition of "Unfunded Pension Liabilities," the term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in
Section 3 of ERISA.

United States shall mean the United States of America.

U.S. dollar or $ shall mean lawful currency of the United States.

Voluntary Overadvances shall mean the Revolving Loans (if any) that constitute Overadvances at the time they are made and shall exclude Nonconsensual Overadvances.

Withdrawal Liability shall have the meaning set forth under Part I of Subtitle E of Title IV of ERISA.

Working Capital shall mean Current Assets in excess of Current Liabilities.

Working Day shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

     1.2 Construction of Certain Terms. (a) As used in this Financing Agreement,
(i) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Financing Agreement as a whole and not to any particular provision of this Financing Agreement, and Paragraph, Section, Schedule and Exhibit references are to this Financing Agreement unless otherwise specified; (ii) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," (iii) the word "or" shall not be exclusive,
(iv) the word "will" shall be construed to have the same meaning and effect as the word "shall" and (v) the plural form of any term defined in the singular in this Financing Agreement shall merely express the grammatical plural of that defined term unless otherwise expressly provided herein.

     (b) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to that agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(ii) any reference herein to any Person shall be construed to include that Person's successors and assigns (without prejudice to any restrictions on transfer or other consequences of a transfer contemplated herein), and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     1.3 GAAP Terminology. (a) As used herein, and in the other Loan Documents, accounting terms relating to any Obligor or any of its subsidiaries that are not defined in Paragraph 1.1 of Section 1 and accounting terms that are partly defined in Paragraph 1.1 of Section 1, to the extent not defined, shall have the respective meanings given to them under GAAP, except as otherwise provided in such Loan Document. All financial statements that any Obligor is required to deliver hereunder shall be prepared in accordance with GAAP applied on a consistent basis, except as otherwise expressly prescribed herein, subject to the following paragraph and except that any financial statements which are not audited shall not be required to have footnotes.

     (b) If GAAP changes while any of the Obligations or Guaranty Obligations remains outstanding or any Lender or the Issuing Bank has any further commitment to make a Loan or issue a Letter of Credit hereunder and, as a result, the financial covenants set forth in subparagraphs (h) and (i) of Paragraph 9.2 of
Section 9 would be calculated in a manner or with components different from those applicable prior to the change, (i) the Obligors and the Lenders will enter into good faith negotiations to amend this Financing Agreement in such respects as are necessary to conform those financial covenants as criteria for evaluating the Obligors' financial condition to substantially the same criteria as were effective prior to the relevant change in GAAP and (ii) the Obligors shall be deemed to be in compliance with those financial covenants during the period of 30 days beginning with the effective date of that change in GAAP if and to the extent that the Obligors would have been in compliance therewith under GAAP if the change had not occurred and compliance were tested applying GAAP as in effect immediately before the change. At the end of that period of 30 days, if an amendment of the kind described above has not been executed by all parties to this Financing Agreement, GAAP as modified by the relevant change shall automatically be taken into account in determining whether the Obligors are in compliance with those financial covenants.

     (c) Any reference in this Financing Agreement or other Loan Documents to "consolidating" balance sheets or other financial statements or to "consolidating" Borrowing Base computations shall mean such balance sheets, financial statements or Borrowing Base computations (in a format submitted to and accepted by the Lenders) showing consolidating entries only for the major entities listed below, some of which consist of multiple entities (and such other entities as may become successors or transferees of any of the business owned or operated on the date of this Financing Agreement by any entity listed below (if such business would be consolidated in accordance with GAAP) and any other direct or indirect subsidiary of Harvard, if consolidating balance sheets or other financial statements are hereafter prepared by any such other subsidiary):

     Hayes-Albion (excluding Trim Trends)
     Trim Trends
     Harvard Electronics
     Pottstown
     Harvard Corporate/Other.

     1.4 No Presumption in Construction. Neither this Financing Agreement nor any other Loan Document nor any uncertainty or ambiguity herein or therein shall be construed or resolved against any Lender, any Agent, or the Issuing Bank under any rule of construction or otherwise merely by virtue of being a party involved in its drafting. On the contrary, this Financing Agreement and the other Loan Documents have been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

     1.5 Independence of Provisions. All agreements and covenants herein and in the other Loan Documents shall be given independent effect so that, if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

     1.6 Inactive Guarantor. Notwithstanding anything else to the contrary elsewhere in this Financing Agreement (including the definitions of the term "Permitted Asset Transfer" and "Intercompany Transfer") none of the terms of this Financing Agreement or any other Loan Documents shall be interpreted to permit, or constitute the consent by the Agents, the Issuing Bank or the Lenders to any transaction or action by the Inactive Guarantor (other than those incidental to maintaining its existence and compliance with the Loan Documents and the Junior Financing Documents or its liquidation or dissolution) or by any other Obligor with the Inactive Guarantor.

SECTION 2. Conditions Precedent

     2.1 Conditions relating to the Closing Date

     The obligation of the Administrative Agent, on behalf of the Lenders, and the Lenders to make the initial loans to be made by them hereunder are subject to the satisfaction of, extension of or waiver in writing of, on or prior to, the Closing Date, the following conditions precedent:

     (a) Lien Searches - The Administrative Agent shall have received Tax, judgment and Secured Transaction Laws searches satisfactory to the Required Facility Lenders for all locations presently occupied or used by each of the Companies.

     (b) Casualty Insurance - Each of the Obligors shall have delivered to the Administrative Agent evidence satisfactory to the Required Facility Lenders that casualty insurance policies listing the Administrative Agent as an additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 9.2(d) of Section 9 of this Financing Agreement (and the certificates evidencing such insurance shall be issued on form Acord 27).

     (c) UCC Filings - Any financing statements required to be filed in order to create, in favor of the Administrative Agent, on behalf of the Lenders, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Administrative Agent for the benefit of the Agents, the Issuing Bank and the Lenders a first perfected lien on the Collateral (subject only to Permitted Encumbrances). The Administrative Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Administrative Agent shall have received other evidence satisfactory to the Required Facility Lenders that all such filings have been made) and the Administrative Agent shall have received evidence that all necessary filing fees and all Taxes or other expenses related to such filings have been paid in full.

     (d) Board Resolution - The Administrative Agent shall have received a copy of the resolutions of the Board of Directors or shareholders of each of the Obligors authorizing the execution, delivery and performance of each Loan Document to which it is a party, in each case certified by the Secretary or Assistant Secretary of each of the Obligors as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of each of the Obligors as to the incumbency and signature of the officers of each of the Obligors executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     (e) Corporate Organization - The Administrative Agent shall have received
(i) a copy of the certificate or articles of incorporation of each of the Obligors certified by the Secretary of State or equivalent authority of the jurisdiction of their incorporation, (ii) a copy of the by-laws of each of the Obligors certified by the respective Secretary or Assistant Secretary thereof, all as amended through the date hereof, and (iii) evidence that each of the Obligors is in good standing in the jurisdiction of its organization and duly qualified to carry on business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.

     (f) Officer's Certificate - The Administrative Agent shall have received a certificate of each of the Obligors, executed by an Authorized Officer in each case, satisfactory in form and substance to the Agents, certifying that (i) the representations and warranties of such Obligors contained herein and in the other Loan Documents to which such Obligor is a party are true and correct in all material respects on and as of the Closing Date; (ii) such Obligor is in compliance with all of the terms and provisions set forth herein and in the other Loan Documents to which such Obligor is a party and (iii) no Default or Event of Default has occurred.

     (g) Opinions - Counsel for the Obligors shall have delivered to the Administrative Agent on behalf of the Lenders opinions satisfactory to the Agents addressing and opining to such matters as the Agents and the Required Facility Lenders shall reasonably request, including, without limitation, that, subject to (i) the filing, priority and remedies provisions of the Secured Transaction Laws and any applicable state or other laws relating to the recording of the mortgage Liens on Real Estate created by the Security Documents, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with the Agents: (x) this Financing Agreement, and all other Loan Documents of each of the Obligors (A) are valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, and (C) do not violate any terms, provisions, representations or covenants in the charter or by-laws of any of the Obligors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other contract to which the Obligors, or any one of them, are signatories or by which the relevant Obligors, or any one of them, or their assets are bound; (y) the perfection of all security interests purported to be granted in this Financing Agreement or under any other Loan Document.

     (h) Absence of Default; No Material Adverse Change - No Default or Event of Default shall have occurred and be continuing and no Material Adverse Change shall have occurred.

     (i) Legal Restraints/Litigation - As of the Closing Date, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Obligors, or any one of them, or their assets, by any agency, division or department of any county, city, state, provincial or federal government arising out of this Financing Agreement or any of the other Loan Documents; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement and the other Loan Documents; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Obligors, or any one of them, or their assets, which, in the opinion of the Required Facility Lenders
(i) could reasonably be expected to result in a Material Adverse Change or, (ii) except as set forth in Schedule 2 hereto, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     (j) Intercreditor Agreement - Hilco Capital LP shall have executed and delivered the Intercreditor Agreement to the Administrative Agent on behalf of the Lenders, the Agents and the Issuing Bank, in form and substance satisfactory to the Required Facility Lenders.

     (l) Junior Lien Financing Documents - Hilco Capital LP and the Obligors shall have executed and delivered the Junior Lien Financing Documents, which shall in all respects be satisfactory in form and substance to the Required Facility Lenders, as delivered to the Administrative Agent together with a certificate of the Junior Lien Lender certifying that the copies of the Junior Lien Financing Documents delivered to the Administrative Agent are true, correct and complete and represent the entire agreement among the parties thereto relating to the Junior Secured Obligations and the Junior Secured Guaranty Obligations and liens and other interests granted for the benefit of the Junior Lien Lender in relation to the Junior Secured Obligations and the Junior Secured Guaranty Obligations.

     (m) Financials; Projections - The Lenders shall have received and the Required Facility Lenders shall be satisfied with (i) a pro forma estimated balance sheet of the Obligors at the Closing Date giving effect to the termination of the Existing Credit Agreements and the transactions contemplated hereby, (ii) interim unaudited consolidated and consolidating monthly and quarterly financial statements of the Obligors through the fiscal month ending no earlier than forty-five (45) days prior to the Closing Date and (iii) the Obligors' business plan, which shall include a financial forecast, including, without limitation, cash projections and projections of Revolving Credit Availability, in a format previously submitted to and accepted by the Lenders and in substance reasonably satisfactory to the Required Facility Lenders, on a monthly basis through June 30, 2002 and on an annual basis thereafter through the year of the Termination Date and Term Loan B Maturity Date.

     (n) Pledge Agreement and IP Security Documents - Each of Harvard, Doehler Jarvis, Inc., Hayes-Albion and Trim Trends shall have executed and delivered to the Administrative Agent on behalf of the Lenders, the Agents and the Issuing Bank, (i) a Pledge Agreement granting a security interest to the Administrative Agent on behalf of the Lenders, the Agents and the Issuing Bank as collateral for the Obligations, in the case of the Companies, and in the case of Trim Trends, its Guaranty Obligations, (x) all of the Pledged Notes held by the Obligor and (y) all the Pledged Stock owned by such Company. In addition, the IP Security Agreement shall have been executed and delivered to the Administrative Agent on behalf of the Lenders, the Agents and the Issuing Bank by each of the Companies identified as a required party in the definition of "IP Security Agreement" in Paragraph 1.1 of Section 1 of this Financing Agreement.

     (o) Stock Certificates, Notes and Resolutions - Each of the Obligors which is a party to the Pledge Agreement shall have delivered to the Administrative Agent on behalf of the Lenders, the Agents and the Issuing Bank the stock certificates evidencing the Pledged Stock, together with duly executed stock powers (undated and in blank) with respect thereto, and all instruments evidencing the Pledged Notes, together with duly executed instruments of assignment (undated and in blank) with respect thereto, all in form and substance satisfactory to the Agents. In addition, each Obligor which holds any of the capital stock of either Guarantor shall deliver to the Administrative Agent such documents (including evidence of the adoption of such resolutions) as the Agents may require to protect and preserve their rights and enable them to enforce their rights and remedies in respect of such Pledged Stock.

     (p) Loan Documents; Additional Documents - (i) Each of the Agents and the Lenders shall have received an original of each Loan Document necessary to consummate the lending and other arrangements contemplated among the Obligors, the Agents and the Lenders, each of which Loan Documents shall be duly executed by the respective parties thereto, in each case in form and substance satisfactory to the Agents and the Required Facility Lenders, and each such Loan Document shall be in full force and effect; and (ii) the Agents shall have received such other certificates, opinions and other documents as the Required Facility Lenders reasonably may require.

     (q) Disbursement Authorization - The Companies shall have delivered to the Administrative Agent all information necessary for the Administrative Agent and the Lenders to issue wire transfer instructions on behalf of each of the Companies for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agents.

     (r) Examination & Verification - The Administrative Agent and each of the Lenders shall have completed, to their respective satisfaction, an examination and verification of the Accounts, Inventory, financial statements, books and records of each of the Obligors which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing, including the loan contemplated in the Junior Lien Financing Documents, and the aggregate opening Availability shall be at least $20,000,000.00, as evidenced by a Borrowing Base Certificate delivered by Harvard to the Administrative Agent as of the Closing Date. It is understood that such requirement contemplates that all debts, obligations, taxes and dividends are current, and that all payables are being handled in the normal course of the Obligors' business and consistent with their past practice.

     (s) Existing Accounts; Depository Accounts - Each of the Obligors and each of their subsidiaries shall have used its best efforts to cause each Existing Lender, or if applicable, its agent, to assign its rights under the concentration accounts existing on the date of this Financing Agreement to the Administrative Agent, on behalf of the Agents, the Issuing Bank and the Lenders.

     (t) Existing Credit Agreements - The Companies' existing credit agreement with GECC, as agent, and the existing credit agreement of Trim Trends with Canadian Imperial Bank of Commerce ("CIBC" and, together with GECC, the "Existing Lenders" and each an "Existing Lender," and those agreements, the "Existing Credit Agreements") shall be: (i) terminated; (ii) all loans and obligations of the Obligors thereunder shall be paid and satisfied in full, including through utilization of the proceeds of the initial Revolving Loans, the Term Loans and the loan to be made under the Junior Lien Financing Documents; and (iii) all liens or security interests in favor of the Existing Lenders (which, in the case of GECC, shall include any liens and security interests in favor of any agent acting on its behalf) which are on the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment, all to the satisfaction of the Required Facility Lenders.

     (u) Mortgages/Deeds of Trust - Each Obligor shall have executed and delivered to the Administrative Agent, an agent of the Administrative Agent or to a title insurance company acceptable to the Agents, such mortgages and/or deeds of trust (including, without limitation, the Canadian Debenture on the Real Estate (and personal property) in Canada) as the Administrative Agent and the Required Facility Lenders may reasonably require to obtain first liens on the Real Estate owned by such Obligor on the Closing Date (which is identified in Schedule 5), subject only to Permitted Encumbrances.

     (v) Title Insurance Policies - The Administrative Agent shall have received, in respect of each mortgage or deed of trust referred to in the preceding paragraph (u), other than the Canadian Debenture's mortgage provisions relating to Real Estate in Canada, a mortgagee's title policy or marked-up unconditional binder for such insurance. Each such policy shall be in an amount satisfactory to the Required Facility Lenders; (ii) insure that the mortgage or deed of trust insured thereby creates a valid first lien on the property covered by such mortgage or deed of trust for the benefit of the Administrative Agent, on behalf of the Lenders, the Agents and the Issuing Bank in each case free and clear of all defects and encumbrances except Permitted Encumbrances and all other defects and encumbrances acceptable to the Agents. Each such policy delivered to the Administrative Agent shall name the Administrative Agent on behalf of the Lenders as the insured thereunder and contain such endorsements and effective coverage as the Agents may reasonably request, including, without limitation, the revolving line of credit endorsement. The Administrative Agent shall also each have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording Taxes, if any, shall have been paid.

     (w) Surveys - The Administrative Agent and, where applicable, the title insurance company issuing each policy referred to in the immediately preceding Paragraph (each, a "Title Insurance Company") shall have received (or the Agents shall be satisfied with the arrangements and a committed schedule for the subsequent receipt of) maps or plats of a perimeter or boundary of the site of each of the properties covered by the mortgages or deeds of trust covered by such policy, dated a date satisfactory to the Administrative Agent, the Required Facility Lenders and the relevant Title Insurance Company prepared by an independent professional licensed land surveyor satisfactory to the Administrative Agent, the Required Facility Lenders and the relevant Title Insurance Company; and there shall be surveyed and shown on the maps or plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements; (ii) any encroachments on any adjoining property by the building, structures and improvements on the sites; and (iii) if the site is designated as being on a filed map, a legend relating the survey to said map; and (iv) such other matters as are covered by the surveys prepared in connection with the Existing Agreements and related mortgages. Further, each survey shall be certified to the Administrative Agent and the Title Insurance Company.

     (x) Appraisals - The Administrative Agent shall have received satisfactory appraisals on each of the Obligors' Equipment and Real Estate, which appraisals:
(i) shall be by an appraiser acceptable to the Required Facility Lenders and to the Junior Lien Lender, and (ii) shall indicate (A) with respect to Equipment, an orderly liquidation value of not less than $41,125,000.00, and (B) with respect to Real Estate, a fair market value of not less than $22,500,000.00.

     (y) Environmental Report - The Administrative Agent shall have received environmental audit reports on (i) all of each of the Obligors' leasehold and fee interests, and (ii) the Obligors' operations and waste disposal practices. The reports must (x) be satisfactory to the Required Facility Lenders and (y) not disclose or indicate any material liability (real or potential) stemming from the Obligors' premises, their operations, their waste disposal practices or waste disposal sites used by Companies.

     (z) Schedules - Each Obligor or its counsel shall have provided the Administrative Agent with schedules of: (i) all of such Obligor's and its subsidiaries' (A) Trademarks, (B) Patents, and (C) Copyrights, as applicable, and all in such detail as to provide appropriate recording information with respect thereto, (ii) any tradenames, (iii) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed, (iv) all insurance policies of any nature maintained by an Obligor,
(v) all joint ventures or partnerships engaged in by an Obligor with any other Person, and (vi) existing Indebtedness and Permitted Encumbrances, as well as all other schedules required by this Financing Agreement or any of the other Loan Documents, all of the foregoing in form and substance satisfactory to the Required Facility Lenders.

     (aa) The Commitment Letter - Each of the Obligors shall have fully complied, to the reasonable satisfaction of the Agents, with all of the terms and conditions of the Agents' Commitment Letter.

     (bb) Consents; Requirements of Law - All necessary governmental and third party consents and approvals necessary in connection with this Financing Agreement and the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Required Facility Lenders) and shall remain in effect, unless the failure to obtain and keep in effect any such third-party consent and approval has been disclosed to the Agents and such failure could not reasonably be expected to result in a Material Adverse Change; and all applicable governmental filings shall have been made and all applicable waiting periods shall have expired without in either case any action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon this Financing Agreement or the transactions contemplated hereby.

     (cc) Fees; Expenses - All fees and expenses (including, without limitation, reasonable fees and expenses of counsel) required to be paid to the Agents, Arrangers, the Issuing Bank and the Lenders on or before the Closing Date shall have been paid.

     (dd) ERISA - The Agents shall be satisfied that, as of the Closing Date, no event or condition constituting an ERISA Event has occurred or exists with respect to any Plan that could result in a Material Adverse Effect.

     (ee) Access and Security Agreements; Transition Agreement - All matters relating to each Access and Security Agreement and the GM Transition Supply Agreement shall be satisfactory to the Required Facility Lenders. Without limiting the foregoing, the Agents and the Lenders shall have received a certification from the chief executive officer of Harvard that the Obligors are not in violation of any terms of the Access and Security Agreements or

Transition Agreement and that, to the best knowledge of the Obligors, General Motors Corporation has not asserted any rights of set-off against amounts due to any of the Obligors by GM other than in the ordinary course of business, as well as certified copies of amendments to each such agreement satisfactory to the Required Facility Lenders, reflecting the security interests provided under the Loan Documents to the Administrative Agent.

     (ff) Canadian Collateral Account - The Administrative Agent and the Required Facility Lenders shall be satisfied with all matters relating to arrangements for payment of Accounts due from time to time to Trim Trends, and any other active Obligor organized in Canada, directly to an account of Trim Trends established and maintained with Canadian Imperial Bank of Commerce (the "Canadian Deposit Account"), with acknowledgment by that depositary of the security interest granted by the relevant Guarantor to the Administrative Agent for the benefit of the Lenders, the Agents and the Issuing Bank (including waiver by that depositary of any right of setoff that it might otherwise have in respect of that account).

     (gg) Cash Collateral Account - The Lenders shall be satisfied with all arrangements relating to the establishment of an account subject to the lien created by this Financing Agreement and the control of the Administrative Agent, with a depository institution satisfactory to the Lenders, established for amounts that the Companies may be required to maintain as cash Collateral pursuant to this Financing Agreement (the "Cash Collateral Account").

     (hh) Inactive Guarantor Certificate - The Administrative Agent shall have received a certificate of Harvard, executed by an Authorized Officer, in form and substance satisfactory to the Agents and the Lenders, certifying that the Inactive Guarantor (i) is not currently actively engaged in business and (ii) currently has no assets whatsoever (other than its corporate name, corporate charter and goodwill) and the Administrative Agent and the Lenders shall be satisfied with the truth and accuracy of such certifications.

     (ii) Process Agent Acceptance - The Administrative Agent shall have received evidence satisfactory to the Agents and Lenders that the Agent for service of process appointed by each of the Obligors in Paragraph 14.9(d) of this Financing Agreement, Section 9.9(d) of the Pledge Agreement and Section 5.06(d) of the IP Security Agreement, and has irrevocably accepted such appointment.

Upon the execution of this Financing Agreement and the initial disbursement of Loans, all of the above Conditions Precedent shall have been deemed satisfied or waived as set forth above in the introductory paragraph of Paragraph 2.1 of this
Section 2 or as the Obligors and the Administrative Agent shall otherwise agree in writing.

     2.2 Conditions to Each Extension of Credit

     Subject to the terms of this Financing Agreement, including without limitation the Administrative Agent's rights pursuant to Paragraph 12.2 of
Section 12 hereof, the agreement of the Administrative Agent on behalf of the Lenders, the Agents and the Issuing Bank to make any extension of credit requested to be made by it to any of the Companies on any date (including without limitation, the initial extension of credit hereunder, unless otherwise specified below in this Paragraph), is subject to the satisfaction of the following conditions precedent:

     (a) Representations and Warranties - After giving effect to the extension of credit requested to be made on such date, each of the representations and warranties made by each of the Obligors in or pursuant to this Financing Agreement or any other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date except those which are expressly made only as of the Closing Date and, if the Administrative Agent or the Required Facility Lenders shall so request, the Obligors shall deliver to the Administrative Agent a certificate to that effect.

     (b) No Default - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

     (c) Minimum Availability - Except as may be otherwise agreed to from time to time by the Agents, the Lenders and the Companies in writing, in making the request for the extension of credit the Companies shall have provided for payment of all fees and expenses that at the time are payable hereunder and under the other Loan Documents and, after giving effect to the extension of credit on such date, the Availability shall be in an amount not less than the Minimum Availability at the time.

     (d) No Material Adverse Change - No Material Adverse Change shall have occurred as of such date or after giving effect to the extension of credit requested to be made on such date.

     (e) Requirements of Law - The extension of credit requested to be made on such date shall not violate any Requirement of Law and no Requirement of Law shall be applicable in the judgment of the Lenders, in each case that restrains, prevents, enjoins or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents or the rights of the Obligors or any of their subsidiaries freely to transfer or otherwise dispose of, or to create any lien on, any properties now owned or hereafter acquired by any of them.

     (f) Existing Accounts; Deposit Accounts - With respect to each extension of credit requested on or after the 45th date after the Closing Date, each of the applicable Obligors and each of their subsidiaries shall have caused the relevant Existing Agent to assign its rights under the concentration accounts existing on the Closing Date to the Administrative Agent, on behalf of the Lenders, the Agents and the Issuing Bank and shall have established and maintained the Blocked Accounts and the main concentration accounts to the satisfaction of the Administrative Agent and the Required Facility Lenders.

     (g) Canadian Real Estate Title Insurance - With respect to each extension of credit on or after June 5, 2001, the Administrative Agent shall have received, in form and substance satisfactory to the Agents, title insurance with respect to the Canadian Real Estate which satisfies the criteria set forth in Paragraph 2.1(v) hereof.

Each borrowing by the Companies hereunder shall constitute a representation and warranty by the Companies to the Agents, the Lenders and the Issuing Bank as of the date of such loan or advance that each of the representations, warranties and covenants contained in this Financing Agreement and the other Loan Documents have been satisfied and are true and correct, in all material respects, except those expressly made only as of the Closing Date and except as the Companies and the Agents and/or the Required Facility Lenders shall otherwise agree herein or in a separate writing.

     2.3 Conditions Relating to Issuance of Letters of Credit

     The obligation of the Issuing Bank to issue any Letter of Credit as contemplated in Section 5 of this Financing Agreement is subject to the satisfaction of each of conditions precedent set forth above in this Section 2 (as if the related request for issuance of the Letter of Credit were a request for a borrowing from the Administrative Agent on behalf of the Revolving Facility Lenders) as well as such additional conditions precedent as are set forth in Section 5 and any related L/C Application or Reimbursement Agreement. For all purposes of this Section 2, a renewal of a Letter of Credit shall be treated as the issuance of a Letter of Credit.

SECTION 3. Revolving Loans

     3.1 (a) Revolving Loans. Until the Termination Date, the Administrative Agent and the Lenders, severally, agree, subject to the terms and conditions of this Financing Agreement, from time to time, and within (x) Availability and (y) the Revolving Line of Credit (but subject to the provisions of this Financing Agreement on Overadvances), to make loans and advances to the Companies on a revolving basis (i.e. subject to the limitations set forth herein, the Companies may borrow, repay and re-borrow Revolving Loans). Such loans and advances to the Companies shall be the joint and several obligations of the Companies and shall be in amounts not to exceed the Borrowing Base. Except as otherwise expressly provided in Paragraph 16.10 of Section 16 hereof, Voluntary Overadvances shall be made by the Administrative Agent only with the consent of all the Lenders and, when so required by the Intercreditor Agreement, with the consent of the Junior Lien Lender, and in all cases, subject to any additional terms that the Administrative Agent and/or the Revolving Facility Lenders deem necessary.

     (b) Borrowing Requests and Procedures. (i) Whenever the Companies desire the Administrative Agent, on behalf of the Revolving Facility Lenders, to make a Revolving Loan pursuant to this Section 3, Harvard shall give the Administrative Agent notice in writing or irrevocable telephonic notice confirmed promptly in writing, specifying (A) the amount to be borrowed, and (B) the requested borrowing date (which shall be a Business Day and shall be prior to the third Anniversary Date, and if applicable, any Early Termination Date on which the Revolving Credit Commitment is reduced to zero, or prior to any effective termination date of this Financing Agreement, all as further set forth herein). All requests for Revolving Loans pursuant to this provision must be received by an officer of the Administrative Agent no later than 1:00 P.M. New York time on any borrowing date. The procedure for Revolving Loans to be made on a requested borrowing date may be such other procedure as is mutually satisfactory to Harvard and the Administrative Agent. The Administrative Agent shall make Revolving Loans to the account designated by Harvard for such purpose.

     (ii) Subject to Paragraph 16.10 hereof, should the Administrative Agent, on behalf of the Revolving Facility Lenders, for any reason honor a request for a Voluntary Overadvance, such Voluntary Overadvance shall be made by the Administrative Agent only with the consent of all the Revolving Facility Lenders and subject to any additional terms that the Administrative Agent and/or the Revolving Facility Lenders deem necessary. Requests for Voluntary Overadvances pursuant to this provision shall be made solely by Harvard and shall be directed to the Administrative Agent.

     (c) Funding Settlements. The Administrative Agent shall on any Settlement Date, and upon notice given by the Administrative Agent no later than 2:00 P.M. New York time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan in an amount equal to such Lender's Revolving Credit Commitment percentage (calculated with respect to the aggregate Revolving Credit Commitments then outstanding) of the aggregate amount of the Revolving Loans made by the Administrative Agent from the preceding Settlement Date to the date of such notice. Each Lender's obligation to make the Revolving Loans referred to in subsection (a) and to make the settlements pursuant to this subsection (c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any set-off, counterclaim, recoupment, defense or other right which any such Lender or any of the Companies may have against the Administrative Agent, the other Companies, any other Lender or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Companies or any one of them; (iv) any breach of this Financing Agreement or any other Loan Document by any of the Companies, any Guarantor or any one of them or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Without limiting the liability and obligation of each Lender to make such advances, the Companies authorize the Administrative Agent to charge the Companies' Revolving Loan Account(s) with the Administrative Agent to the extent amounts received from the Lenders are not sufficient to repay in full the amount of any such deficiency.

     (d) Revolving Loan Promissory Note. The Companies' Revolving Loan Obligations hereunder, which are joint and several, shall be evidenced by promissory notes in the form of Exhibit C attached hereto to be delivered by each of the Companies.

     3.2 Covenants Involving Accounts and Inventory. (a) In furtherance of the continuing assignment and security interest by each Obligor in such Obligor's Accounts and Inventory in favor of the Administrative Agent, for the benefit of the Lenders, the Issuing Bank and the Agents, as security for the Obligations, in the case of each Company, or, in the case of each Guarantor, as security for its Guaranty Obligations (which shall be a first lien, senior to the liens created in Junior Lien Financing Documents), each of the Obligors will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to the Administrative Agent in such form and manner as the Administrative Agent may reasonably require, solely for the Administrative Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as the Administrative Agent may reasonably request, including without limitation, weekly schedules of Accounts and monthly schedules of Inventory, all in form and substance satisfactory to the Administrative Agent, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as the Administrative Agent may reasonably request, and provided further that the Administrative Agent may request any such information more frequently, from time to time, upon its reasonable prior request.

     (b) In addition, upon the Administrative Agent's request, each of the Obligors shall provide the Administrative Agent with copies of agreements with, or purchase orders from, such Obligor's customers, and copies of invoices to customers, proof of shipment or delivery, access to their computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as the Administrative Agent may reasonably require. Failure to provide the Administrative Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each of the Obligors hereby authorizes the Administrative Agent to regard the printed name or rubber stamp signature of such Obligor on assignment schedules or invoices as the equivalent of a manual signature by an Authorized Officers or agent of such Obligor.

     3.3 Representations Regarding Accounts and Inventory. Each of the Obligors hereby represents and warrants to the Agents and the Lenders that: each Trade Account Receivable of such Obligor is based on an actual and bona fide sale and delivery of Inventory or rendition of services to their respective customers, any other Account of such Obligor is bona fide, made by such Obligor in the ordinary course of its business; the Inventory of such Obligor being sold, and Trade Accounts Receivable created, are the exclusive property of such Obligor and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of such Obligor, as applicable; and the customers of the relevant Obligor have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which such Obligor has complied with the notification requirements of Paragraph 3.5 of this
Section 3. Each Obligor confirms to the Administrative Agent and the Lenders that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are its sole responsibility and that same will be paid by such Obligor when due, subject to Paragraph 9.2(e) of Section 9 of this Financing Agreement, and that none of said Taxes or fees represents a lien on or claim against the Accounts. Each of the Obligors hereby further represents and warrants to the Administrative Agent and the Lenders that such Obligor shall not acquire any Inventory on a consignment basis, nor co-mingle its Inventory with any of inventory of any of its customers or any other Person (other than Inventory of another Obligor which constitutes Collateral), including pursuant to any bill and hold sale or otherwise, and that such Obligor's Inventory is marketable to its customers in the ordinary course of business of such Obligor, except as such Obligor may otherwise report in writing to the Administrative Agent pursuant to Paragraph 3.5 hereof from time to time.

     3.4 Establishment of Blocked Accounts; Matters Relating to Accounts.
(a) (i) Until the Administrative Agent has advised the Obligors to the contrary after the occurrence of an Event of Default, the Obligors, at their expense, will enforce, collect and receive all amounts owing on their respective Accounts in the ordinary course of their business and any proceeds they so receive shall be subject to the terms hereof, and held on behalf of and in trust for the Administrative Agent on behalf of the Lenders, the Issuing Bank and the Agents. Such privilege shall terminate at the election of the Administrative Agent, upon the occurrence of an Event of Default, and until such Event of Default is waived in writing by the Required Facility Lenders or cured to the Administrative Agent's and/or the Required Facility Lender's satisfaction.

     (ii) Each Obligor shall ensure that any checks, cash, credit card sales and receipts, notes or other instruments or property received by such Obligor with respect to any Collateral, including Accounts, shall be held by such Obligor in trust for the Administrative Agent, on behalf of the Lenders, the Issuing Bank and the Agents, separate from such Obligor's own property and funds, and promptly turned over to the Administrative Agent with proper assignments or endorsements by deposit to the Depository Account, subject to subparagraph (c) of this Paragraph 3.4, where Trim Trends is concerned.

     (iii) Each of the Obligors shall do each of the following, subject to subparagraph (c) of this Paragraph 3.4 where Trim Trends is concerned: (A) indicate on all of its invoices that funds should be delivered to and deposited in a Blocked Account; (B) direct all payments due to any of the Obligors to be made into a Blocked Account; (C) irrevocably authorize and direct any banks which maintain the Obligors' initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Blocked Account; and (D) advise all such banks of the Administrative Agent's security interest in such funds.

     (iv) Each Obligor shall provide the Administrative Agent with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. All amounts received by the Administrative Agent in payment of Accounts will be credited to the Revolving Loan Account when the Administrative Agent is advised by its bank of its receipt of "collected funds" at the Administrative Agent's bank account in New York, New York on the Business Day of such advice if advised no later than 1:00 p.m. EST or on the next succeeding Business Day if so advised after 1:00 PM EST. However, the Revolving Loan Account will be charged monthly with the cost of one (1) additional Business Day on all such collections at the interest rate (based upon the Citibank Base Rate) applicable to Revolving Loans (the aggregate amount of such interest, the "Collection Day Interest" for the relevant month). No checks, drafts or other instrument received by the Administrative Agent shall constitute final payment to the Administrative Agent and/or the Lenders or the Agents unless and until such instruments have actually been collected.

     (b) (i) The Obligors shall establish and maintain, in their name and at their expense, the deposit accounts, including the Canadian Deposit Account, with such banks as are acceptable to the Administrative Agent (the "Blocked Accounts") into which each of the Obligors shall promptly cause to be deposited:
(i) all proceeds of Collateral received by any of the Obligors, including all amounts payable to the Obligors from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by the Obligors at each of their locations, all as further provided in Paragraph 3.4(a) above.

     (ii) The Obligors shall cause each of the banks at which any of the Blocked Accounts is established to enter into an agreement, in form and substance satisfactory to the Administrative Agent (the "Blocked Account Agreements"), providing that (A) all cash, checks and items received or deposited in the Blocked Accounts are the property of the Administrative Agent (or, in the case of the Canadian Deposit Account, are subject to the lien of this Financing Agreement in favor of the Administrative Agent), (B) the depository bank has no lien upon, or right of set off against, the Blocked Accounts and any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and (C), subject to subparagraph (c) of this Paragraph 3.4, where Trim Trends is concerned, automatically, on a daily basis the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account as the Administrative Agent may from time to time designate for such purpose. Each of the Obligors hereby confirms and agrees that all amounts deposited in such Blocked Accounts and any other funds received and collected by the Administrative Agent, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of the Administrative Agent.

     (c) Notwithstanding anything to the contrary elsewhere in this Paragraph 3.4, but subject to the final sentence of this subparagraph (c), so long as there is no continuing Default or Event of Default: (i) if Availability is greater than $10,000,000 at any time, an average daily balance of the equivalent of up to $1,000,000 may remain in the Canadian Deposit Account, and (ii) if Availability is equal to or less than $10,000,000 at any time, an average daily balance of the equivalent of up to $500,000 may remain in the Canadian Deposit Account (the excess over any such permitted average daily balance, and all funds in the Canadian Deposit Account at any time there is a Default or Event of Default, an "Excess Amount"); and the amounts permitted by this sentence to remain therein may be used by Trim Trends for its working capital purposes. The provisions of this Paragraph 3.4(b), clause (ii)(C), requiring the automatic daily wire or other transfer of funds to an account designated by the Administrative Agent shall not apply to the depositary at which the Canadian Deposit Account is maintained; however, the Administrative Agent is hereby irrevocably authorized by Trim Trends to instruct that depositary to transfer all Excess Amounts believed by the Administrative Agent to exist from time to time as follows:

     (1) at any time when a Default or Event of Default is continuing to an account designated by the Administrative Agent for application to repayment of the Revolving Loan; and

     (2) at all other times, to a Blocked Account established and maintained in the name of Hayes-Albion (or if such an account acceptable to the Administrative Agent does not at the time exist, to a Blocked Account established and maintained in the name of a Company to the satisfaction of the Administrative Agent).

Hayes-Albion and each of the other Companies hereby irrevocably directs, and the Administrative Agent hereby acknowledges, that all Excess Amounts transferred at any time to a Blocked Account in the name of Hayes-Albion or such other Company, as the case may be, shall be transferred directly from the Canadian Deposit Account as provided above. The Administrative Agent shall have no responsibility to any Person for any failure by it to give, or delay by it in giving, any instructions of the kind referred to above in this subparagraph (c) in connection with the Canadian Deposit Account. In addition, unless the Administrative Agent, at the direction of the Required Facility Lenders, shall determine otherwise, the first sentence of this subparagraph (c) shall cease to apply if, by the fifteenth Business Day after the statement cutoff date for each month or monthly fiscal period, and at such other times as the Administrative Agent shall request, as promptly as practicable after the request, Trim Trends shall have not caused the Administrative Agent to receive a correct and full copy of a bank statement for the Canadian Deposit Account and each other account maintained by Trim Trends.

     3.5 Reports Involving Accounts and Related Matters. The Obligors shall notify the Administrative Agent: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of their Inventory, in their weekly and monthly collateral reports (as applicable) provided to the Administrative Agent hereunder, in such detail and format as the Administrative Agent may reasonably require from time to time and (b) promptly of any such matters which are material, as a whole, to the Accounts and/or the Inventory. The Obligors agree to issue credit memoranda promptly (with duplicates to the Administrative Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by the Required Facility Lenders or cured to the satisfaction of the Required Facility Lenders) and on notice from the Administrative Agent, the Obligors agree to ensure that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Obligors, marked with the Administrative Agent's name (as secured party) and held by the Obligors for the Administrative Agent's account.

     3.6 Revolving Loan Account. (a) Subject to the provisions of paragraph
(b) below, the Administrative Agent shall maintain a Revolving Loan Account on its books in which each of the Companies will be charged with all Revolving Loans, L/C Obligations and Voluntary Overadvances made or delivered by the Administrative Agent to any of the Companies or for the account of any of the Companies, and with any other Obligations (other than Term Loans), including any and all costs, expenses and reasonable attorney's fees which the Administrative Agent may incur in connection with the exercise by or for the Administrative Agent of any of the rights or powers herein or in any other Loan Document conferred upon the Administrative Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of any of the Agents, the Issuing Bank or any of the Lenders in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations. The Companies will be credited with all amounts received by the Administrative Agent and/or the Lenders (or in respect of amounts owing to them hereunder, the Issuing Bank or the Agents) from the Companies or from others for the Companies' account, including, as above set forth, all amounts received by the Administrative Agent in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to the Administrative Agent's right to demand payment of any Obligation. Further, it is understood that the Agents, the Issuing Bank and/or the Lenders shall have no obligation whatsoever to perform in any respect any of the Obligors' contracts or obligations relating to the Accounts.

     (b) In order to utilize the collective borrowing powers of the Companies (collectively the "Collective Borrowers") in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Collective Borrowers on the Administrative Agent's books, the Collective Borrowers have requested, and the Administrative Agent has agreed to handle accounts of the Collective Borrowers on the Administrative Agent's books on a combined basis, all in accordance with the following provisions:

          (i) In lieu of maintaining separate accounts on the Administrative Agent's books in the name of each of the Collective Borrowers, the Administrative Agent shall maintain one account under the name: Harvard Industries et al (herein the "Collective Account"). Confirmatory assignments of Accounts will continue to be made to the Administrative Agent by each of the Collective Borrowers. Loans, L/C Obligations and Voluntary Overadvances made to any of the Collective Borrowers will be joint and several obligations of the Companies and charged to the Collective Account indicated above, along with any charges and expenses under this Financing Agreement made in relation to any of the Obligations. The Collective Account will be credited, with all amounts received by the Administrative Agent from any of the Collective Borrowers or from others for their account including all amounts received by the Administrative Agent in payment of Accounts assigned to the Administrative Agent as provided in this Financing Agreement.

          (ii) Each month the Administrative Agent will render to the Collective Borrowers one extract of the combined Collective Account, which shall be deemed to be an account stated as to each of the Collective Borrowers and which will be deemed correct and accepted by all of the Collective Borrowers unless the Administrative Agent receives a written statement of exceptions from them, through Harvard, within thirty (30) days after such extract has been rendered by the Administrative Agent. It is expressly understood and agreed by each of the Collective Borrowers that the Administrative Agent shall have no obligation to account separately to any of the Collective Borrowers.

          (iii) Requests for Loans, L/C Obligations and Voluntary Overadvances hereunder by the Administrative Agent on behalf of the Lenders and/or the Lenders may be made by Harvard as agent for the Collective Borrowers and the Administrative Agent is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Financing Agreement. It is expressly understood and agreed by each of the Collective Borrowers that none of the Agents, the Issuing Bank or the Lenders shall have any responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (x) any Loans (including Overadvances), L/C Obligations made to any of the Collective Borrowers or (y) any of the expenses and charges of either Agent relating thereto. All loans and advances made by the Administrative Agent (on behalf of the Lenders, the Agents and the Issuing
     Bank) and/or the Lenders are made for the Collective Account.

          (iv) The Collective Borrowers jointly and severally and unconditionally guarantee to the Agents and the Lenders the prompt payment in full of (A) all Loans (including Overadvances) and L/C Obligations made and to be made hereunder by any Lender (directly or through the Administrative Agent) to any of the Companies, as well as (B) all other Obligations of the Collective Borrowers to the Agents and/or the Lenders and hereby expressly confirm in all respects the agreements and instruments executed by each of the Collective Borrowers in any Agent's and/or the Lenders' favor as more fully set forth therein.

          (v) All Accounts assigned to the Administrative Agent for the benefit of the Lenders by any of the Collective Borrowers or any of their subsidiaries and any other collateral security now or hereafter given to the Administrative Agent and/or the Lenders by any of the Collective Borrowers or any of their subsidiaries (be it Accounts or otherwise), shall secure all Loans (including Overadvances) and L/C Obligations made by the Lenders, directly or through the Administrative Agent, to any of the Collective Borrowers, and shall be deemed to be pledged to the Administrative Agent as security for any and all other Obligations and Guaranty Obligations to the Agents, the Issuing Bank and/or the Lenders as set forth under this Financing Agreement, or any other agreements between any Agent and/or the Lenders and any of the Collective Borrowers or Guarantors.

          (vi) The handling of the accounts of the Collective Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Collective Borrowers and at their request, and the Agents, the Issuing Bank and Lenders shall incur no liability to the Collective Borrowers as a result hereof.

It is expressly understood that the foregoing request was made because the Collective Borrowers are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Collective Borrowers as required for the continued successful operation of each of the Collective Borrowers. Each of the Collective Borrowers expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Collective Borrowers is dependent on the continued successful performance of the functions of the integrated group. In addition, the Companies have informed the Agents and the Lenders that:

          (A) Harvard, in order to increase the efficiency and productivity of each of the other Collective Borrowers, has centralized in itself a cash management system which entails, in part, central disbursement and operating accounts in which it provides the working capital needs of each of the other Collective Borrowers and manages and timely pays the accounts payable of each of the other Collective Borrowers;

          (B) Harvard is further enhancing the operating efficiencies of the other Collective Borrowers by purchasing, or causing to be purchased, in its name for its account all materials, supplies, inventory and services required by the other Collective Borrowers which will result in reducing the operating costs of the other Collective Borrowers; and

          (C) Since all of the Collective Borrowers are now engaged in an integrated operation that requires financing on an integrated basis and since each Collective Borrower expects to benefit from the continued successful performance of such integrated operations and in order to best utilize the collective borrowing powers of each Collective Borrower in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of each Collective Borrower and the existing back-office practices of the Collective Borrowers, each Collective Borrower has requested that all Revolving Loans (including Overadvances) and

          L/C Obligations be disbursed solely upon the request of Harvard and to bank accounts managed solely by Harvard and that Harvard will manage for the benefit of each Collective Borrower the expenditure and usage of such funds.

     3.7 Overadvances Due on Demand. In the event that any requested Revolving Loan exceeds Availability or that (a) the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (b)(x) the Borrowing Base or (y) the Revolving Line of Credit, any such Voluntary Overadvance or Nonconsensual Overadvance shall be due and payable by the Companies to the Administrative Agent on behalf of the Revolving Facility Lenders immediately upon the Administrative Agent's demand therefor.

SECTION 4. Term Loans

     By their execution and delivery of this Financing Agreement, the Companies are irrevocably requesting that the Administrative Agent, on behalf of the Term Loan A Lenders and the Term Loan B Lenders, make Term Loan A and Term Loan B to the Companies on the Closing Date to the account specified by Harvard to the Administrative Agent, as contemplated in this Section.

     TERM LOAN A

     4.1 Term Loan Promissory Note A. On the Closing Date, each Company hereby agrees to execute and deliver to the Administrative Agent on behalf of the Lenders a Term Loan Promissory Note A, to evidence Term Loan A to be extended by the Administrative Agent on behalf of the Lenders with Term Loan A Commitments (the "Term Loan A Lenders").

     4.2 Term Loan A. Upon receipt of each such Term Loan Promissory Note A, the Term Loan A Lenders hereby agree to extend to the Companies, as the Companies' joint and several obligations, Term Loan A, on the terms and subject to the conditions set forth in this Financing Agreement.

     4.3 Payment of Principal of Term Loan A. The principal amount of Term Loan A shall be repaid to the Administrative Agent on behalf of the Term Loan A Lenders by the Companies, as the Companies' joint and several obligations, in 24 monthly principal installments payable on the first Business Day of each month as set forth in the following table:

         Post-Closing Month                          Monthly Payment
         ------------------                          ---------------
                1-3                                    $      0.00
                4-6                                    $208,334.00
                7-23                                   $520,833.00
                24                                     $520,837.00

The final maturity date for Term Loan A shall be two years from the Closing Date (the "Term Loan A Maturity Date").

     TERM LOAN B

     4.4 Term Loan Promissory Note B. On the Closing Date, each Company hereby agrees to execute and deliver to the Administrative Agent on behalf of the Lenders with Term Loan B Commitments (the "Term Loan B Lenders") a Term Loan Promissory Note B to evidence Term Loan B to be extended by the Administrative Agent on behalf of the Lenders.

     4.5 Term Loan B. Upon receipt of each such Term Loan Promissory Note B, the Term Loan B Lenders hereby agree to extend to the Companies, as the Companies' joint and several obligations, Term Loan B, on the terms and subject to the conditions set forth in this Financing Agreement.

     4.6 Payment of Principal of Term Loan B. The principal amount of Term Loan B shall be repaid to the Administrative Agent on behalf of the Lenders by the Companies, as their joint and several obligations, in 36 monthly principal installments payable on the first Business Day of each month as set forth in the following table:

         Post-Closing Month                         Monthly Payment
         ------------------                         ---------------
                1-24                                  $        0.00
                25-35                                 $  416,667.00
                36                                    $5,416,663.00

The final maturity date for Term Loan B shall be three years from the Closing Date (the "Term Loan B Maturity Date").

     4.7 Payment of Term Loans Upon Termination. In the event this Financing Agreement or the Line of Credit is terminated by the Administrative Agent, the Required Lenders or the Companies or any one of them for any reason whatsoever in accordance with the terms of this Financing Agreement, the Term Loans shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Promissory Notes or this Financing Agreement.

SECTION 5. Letters of Credit

     5.1 Letter of Credit Commitment. (a) On the terms and subject to the conditions contained in this Financing Agreement, from time to time during the period commencing on the Closing Date and ending on the earlier of the termination of the Revolving Credit Commitment and thirty (30) days prior to the Termination Date, the Issuing Bank agrees to issue one or more Letters of Credit for the account of the L/C Eligible Account Parties, at the request of the L/C Eligible Account Parties, made by Harvard, in accordance with Paragraph 5.2 of this Section 5; provided, however, that the Issuing Bank shall be under no obligation to issue any Letter of Credit if:

    (i) any order, judgment or decree of any Governmental Authority or arbitrator not in effect on the date of this Financing Agreement shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any

          Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder by an L/C Eligible Account Party) or shall result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Bank as of the date of this Financing Agreement and which the Issuing Bank in good faith deems material to it;

    (ii) the Issuing Bank shall have received written notice from the Administrative Agent, any Lender or the Companies, on or prior to the requested date of issuance of such Letter of Credit, that one or more of the conditions contained in Section 2 applicable to the Issuing Bank's obligation to issue such Letter of Credit is not then satisfied (if not theretofore waived as provided herein);

    (iii) after giving effect to the issuance of such Letter of Credit, the L/C Obligations would exceed the Revolving Line of Credit as then in effect or the Availability would not at least equal the Minimum Availability;

    (iv) after giving effect to the issuance of such Letter of Credit, the L/C Obligations would exceed the Letter of Credit Sub-Line as then in effect; or

     (v) any fees due in connection with a requested issuance have not been paid.

For all purposes of the foregoing and the other provisions of this Section 5, the renewal of a Letter of Credit shall be treated as an issuance. None of the Lenders (other than the Issuing Bank in its capacity as such) shall have any obligation to issue any Letter of Credit.

     (b) In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof or (ii) be less than thirty (30) days prior to the Termination Date. Any and all L/C Obligations in respect of Letters of Credit issued hereunder shall be reserved dollar for dollar from Availability as an Availability Reserve.

     5.2 Procedure for Issuance of Letters of Credit. (a) In connection with the issuance of each Letter of Credit, the L/C Eligible Account Parties, through Harvard, shall give the Issuing Bank and the Administrative Agent at least two Business Days' prior written notice, in such written or electronic form as is acceptable to the Issuing Bank), of the requested issuance of such Letter of Credit (an "L/C Application"). Such notice shall be irrevocable and shall specify the stated amount of the Letter of Credit requested, which stated amount shall not be less than $50,000 (unless otherwise agreed by the Issuing Bank), the requested date of issuance of such Letter of Credit (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall be a Business Day), and the beneficiary of such requested Letter of Credit. Such notice, to be effective, must be received by the Issuing Bank and the Administrative Agent not later than 12:00 noon (New York City time) on the second Business Day prior to the requested date for issuance of such Letter of Credit.

     (b) Subject to the satisfaction of the conditions applicable under Paragraph 2.3 of Section 2 hereof to the issuance of Letters of Credit and the conditions set forth in this Section 5, the Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the L/C Eligible Account Parties in accordance with the Issuing Bank's usual and customary business practices. The Issuing Bank shall not issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Agent or Lender that one or more of the conditions precedent contained in Paragraph 2.3 of
Section 2 hereof shall not on such date be satisfied (unless previously waived), and ending when such conditions are satisfied or waived. The Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Paragraph 2.3 of Section 2 hereof have been satisfied or waived in connection with the issuance of any Letter of Credit.

     5.3 Reimbursement Agreement. If requested by the Issuing Bank, prior to the issuance of each Letter of Credit by the Issuing Bank, and as a condition of such issuance and of the participation of each Revolving Facility Lender in the L/C Obligations arising with respect thereto, the L/C Eligible Account Parties shall have delivered to the Issuing Bank a letter of credit reimbursement agreement, in such form as the Issuing Bank may employ in its ordinary course of business for its own account, with such modification thereto as may be agreed upon by the Issuing Bank and Harvard, on behalf of the L/C Eligible Account Parties, and as are not materially adverse (in the judgment of the Issuing Bank and the Agents) to the interests of the Lenders (a "Reimbursement Agreement"), signed by each of the L/C Eligible Account Parties, and such other documents or items as may be required pursuant to the terms thereof. It shall, however, be understood the inclusion of Trim Trends as a party to a Reimbursement Agreement shall be required only in connection with a Letter of Credit issued for the account of Trim Trends. In the event of any conflict between the terms of any Reimbursement Agreement and this Financing Agreement, the terms of this Financing Agreement shall govern.

     5.4 Responsibilities of Issuing Bank. The Issuing Bank shall:

     (a) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and of the payment (or the failure to pay when due) by the L/C Eligible Account Parties of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Revolving Facility Lender);

     (b) upon the request of any Agent or Lender, furnish to such Lender copies of any Reimbursement Agreement to which the Issuing Bank is a party and such other documentation as may reasonably be requested by such Agent or Lender; and

     (c) no later than ten (10) Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate L/C Obligations outstanding at the end of each month and any information requested by the L/C Eligible Account Parties (through Harvard) or the Administrative Agent relating thereto.

     5.5 L/C Participations. Immediately upon the issuance by the Issuing Bank of a Letter of Credit in accordance with the terms and conditions of this Financing Agreement, the Issuing Bank shall be deemed to have sold and transferred to each Revolving Facility Lender, and each Revolving Facility Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation (each, an "L/C Participation"), to the extent of such Revolving Facility Lender's Revolving Credit Percentage, in such Letter of Credit and the Obligations of the L/C Eligible Account Parties with respect thereto (including all L/C Obligations with respect thereto) and any security therefor and the Guaranty and any other guaranty pertaining thereto.

     5.6 Reimbursement Obligations. (a) The Companies shall pay to the
Issuing Bank the amount of all Reimbursement Obligations owing to the Issuing Bank under any Letter of Credit issued for the account of any of the L/C Eligible Account Parties, and Trim Trends shall pay to the Issuing Bank the amount of all Reimbursement Obligations arising in connection with any Letter of Credit issued for its account (the "Trim Trends L/C Reimbursement Obligations") no later than the date (the "Reimbursement Date") which is one Business Day after the L/C Eligible Account Parties receive written notice from the Issuing Bank that payment has been made under such Letter of Credit, irrespective of any claim, set-off, defense or other right that any of the L/C Eligible Account Parties may have at any time against the Issuing Bank or any other Person.

     (b) In the event that the Issuing Bank makes any payment under any Letter of Credit and any of the L/C Eligible Account Parties shall not have repaid such amount to the Issuing Bank pursuant to this Paragraph 5.6 or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable by the Companies on demand with interest thereon computed (i) from and including the date on which such Reimbursement Obligation arose to but excluding the Reimbursement Date at the rate of interest applicable during such period to Revolving Loans pursuant to Paragraph 10.1(a) of Section 10 of this Financing Agreement and, (ii) from and including the Reimbursement Date to but excluding the date of payment in full of such Reimbursement Obligation at the Default Rate of Interest during such period, and the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Facility Lender of such failure.

     (c) Upon receipt of any such notice, the Administrative Agent, on behalf of each Revolving Facility Lender, shall promptly and unconditionally pay to the Issuing Bank the amount of such Revolving Facility Lender's Revolving Credit Percentage of such payment in U.S. dollars and in immediately available funds. If the Issuing Bank gives the relevant notice to the Administrative Agent prior to 11:00 A.M. (New York City time) on any Business Day, the Administrative Agent shall make available to the Issuing Bank each Revolving Facility Lender's Revolving Credit Percentage of the amount of such payment on such Business Day as provided above. Upon such payment by the Administrative Agent, each Revolving Facility Lender shall, except during the continuance of a Default or Event of Default under subparagraphs (a) through (c) of Paragraph 12.1 of Section 12 hereof and notwithstanding whether or not the conditions precedent set forth in Paragraph 2.3 of Section 2 shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive) be deemed to have made a Revolving Loan to the Companies in the principal amount of such Revolving Facility Lender's Revolving Credit Percentage of the total amount of such payment.

     (d) Whenever the Issuing Bank receives from any Obligor (or any of the Collateral or by way of right of setoff) a payment of a Reimbursement Obligation as to which the Administrative Agent, on behalf of the Revolving Facility Lenders, has made a payment to the Issuing Bank pursuant to this Paragraph 5.6, the Issuing Bank shall pay to the Administrative Agent (for distribution by the Administrative Agent to each Revolving Facility Lender as provided in Paragraph
15.2 of Section 15 hereof), in immediately available funds, an amount equal to such Revolving Facility Lender's Revolving Credit Percentage of the amount of such payment (adjusted, as necessary, to reflect the respective amounts the Revolving Facility Lenders have paid in respect of such Reimbursement Obligation through any settlement required from them under Paragraph 15.2 of Section 15 hereof).

     5.7 Payments by Revolving Facility Lenders. If and to the extent the Administrative Agent, on behalf of the Revolving Facility Lenders, shall not have so made the amount of any payment required by Paragraph 5.6 of this Section 5 available to the Issuing Bank, such amount shall be payable by the Revolving Facility Lenders pro rata, in accordance with their respective Revolving Facility Percentages thereof, forthwith on demand together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter until such amount is paid to the Issuing Bank, at the rate per annum applicable to Revolving Loans under Paragraph 10.1(a) of Section 10 of this Financing Agreement.

     5.8 Reimbursement Obligations Absolute. The L/C Eligible Account Parties' obligations to pay each Reimbursement Obligation and the obligations of the Revolving Facility Lenders to make payments to the Administrative Agent for the account of the Issuing Bank with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Financing Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

     (a) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

     (b) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

     (c) the existence of any claim, set off, defense or other right that the L/C Eligible Account Parties, the Guarantors, any other party guaranteeing, or otherwise obligated with, the L/C Eligible Account Parties, any subsidiary or other affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Financing Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

     (d) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (e) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

     (f) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Paragraph 5.8 of this
Section 5, constitute a legal or equitable discharge of any L/C Eligible Account Party's obligations hereunder or any Guarantor's obligations under the Guaranty.

     5.9 Actions and Reliance by the Issuing Bank. Without prejudice to the provisions of Section 16, in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (subject to the gross negligence or willful misconduct of the Issuing Bank) and, in making any payment under any Letter of Credit the Issuing Bank may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank. The Issuing Bank shall use reasonable efforts to notify Harvard (which shall be solely responsible for further notice to the other L/C Eligible Account Parties) prior to paying any Letter of Credit (it being understood that the Issuing Bank shall have no liability to the L/C Eligible Account Parties or the Guarantors for the Issuing Bank's failure to deliver such notice). Notwithstanding anything herein to the contrary, nothing shall relieve the Issuing Bank of liability for its own gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.

SECTION 6. Termination or Reduction of Commitments; Reimbursement and Loan
           Obligations Generally

     6.1 Revolving Line of Credit. Subject to payment of any applicable Early Termination Fee, Harvard, on behalf of the Obligors may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portion of the Revolving Line of Credit (determined by subtracting the sum (without duplication) of the Revolving Loans and the L/C Obligations from the then total amount of the Revolving Line of Credit); provided, however, that each partial reduction of the Revolving Line of Credit
(i) shall be in an aggregate amount of $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Revolving

Credit Commitments; and provided, further, that any mandatory prepayment resulting from such reduction shall have been made in accordance with Section 7.

     6.2 Term Loan A Commitments. On the date of each repayment or prepayment of the Term A Loan, the aggregate Term A Commitments of the Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount the Term A Loans then outstanding.

     6.3 Term Loan B Commitments. On the date of each repayment or prepayment of the Term B Loan, the aggregate Term B Commitments of the Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount the Term B Loans then outstanding.

     6.4 Letter of Credit Sub-Line. The Letter of Credit Sub-Line shall be permanently reduced from time to time on the date of each reduction in the Revolving Line of Credit so that, after giving effect to each reduction of the Revolving Line of Credit the Letter of Credit Sub-Line equals one-third of the Revolving Line of Credit.

     6.5 Reimbursement and Loan Obligations Generally. The Companies and the Guarantors confirm their understanding with the Agents, the Issuing Bank and the Lenders that the amount of each payment made by the Issuing Bank under any Letter of Credit shall thereafter until fully, finally and indefeasibly paid in full by the Companies or the Guarantors constitute a Reimbursement Obligation payable to the Issuing Bank and, in the circumstances contemplated in Paragraph 5.6(d) of Section 5 hereof, Obligations payable to the Lenders in respect of Revolving Loans and, so long as there is no duplication in the treatment of any such amount in the calculation of the Availability or the total of the Obligations in respect of interest payable hereunder, its treatment as a Reimbursement Obligation or an Obligation in respect of a Revolving Loan shall be as determined by the Administrative Agent, the Issuing Bank and the Lenders so as to reflect and preserve their respective rights and interests vis-a-vis each other, the obligations of the L/C Eligible Account Parties to pay each such amount in full and the related Guaranty Obligations of the Guarantors.

SECTION 7. Prepayments of Loans

     7.1 Prepayments. For purposes of this Financing Agreement it should be understood that, whenever it is stated that funds shall be applied to the prepayment of all or any portion of the principal of any Loan, such application shall be deemed to require simultaneous payment of interest accrued to but excluding the date of prepayment, to the extent then unpaid.

     7.2 Optional Prepayment of Term Loans. The Companies may, upon at least three (3) Business Days' notice, prepay, at their option, in whole or in part, the Term Loans (or either of them), provided that on each such prepayment, the Companies shall pay: (a) accrued interest on the principal so prepaid to the date of such prepayment, and (b) the Early Termination Fee, if any. Each such partial prepayment shall be in an aggregate principal amount of $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof. Each partial prepayment shall be applied to installments of principal in the inverse order of their maturities. The principal amount of any Term Loan that has been prepaid may not be reborrowed.

     7.3 Mandatory Application of Certain Proceeds

     To the extent that (x) there is any Surplus Cash for any Fiscal Year beginning after September 30, 2001, and, in addition, (y) on any date on which any of the Obligors receives Net Cash Proceeds from:

          (A) the incurrence or issuance by any of the Obligors of any balance sheet debt other than Permitted Indebtedness, or

          (B) the sale or issuance of any equity securities and capital contributions (other than in connection with (x) the capital stock of Harvard issued pursuant to the Stock Purchase Agreement and any warrants outstanding on the date of this Financing Agreement or (y) the exercise of employee stock options or (z) securities issued or capital contributions made to any Obligor) or

          (C) any payment due under (i) the GM Transition Supply Agreement or
          (ii) the Stock Purchase Agreement or (iii) the letter agreement with GECC regarding, among other things, release of all liens and security interests in favor of GECC, for itself or as agent under any Existing Credit Agreement, the Companies shall (1) apply an amount equal to 100% of the payment referred to in clause (C), first, to prepay the outstanding Revolving Loans (without any corresponding decrease in the Lenders' Commitments under the Revolving Line of Credit), and, second, to prepay the principal installments of Term Loan B, in inverse order of maturities, and then of Term Loan A, in inverse order of maturities, in each case until the obligations in respect of Term Loan B and Term Loan A, respectively, have been paid in full; and (2) apply an amount equal to 100% of the other Net Cash Proceeds and Surplus Cash referred to above in this Paragraph 7.3 to prepay the aggregate principal amount of the Term Loans and the Revolving Loans. Each such prepayment under clause (2) of the preceding sentence shall be applied first to prepay the principal installments of Term Loan B in inverse order of maturities until the Obligations in respect of Term Loan B have been repaid-in-full, second to prepay the principal installments of Term Loan A in inverse order of maturities until the obligations in respect of Term Loan A have been repaid-in-full, and third to repay the Revolving Loans (without any corresponding decrease in the Lenders' Commitments under the Revolving Line of Credit). The application of the amount of any such Surplus Cash shall be so applied not later than one hundred (100) days after the end of the relevant Fiscal Year in which such Surplus Cash was generated.

     7.4 Mandatory Application of Insurance Proceeds and Sale of Asset Proceeds. (a) On the date of receipt by any Obligor of

          (i) Insurance Proceeds (other than Insurance Proceeds that are reinvested in compliance with Paragraph 8.7), or

          (ii) Net Cash Proceeds from the sale, lease, transfer or other disposition of any assets of any of the Obligors (except for Permitted Asset Transfers and as otherwise provided in accordance with subparagraph (b) of this Paragraph 7.4 and Paragraph 8.3(c) of Section 8), the Companies shall prepay the aggregate principal amount of the Term Loans and the Revolving Loans in an amount equal to 100% of the amount of said Insurance Proceeds and/or net sale proceeds. Each such prepayment shall be applied (1) in the case of Net Cash Proceeds of Accounts and/or Inventory, to repay the Revolving Loans (without any corresponding decrease in the Lenders' Commitments under the Revolving Line of Credit); and (2) in all other cases, (A) if the Insurance Proceeds are less than $100,000.00, to repay the Revolving Loans (without any corresponding decease in the Lenders' Commitments under the Revolving Line of Credit) and (B), otherwise, first to prepay Term Loan B, in an amount equal to such Insurance Proceeds, until the Obligations in respect of Term Loan B have been paid-in-full, second (x) to the extent such Obligor does not or cannot, or is not permitted under Paragraph 8.7 to, then use the Insurance Proceeds for the repair, replacement or restoration of any Real Estate and/or Equipment to prepay Term Loan A until the Obligations under Term Loan A have been paid-in-full, or (y) to the extent such Obligor does (and under Paragraph 8.7 is permitted to) use the Insurance Proceeds at the time for the repair, replacement or restoration of Real Estate and/or Equipment, to repay the Revolving Loans (without any corresponding decrease in the Lenders' Commitments under the Revolving Line of Credit), and third to repay the Revolving Loans (without any corresponding decrease in the Lenders' Commitments under the Revolving Line of Credit); provided, however, that (i) with respect to any Net Cash Proceeds from the sale of Pottstown fixed assets or operations, such proceeds shall be applied equally to payment of the Obligations in respect of the Revolving Loans (without any corresponding decrease in the Lenders' Commitments under the Revolving Line of Credit) and Term Loan B and (ii) with respect to Net Cash Proceeds from the sale of Pottstown accounts receivable and/or Inventory, such proceeds shall be applied solely to payment of Obligations in respect of the Revolving Loans (without any corresponding decrease in the Lenders' Commitments under the Revolving Line of Credit). All such mandatory prepayments of the Term Loans shall be applied to remaining installments of the Term Loans in inverse order of maturity.

     (b) Notwithstanding anything to the contrary in subparagraph (a) of this Paragraph 7.4, so long as no Default or Event of Default is continuing at the time any of the Obligors receives the Net Cash Proceeds from the sale of the Real Estate identified in Schedule 5 as the Salem Property or the Snover Property, $300,000 of the Net Cash Proceeds of each such sale need not be applied to any repayment or prepayment of the Term Loan contemplated in subparagraph (a) of this Paragraph 7.4 but shall be applied to prepay the Revolving Loans (without any corresponding decrease in the Lender's Commitments under the Revolving Line of Credit).

     7.5 Other Mandatory Prepayments. As and when required by the Junior Financing Agreement, the Companies shall prepay such of the Loans, and to such extent, as is required therein and, if and to the extent there required, shall deposit cash in U.S. dollars, by wire transfer of immediately available funds, to the Cash Collateral Account, in respect of the L/C Obligations.

SECTION 8. Collateral for Obligations

     8.1 Security Interest. As security for the prompt payment in full of all Obligations (in the case of each Company) or all Guaranty Obligations (in the case of each Guarantor), each of the Obligors hereby pledges and grants to the Administrative Agent on behalf of the Lenders, the Issuing Bank and the Agents a continuing general lien upon, and security interest in, all the assets of such Obligor, including, without limitation, in the case of Harvard, all its rights and interests in and under the Access and Security Agreements and the GM Transition Supply Agreement, and in the case of all Obligors, all of their:

     (a) Accounts;

     (b) Inventory;

     (c) General Intangibles;

     (d) Documents of Title;

     (e) Equipment;

     (f) Real Estate;

     (g) Investment Property other than the Excluded Stock; and

     (h) Other Collateral; and

all cash and non-cash proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof) and any indemnity, warranty or guaranty payable by reason of loss or damages to or otherwise with respect to any of the foregoing (all of the foregoing, collectively, the "Collateral").

     8.2 Related Collateral Matters and Financing Statements. The security interests granted hereunder shall extend and attach to:

     (a) All Collateral which is owned by any of the Obligors or in which the Obligors have any interest, whether held by the Obligors or held by others for their account, and, if any Collateral is Equipment, whether the Obligors' interest in such Equipment is as owner, finance lessee or conditional vendee;

     (b) All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all Tooling dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment;

     (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Administrative Agent or any of the Obligors from the Obligors' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Obligors, or to the sale, promotion or shipment thereof; and

     (d) The Administrative Agent is hereby authorized by each of the Obligors to file (including pursuant to the applicable terms of the Secured Transaction
Laws) from time to time any financing statements, registrations, continuations or amendments covering the Collateral whether or not the Obligors' signature(s) appears thereon. Each Obligor hereby consents to and ratifies any and all execution and/or filing of financing statements and or registrations on or prior to the Closing Date by the Administrative Agent with respect to the Collateral.

     8.3 Certain Dealings, Rights and Matters Relating to Collateral.

     (a) Inventory. Each Obligor shall safeguard, protect and hold all Inventory for the Administrative Agent's account and make no disposition thereof except Permitted Asset Transfers. Each of the Obligors shall sell and ship Inventory to its customers only in the ordinary course of such Obligor's business, and then only on open account and on terms currently being extended by such Obligor to its customers, provided that, absent the prior written consent of the Administrative Agent and the Required Facility Lenders, such Obligor shall not sell Inventory on a consignment basis nor retain any lien or security interest in any sold Inventory. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Administrative Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Each of the Companies shall immediately forward any and all proceeds of any sale or other disposition of Inventory to the Depository Account, and hold any such proceeds (including any notes and instruments), in trust for the Administrative Agent on behalf of the Lenders pending delivery to the Administrative Agent. Irrespective of the Administrative Agent's perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, each of the Obligors hereby irrevocably grants the Administrative Agent on behalf of the Agents, the Issuing Bank and the Lenders a royalty free license to sell, or otherwise dispose or transfer, in accordance with Paragraph 12.3 of Section 12 of this Financing Agreement, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by the Administrative Agent.

     (b) General Intangibles. Each of the Obligors shall maintain its rights in, and the value of, its General Intangibles in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights, except for Permitted Asset Transfers. Each of the Obligors shall deliver to the Administrative Agent, and/or shall cause the appropriate party to deliver to the Administrative Agent, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of such Obligor as the Administrative Agent shall (except as to Excluded Property) require to obtain valid (and, subject to any Permitted Encumbrance with priority) first liens thereon. In furtherance of the foregoing, each of the Obligors shall provide timely notice to the Administrative Agent of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for by such Obligor subsequent to the Closing Date and each of the Obligors shall execute such documentation as the Administrative Agent or the Required Facility Lenders may reasonably require to obtain and perfect the Administrative Agent's lien thereon. Each of the Obligors hereby irrevocably grants to the Administrative Agent on behalf of the Agents, the Issuing Bank and the Lenders a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default, of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations (in the case of a Company) or the Guaranty Obligations (in the case of a Guarantor) hereunder, all as further set forth in this Financing Agreement and irrespective of the Administrative Agent's lien and perfection in any General Intangibles. Notwithstanding any of the foregoing, an Obligor may, in the ordinary course of its business, abandon any of its rights, title and interest in certain Trademarks, Copyrights, Patents, licenses or any other proprietary or intellectual property rights (collectively, the "IP Interest") if such IP Interest has ceased to be useful to such Obligor; provided, that any abandonment of an Obligor's IP Interest which is (x) identified in Schedule A or Schedule B to the IP Security Agreement or (y) is necessary for the operation of any material portion of any Obligor's business is subject to the delivery by such Obligor with the IP Interest to the Administrative Agent and the Lenders of a certificate of an Authorized Officer of such Obligor (which certificate shall be in form and substance satisfactory to the Administrative Agent and the Lenders) explaining the circumstances causing the applicable IP interest to cease to be useful and; provided further that no such abandonment shall be allowed with respect to any IP Interest referred to in clause (x) or clause (y) of the preceding proviso which is maintainable merely by the payment of maintenance fees.

     (c) Equipment. Each of the Obligors shall use the Equipment owned by such Obligor only in the business of the Obligors and such Equipment shall not be held for sale or lease, or removed from their premises, or otherwise disposed of by any Obligors except for Permitted Asset Transfers. Each of the Obligors shall, at such Obligor's own cost and expense, keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Each of the Obligors shall safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to the Administrative Agent's security interest. The proceeds of any Permitted Asset Transfer of Equipment shall be held in trust by the Obligors for the Administrative Agent and shall be immediately delivered to the Administrative Agent by deposit to the Depository Account designated by the Administrative Agent, except that the Obligors may retain and use such proceeds to purchase forthwith replacement Equipment which the Obligors determine in their reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold; provided, however, that the aforesaid right shall automatically cease upon the occurrence of a Default or an Event of Default which is not waived in writing by the Administrative Agent. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Administrative Agent and the Lenders shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

     (d) Pledged Stock and Pledged Notes. Each of the Obligors hereby confirms that, if it is not a party to the Pledge Agreement on the date of this Financing Agreement but thereafter obtains any Pledged Stock or Pledged Notes, it shall promptly give notice to that effect to the Administrative Agent and become a party to the Pledge Agreement through an amendment thereto, in form and substance satisfactory to the Required Lenders, and pursuant to the Pledge Agreement, it shall deliver, or cause to be delivered, all such Pledged Stock or Pledged Notes to the Administrative Agent in accordance with the applicable terms of the Pledge Agreement and, prior to such delivery, shall hold any such stock in trust for the Administrative Agent.

     8.4 Continuing Nature of Security Interest and Rights. The rights and security interests granted to the Administrative Agent and the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Accounts maintained in the Companies' name on the books of the Administrative Agent may from time to time be temporarily in a credit position, until the final payment in full to the Administrative Agent of all Obligations and with respect to a Guarantor, all Guaranty Obligations, and the termination of this Financing Agreement.

     8.5 Administrative Agent's Exercise of Rights and Remedies. Notwithstanding the Administrative Agent's security interest in the Collateral for the benefit of the Lenders, the Issuing Bank and the Agents and to the extent that the Obligations or Guaranty Obligations (as the case may be) are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other Person, the Administrative Agent shall have the right, pursuant to direction from the Required Facility Lenders, to determine which rights, liens, security interests or remedies the Administrative Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Administrative Agent's and/or the Issuing Bank's or the Lenders' rights hereunder.

     8.6 Application of Credit Balances as Security; Loan Account Charges. Any balances to the credit of the Obligors, or any one of them, and any other property or assets of the Obligors, or any one of them, in the possession or control of the Administrative Agent and/or any of the Lenders may be held by such Agent, the Issuing Bank or such Lender as security for any Obligations or Guaranty Obligations (as the case may be) and applied in whole or partial satisfaction of such Obligations or Guaranty Obligations (as the case may be) when due. The liens and security interests granted herein, and any other lien or security interest the any Agent, the Issuing Bank and/or the Lenders may have in any other assets of the Obligors, shall secure payment and performance of all now existing and future Obligations. The Administrative Agent may in its discretion charge any or all of the Obligations (other than the Term Loans) to the Revolving Loan Account when due.

     8.7 Insurance on Collateral. (a) At the request of any Obligor, or if any Obligor fails to maintain insurance in respect of any of the Collateral as required by Paragraph 9.2(d) of Section 9, or fails to provide the Administrative Agent with timely evidence, acceptable to the Administrative Agent, of its maintenance of such insurance coverage, the Administrative Agent may purchase, at the Companies' or, in the case where such Obligor is a Guarantor, the Guarantors', expense (as contemplated in subparagraph (d) of this Paragraph of 8.7), arrange for and acquire insurance to protect the Administrative Agent's interests in the Collateral, but at the Companies' or, in the case where such Obligor is a Guarantor, the Guarantors', expense and without any responsibility on the Administrative Agent's part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by the Required Facility Lenders, the Administrative Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Administrative Agent, have the sole right and at its option, in the name of the Administrative Agent or the Obligors or any of them, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

     (b) In the event of any loss or damage by fire or other casualty, Insurance Proceeds relating to the Obligors' or an Obligor's Inventory shall be applied to reduce the Obligations as provided by and in accordance with Paragraph 7.4 of
Section 7 or otherwise as provided therein. Upon the occurrence of a Default or Event of Default, such Insurance Proceeds may be applied to the Obligations in such order as the Administrative Agent may elect.

     (c) In the event any part of the Obligors' or an Obligor's Real Estate or Equipment is damaged by fire or other casualty and the Insurance Proceeds for such damage or other casualty is less than or equal to $100,000.00, the Administrative Agent shall promptly apply such proceeds in accordance with Paragraph 7.4 of Section 7. Upon the occurrence of a Default or Event of Default, such Insurance Proceeds may be applied to the Obligations in such order as the Administrative Agent may elect.

     (d) Absent the occurrence of an Event of Default (which has not been waived in writing by the Required Lenders), and provided that (x) the Obligors have sufficient business interruption insurance to replace the lost profits of any of the Obligors' facilities, and (y) the Insurance Proceeds are in excess of $100,000.00, Harvard may request the consent of the Agents and the Lenders (by delivering a request to the Administrative Agent) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If Harvard is not permitted by the Agents or the Lenders, or cannot, elect to use the Insurance Proceeds as set forth above, the Administrative Agent may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Administrative Agent, apply the Insurance Proceeds to the payment of the Obligations in such manner and in such order as the Required Facility Lenders may reasonably elect.

     (e) If Harvard receives the written consent of the Administrative Agent and elects to use the Insurance Proceeds for the repair, replacement or restoration of any Real Estate and/or Equipment, and there is then no Event of Default, Insurance Proceeds for any such loss in excess of $100,000.00 on Equipment and/or Real Estate will be applied to the reduction of the Revolving Loans in accordance with and pursuant to Paragraph 7.4 of Section 7, and the Administrative Agent will set up an Availability Reserve for an amount equal to such Insurance Proceeds. The Availability Reserve will be reduced dollar-for-dollar upon receipt of evidence satisfactory to the Administrative Agent of payment for or on account of the price for the replacement, repair or restoration of Equipment and/or the Real Estate and disbursements in connection therewith provided that the delivery or completion date, as applicable, is determined by the Required Lender, in their reasonable business judgment, to be sufficiently imminent to warrant the reduction and the Junior Lien Lender has agreed with that determination. Prior to the commencement of any material restoration, repair or replacement of Real Estate, Harvard shall provide the Administrative Agent with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Insurance Proceeds to cover the cost of restoration as so determined, the Companies and, if a Guarantor has an interest in the relevant Real Estate and/or Equipment, such Guarantor shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by Harvard (herein collectively the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

     (f) Any insurance acquired by the Administrative Agent as contemplated in subparagraph (a) of this Paragraph 8.7 may, but need not, protect the Obligors' respective interests in the Collateral, and therefore the Obligors acknowledge that such insurance may not pay claims which the Obligors may have with respect to the Collateral or pay any claim which may be made against the Obligors in connection with the Collateral. In the event the Administrative Agent purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Companies and, if a Guarantor has an interest in such Collateral, such Guarantor, shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable Citibank Base Rate for Revolving Loans set forth in Paragraph 10.1 of Section 10 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. The Administrative Agent may charge all of such premiums, fees, costs, interest and other charges to the Companies' Revolving Loan Accounts. Each of the Companies hereby acknowledges that the costs of the premiums of any insurance acquired by the Administrative Agent may exceed the costs of insurance which the Companies may be able to purchase on their own. In the event that the Administrative Agent purchases such insurance, the Administrative Agent will notify Harvard of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days after the date of such notice, Harvard provides the Administrative Agent with proof that the Obligors had the insurance coverage required pursuant to Paragraph 9.2(d) (in form and substance satisfactory to the Administrative Agent) as of the date on which the Administrative Agent purchased insurance and the Companies continued at all times to have such insurance, then the Administrative Agent agrees to cancel the insurance purchased by the Administrative Agent and credit the Companies' Revolving Loan Account with the amount of all costs, interest and other charges associated with any insurance purchased by the Administrative Agent, including with any amounts previously charged to any Revolving Loan Accounts.

     8.8 Taxes Relating to Collateral. If, notwithstanding the Obligors' covenants regarding the payment of Taxes, in Paragraph 9.2(e), any lien shall be filed or claimed (i) for Taxes due the United States or Canada or any state or province of either such jurisdiction, or (ii) which in the Administrative Agent's opinion might create a valid obligation having priority over the rights granted to the Administrative Agent herein (exclusive of Real Estate), such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Obligors (and, if such lien relates to any asset of a Guarantor, such Guarantor) shall immediately pay such Taxes and remove the lien of record. If the Companies or any one of them or, if applicable, a Guarantor, fails to do so promptly, then the Administrative Agent may (or, upon direction of the Required Facility Lenders, shall) do either of the following, in its discretion: (a) create an Availability Reserve in such amount as it may deem appropriate in its business judgement, or (b) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay such Taxes on the Obligors' or such Guarantor's behalf, and the amount thereof shall be an Obligation (in the case of a Company) or a Guaranty Obligation (in the case of a Guarantor) secured hereby and due on demand.

     8.9 Mortgages. (a) This Financing Agreement and the obligation of the Obligors to perform all of their covenants and obligations hereunder are further secured by mortgage(s), deed(s) of trust or assignment(s) on the Real Estate.

     (b) Each of the Obligors shall give to the Administrative Agent from time to time such mortgage(s), deed(s) of trust or assignment(s) on the Real Estate or real estate acquired by such Obligor after the date hereof as the Administrative Agent or the Required Facility Lenders shall require to obtain for the Administrative Agent a valid first lien thereon, for the benefit of the Agents, the Issuing Bank and the Lenders, subject only to Permitted Encumbrances and to those exceptions of title as set forth in future title insurance policies that are satisfactory to the Administrative Agent and the Required Facility Lenders.

SECTION 9. Representations; Warranties and Covenants

     9.1 Representations and Warranties. Each of the Obligors hereby makes the representations and warranties set forth in each of the following subparagraphs of this Paragraph 9.1 to the Agents, the Lenders and the Issuing Bank.

     (a) Financial Condition. The fair value of the Obligors' total assets exceeds the book value of their total liabilities, on a consolidated basis, and on that basis the Obligors are generally able to pay their debts as they become due and payable and do not have unreasonably small capital to carry on business as it is currently conducted absent extraordinary and unforeseen circumstances.

     (b) Perfection and Related Matters. (i) Schedule 1 hereto correctly and completely sets forth such Obligor's (A) chief executive office, (B) Collateral locations, (C) tradenames, and (D) all the other information listed on said Schedule; and

         (ii)     (1)      upon filing of financing statements in the applicable
                           filing clerks' offices, in the case of the Companies, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral (other than the Real Estate) securing the Obligations or the Guaranty Obligations, to the extent that a security interest may be perfected by the filing of a financing statement under the UCC (in the case of the Companies) or the PPSA (in the case of the Guarantors) and the security interests granted herein constitute in favor of the Administrative
                           Agent for the benefit of the Lenders, the Agents and the Issuing Bank and shall at all times constitute, subject only to the Permitted Encumbrances, the first and only liens in the assets of such Obligor other than (1) Real Estate and (2) any such Collateral for which possession or control is required under the UCC
                           (in the case of the Companies) or the PPSA (in the case of the Guarantors) for perfection of a security interest, including any Pledged Stock or Pledged
                           Notes or proceeds thereof; and

                  (2) upon the recordation of the Security Documents consisting of mortgages in respect of Real Estate owned by such Obligor, the security interest granted in such mortgage will create (and shall at all times constitute) a valid, perfected and (except for any Permitted Encumbrance) first lien in favor of the Administrative Agent for the benefit of the Lenders, the Agents and the Issuing Bank, securing the Obligations, in the case of a Company, or the Guaranty Obligations of Trim Trends, in the case of Real Estate of Trim Trends (other than Permitted Encumbrances);

                  (3) the Pledge Agreement creates a valid security interest in the Pledged Stock and Pledged Notes of such Obligor, which, upon delivery by such Obligor of such Pledged Stock and Pledged Notes as required in
                           Section 2 of this Financing Agreement, will constitute a first priority perfected security interest in favor of the Administrative Agent for the benefit of the Lenders, the Agents and the Issuing Bank.

     (c) Collateral and Related Matters. (i) Except for the Permitted Encumbrances, such Obligor is, or will be, at the time additional Collateral is acquired by it, the absolute owner of the Collateral owned by such Obligor, with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others (other than Permitted Encumbrances).

     (ii) The Equipment constituting Collateral does not comprise a part of such Obligor's Inventory.

     (iii) Such Obligor possesses all General Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date.

     (d) Organization- and Qualification. Such Obligor and each of its subsidiaries is a corporation, duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation; each has the corporate power to own its property and to carry on its business as now being conducted; and each is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary except where the failure to so qualify would not have an Material Adverse Effect or materially adversely affect its ability to enforce collection of Accounts due from customers residing in such jurisdiction.

     (e) Loan Documents. Such Obligor and each of its subsidiaries has full corporate power and authority to execute and deliver, and to incur and perform its obligations under, each of the Loan Documents to which it is party, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders is required as a condition to the validity or performance of, or the exercise by the Administrative Agent or the Lenders of any of their rights or remedies under any Loan Document. Such Obligor has duly executed and delivered this Financing Agreement, and this Financing Agreement constitutes, and upon such Obligor's execution and delivery of each other Loan Document that it is required hereunder to execute and deliver, such other Loan Document will constitute, the legal, valid and binding obligation of such Obligor, enforceable against it in accordance with the terms of this Financing Agreement or such other Loan Document, as the case may be, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

     (f) Governmental Action. All authorizations, consents, approvals, registrations, notices, exceptions, licenses with or from any Governmental Authority or other Person necessary for the execution, delivery and performance by such Obligor or any of its subsidiaries, and the incurrence and performance of each of its obligations under, each of the Loan Documents, and the exercise by the Administrative Agent, the Issuing Bank, the Syndication Agent and the Lenders of their remedies under each of the Loan Documents have been effected or obtained and are in full force and effect.

     (g) Litigation. There are no proceedings or investigations now pending or, to the knowledge of such Obligor, threatened before any court or arbitrator or before or by any Governmental Authority which, individually or in the aggregate, if determined adversely to the interests of the Obligors or any of their subsidiaries, could reasonably be expected to have a Material Adverse Effect.

     (h) No Conflicts. There is no statute, regulation, rule order or judgment, and no provision of any agreement or instrument binding upon such Obligor or any of its subsidiaries, or affecting their properties, and no provision of the certificate of incorporation or by-laws (or similar constitutive instruments) of such Obligor or any of its subsidiaries, that would prohibit, conflict with or in any way impair the execution or delivery of, or the incurrence or performance of any obligations of the Obligors under, any Loan Document, or result in or require the creation or imposition of any Lien on property of the Obligors or any of their subsidiaries as a consequence of the execution, delivery and performance of the Loan Documents, other than the Liens in favor of the Administrative Agent or in favor of the Junior Lien Lender expressly provided for in this Financing Agreement and the other Loan Documents or in the Junior Lien Financing Documents as approved by the Agents on the Closing Date.

     (i) No Material Adverse Change. No Material Adverse Change has occurred.

     (j) Regulatory Status. Neither such Obligor nor any of its subsidiaries is
(i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, each as amended, or any foreign, federal, state or local statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

     (k) Intellectual Property Except as set forth on Schedule 11: (i) such Obligor and each of its subsidiaries owns, or is licensed to use, all Trademarks, Copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not have a Material Adverse Effect; (ii) no claim has been asserted in writing (or is otherwise known to such Obligor to exist) and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does such Obligor know of any valid basis for any such claim; and (iii) the use of such Intellectual Property by such Obligor and its subsidiaries does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate do not have a Material Adverse Effect. The Obligors, however, make no representations or warranties regarding the Intellectual Property identified in the schedules of Intellectual Property entitled "Schedule Foreign Patents" and "Schedule Foreign Trademarks" delivered pursuant to Paragraph 2.1(z) of Section 2 of this Financing Agreement.

     (l) Requirements of Law and Contractual Obligations. No Requirements of Law or Contractual Obligation of the Obligors or any of their subsidiaries has a Material Adverse Effect.

     (m) Capital Stock. Schedule 3 identifies (i) all capital stock of each Obligor, other than Harvard, and of the subsidiaries of each Obligor, the respective jurisdictions in which they are organized and how and by whom such stock is owned, and (ii) all of the authorized capital stock of Harvard, by class, and, as of the Closing Date, the number of shares of each such class that are issued and outstanding. All such shares of the capital stock of any Obligor which constitutes Pledged Stock have been validly issued and, as of the Closing Date, are fully paid, non-assessable shares free of preemptive rights or, other similar rights suffered or permitted by such Obligor. Other than as described on
Schedule 3, as of the Closing Date, (A) there are no subscriptions, options, warrants, rights to subscribe for, or calls or commitments or similar rights relating to any shares of such Obligor's capital stock, including any right of conversion or exchange under any outstanding security or other instrument, and
(B) such Obligor is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock. Harvard may amend Schedule 3 from time to time to reflect any Permitted Asset Transfer, merger or liquidation effected in accordance with the terms of this Financing Agreement and in accordance with the terms of the Junior Lien Financing Documents as in effect on the Closing Date and approved by the Lenders as contemplated in Paragraph 2.1.

     (n) Indebtedness. Schedule 4 identifies all Indebtedness for borrowed money of such Obligor and all its subsidiaries which is outstanding on the date of this Financing

Agreement as well as all other Indebtedness of such Obligor and its subsidiaries which is secured by any lien or other encumbrance on any of the property of any of such Obligor or any of its Subsidiaries.

     (o) Environmental Matters. Except as disclosed in Schedule 10 hereto, such Obligor and each of its subsidiaries (i) is in compliance in all material respects with all applicable Environmental Laws; (ii) has obtained or has taken steps to obtain all necessary permits, consents, licenses, and other approvals applicable under any Environmental Laws; (iii) is not subject to any investigation, or any judicial or administrative proceeding, notice, order, judgment, decree or settlement alleging or pertaining to any violation of Environmental Laws that could result in a Material Adverse Effect; (iv) is not subject to any claims or liabilities arising from any Environmental Laws that could result in a Material Adverse Effect; and (v) does not have any lien attached based on any Environmental Laws that could result in a Material Adverse Effect. Except for certain summary reports in respect of the environmental database research results performed in 1998 (and referenced in the Financing Transaction Checklist, dated September 30, 1999 in connection with the financing set forth in the Existing Credit Agreement with GECC, as "Environmental Reports (done in 1998)"), such Obligor has provided all environmental reports relating to the Real Estate to the Lenders and the Agents or has disclosed the information in such reports in Schedule 10.

     (p) Federal Margin Regulations. None of the transactions contemplated in this Financing Agreement will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Federal Reserve Board. If any Lender or the Administrative Agent so requests, the Obligors will furnish to the Administrative Agent, for itself, any relevant Lenders and the Arranger a statement to the foregoing effect in conformity with the requirements of an applicable form referred to in Regulation U.

     (q) Financial Statements and Other Information. (i) Except as set forth in Schedule 6 or reflected in financial statements delivered to the Administrative Agent and the Lenders on or before the date of this Financing Agreement, (A) neither such Obligor nor any of its subsidiaries has, on the date of this Financing Agreement, any material obligation, contingent liability or liability for Taxes, or any long-term lease or unusual forward or long-term exchange transaction, any Hedging Agreement or other financial derivative which is not reflected in those financial statements; and (B) there has been no sale, transfer or other disposition by such Obligor or any of its subsidiaries of any material part of its business or property other than any Permitted Asset Transfer and no purchase or other acquisition of any business or property, including capital stock of any other Person (other than any Company or Guarantor), that is material in relation to the consolidated financial position of the Obligors at September 30, 2000, as reflected in those financial statements, except, on a date after the date of this Financing Agreement on which this representation is repeated or deemed repeated or required to be true as if then made, for any other acquisition or transfer made after the date of this Financing Agreement which at the time was expressly permitted in or pursuant to this Financing Agreement and reported as required herein to the Agents and the Lenders.

     (ii) The audited consolidated and unaudited consolidating balance sheets of such Obligor and its subsidiaries as of September 30, 2000, and the related consolidated and consolidating statements of operations, changes in stockholder's equity and cash flows for the fiscal year ended on that date, copies of which have been furnished to the Administrative Agent and the Lenders, fairly present in all material respects the consolidated financial condition of such Obligor and its consolidated subsidiaries as at such date, and the results of their operations and their retained earnings and cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto relating to those financial statements, have been prepared in accordance with GAAP applied consistently throughout the periods involved, except as disclosed therein.

     (iii) The operating forecast and cash flow projections of such Obligor and its subsidiaries which have been furnished to the Lenders have been prepared in good faith under the direction of Authorized Officers of such Obligor and the relevant subsidiaries. Those forecasts and projections with respect to such Obligor and its subsidiaries were prepared and presented in good faith based upon facts and assumptions that such Obligor believes to have been reasonable in light of current and foreseeable conditions, it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the control of such Obligor and its subsidiaries and that no assurance can be given that the financial results set forth in those forecasts and projections will actually be realized.

     (iv) All information, reports and other papers and data (other than projections) with respect to such Obligor and its subsidiaries furnished by such Obligor or Harvard, on behalf of such Obligor, to the Lenders or the Issuing Bank or to the Administrative Agent for the Lenders or the Issuing Bank in connection with the negotiation, preparation or execution of this Financing Agreement or any of the other Loan Documents was, at the time furnished, complete and correct in all material respects. The information, reports and other papers and data (other than projections) with respect to such Obligor and its subsidiaries, and the representations made by or on behalf of such Obligor therein or in any other document delivered by or on behalf of such Obligor under or in connection with any Loan Document after the date of this Financing Agreement were, in each case, at the time furnished complete and correct or, in the case of a representation, as at the time made, true and correct, in all material respects.

     (r) No Default. No Default or Event of Default has occurred and is continuing and, except as set forth in Schedule 7, neither such Obligor nor any of its subsidiaries is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business.

     (s) Taxes. Except as set forth in Schedule 8, such Obligor and each of its subsidiaries has filed or caused to be filed all federal, state, provincial and other material tax returns which are required to be filed and has paid all Taxes shown to be due and payable on those returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any tax, fee or other charge the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Obligor or subsidiary). No tax lien has been filed, and, to the knowledge of such Obligor, no claim is being asserted, with respect to any such tax, fee or other charge. Neither such Obligor nor any of its subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any Taxes.

     (t) ERISA. Each Plan has been and is being maintained and funded in accordance with its terms and in material compliance with all provisions of ERISA and the Code applicable thereto. No Obligor nor any ERISA Affiliate has incurred any liability (other than routine liability for premiums) under Title IV of ERISA which could reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred, nor has any other event occurred that may result in an ERISA Event, which could reasonably be expected to have a Material Adverse Effect. Each Single Employer Plan has been determined by the Internal Revenue Service to qualify under Section 401 of the Code, and to the best knowledge of the Obligors nothing has occurred which would cause the loss of such qualification or tax-exempt status. No Single Employer Plan subject to Title IV of ERISA has any Unfunded Pension Liability as to which any Obligor or ERISA Affiliate is or may be liable and which could reasonably be expected to have a Material Adverse Effect. No Plan maintained or sponsored by any Obligor or ERISA Affiliate provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment with such Obligor or ERISA Affiliate, except to the extent required by Section 4980B of the Code or as otherwise set forth in
Schedule 9 hereto. Each Obligor and ERISA Affiliate has complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code. There are no pending or, to the best knowledge of the Obligors, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, with respect to any Single Employer Plan for which any Obligor or ERISA Affiliate may be directly or indirectly liable, through indemnification obligations or otherwise, which could reasonably be expected to have a Material Adverse Effect. Neither any Obligor nor any ERISA Affiliate has transferred any Unfunded Pension Liability to an entity other than an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. Each Plan that is not subject to the laws of the United States (a "Foreign Plan") is being maintained and funded in compliance with its terms and in compliance with any and all provisions of the laws applicable thereto, and there are no unfunded pension or benefit liabilities or claims or causes of action (other than routine claims for benefits) with respect to such Foreign Plan which, in the aggregate and together with the liabilities, claims or causes of action with respect to any other Foreign Plans, could reasonably be expected to have a Material Adverse Effect.

     9.2 Covenants. Each of the Obligors shall perform and comply with each of the covenants and agreements set forth in following subparagraphs of this Paragraph 9.2 (it being understood that, where the relevant covenant calls for compliance by the Obligors on a consolidated basis, each Obligor shall take or refrain from taking such action as is necessary to cause compliance by the Obligors on a consolidated basis.

     (a) Books and Records Relating to Collateral; Change in Location. Such Obligor shall, and shall cause each of its subsidiaries to, maintain books and records pertaining to the Collateral in such detail, form and scope as the Administrative Agent shall reasonably require, shall maintain such financial books and records as shall be required to enable it to provide the financial statements required by Paragraph (g) of this Section 9.2 and shall cause the books and records of such Obligor to reflect the Administrative Agent's interest in the Accounts, Inventory and other Assets of such Obligor. Such Obligor shall permit and cause each of its subsidiaries to permit the Agent(s) (or either of them) or their agents and any of the Lenders who may wish to accompany the Agent(s) (or either of them) at their own cost and expense, upon reasonable notice to enter upon such Obligor's premises at any time during normal business hours, and from time to time in its reasonable business judgment, for the purpose of inspecting the Collateral and any and all records pertaining thereto, and shall make all such books and records available in such inspections, including any records handled or maintained for such Obligor by any other company or entity. Such Obligor shall afford the Administrative Agent thirty (30) days' prior written notice of any (i) change in the location of any such Collateral, other than to locations, that as of the Closing Date, are known to the Administrative Agent and at which the Administrative Agent has filed financing statements and otherwise fully perfected its liens thereon, (ii) change in the location of its chief executive office/chief place of business from its address specified for notices herein, or
(iii) change of its name (including the adoption of any new trade name), jurisdiction of incorporation, identity or corporate structure. In addition, such Obligor shall not make any of the changes described in this paragraph 9.2(a) of this Section 9 until such filings and other measures as may be required under applicable law to continue uninterrupted the perfected lien or security interest created hereunder shall have been taken, and until the Administrative Agent shall have received such opinions of counsel with respect thereto as it may have reasonably requested. Such Obligor shall also advise the Administrative Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to the Administrative Agent herein or in any other Loan Document.

     (b) Information Regarding Collateral. Such Obligor shall, and shall cause each of its subsidiaries to, execute and deliver to the Administrative Agent, from time to time, solely for the Administrative Agent's convenience in maintaining a record of the Collateral, such written statements, and schedules as the Administrative Agent may reasonably require, designating, identifying or describing the Collateral. Any failure, however, to promptly give the Administrative Agent such statements, or schedules shall not affect, diminish, modify or otherwise limit the Administrative Agent's and/or the Lenders' security interests in the Collateral.

     (c) Action Relating to Security Interest. Such Obligor shall, and shall cause each of its subsidiaries to, comply with the requirements of all state, provincial and federal laws in order to grant to the Administrative Agent valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. Such Obligor shall do whatever the Administrative Agent may reasonably request, from time to time, by way of: (i) filing notices of liens, financing statements, registrations, amendments, renewals and continuations thereof; (ii) cooperating with the Administrative Agent's agents and employees; (iii) keeping Collateral records; (iv) transferring proceeds of Collateral to the Administrative Agent's possession; (v) performing such further acts as the Administrative Agent and/or the Lenders may reasonably require in order to effect the purposes of this Financing Agreement and the Security Documents; and (vi) defend the Collateral against all claims and demands of all Persons (other than the Administrative Agent and the holders of Permitted Encumbrances) claiming an interest therein.

     (d) Insurance. Such Obligor shall maintain insurance on its Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agents. All policies covering the Real Estate, Equipment and Inventory of such Obligor shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Administrative Agent, be made payable to the Administrative Agent on behalf of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Administrative Agent may require to fully protect the Administrative Agent's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof shall be delivered by such Obligor to the Administrative Agent, premium prepaid, with the loss payable endorsement in the Administrative Agent's favor, and shall provide for not less than thirty (30) days' prior written notice to the Administrative Agent of the exercise of any right of cancellation.

     (e) Taxes. Such Obligor shall pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon such Obligor or the Collateral unless such Taxes are being diligently contested in good faith by the applicable Obligor by appropriate proceedings and adequate reserves are established in accordance with GAAP.

     (f) Compliance with Requirements of Law. Such Obligor: (i) shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official and other Requirements of Law, which the failure to comply with would have a Material Adverse Effect, provided that such Obligor may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Administrative Agent's reasonable opinion, materially and adversely effect the Administrative Agent's and/or the Lenders' rights or priority in the Collateral; (ii) shall comply with all Environmental Laws, applicable to the Collateral, the ownership and/or use of their real property and operation of their business, which the failure to comply with would have a material adverse effect on the Collateral, or any material part thereof, or on the operation of the business of such Obligor or any other Obligor; and (iii) shall not be deemed to have breached any provision of this Paragraph 9.2(f) if (x) the failure to comply with the requirements of this Paragraph 9.2(f) resulted from good faith error or innocent omission, (y) the Obligors promptly commence and diligently pursue a cure of such breach, and
(z) such failure is cured within (30) days following such Obligor's receipt of notice of such failure, or if such failure cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

     (g) Financial Information. The Obligors (or in the case of clauses (i) and
(ii), Harvard) shall furnish to the Agents and each Lender, at the times indicated, each of the following:

          (i) within ninety (90) days after the end of each Fiscal Year, an audited Consolidated Balance Sheet, with a Consolidating Balance Sheet attached thereto, as at the close of such year, and consolidated and consolidating statements of profit and loss, cash flow and reconciliation of surplus of the Obligors and their subsidiaries for such year, audited by independent public accountants selected by Harvard and satisfactory to the Agents;

          (ii) within forty-five (45) days after the end of the first three Fiscal Quarters of each Fiscal Year a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and consolidated and consolidating statements of profit and loss, cash flow and surplus of the Obligors and their subsidiaries, certified by an authorized financial or accounting officer of the Obligors (or relevant Obligor);

          (iii) within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and consolidated and consolidating statements of profit and loss, cash flow and surplus of the Obligors and their subsidiaries for such period, certified by an authorized financial or accounting officer of the Obligors (or relevant Obligor);

          (iv) from time to time, such further information regarding the business affairs and financial condition of the Obligors and/or any subsidiaries thereof as the Agents may reasonably request, including, without limitation (A) the accountant's management practice letter and (B) not later than the 45th day of each Fiscal Year, annual cash flow projections in form satisfactory to the Required Facility Lenders;

          (v) within fifteen (15) days after the end of each month, a statement setting forth each of the following for the Obligors: (i) all Accounts (including and distinguishing Accounts that are not Eligible Accounts Receivable); (ii) accounts payable; and (iii) Inventory (including and distinguishing Inventory that is not Eligible Inventory), together with a certification as to all such matters prepared by an Authorized Officer of Harvard; and

          (vi) on the second Business Day of each week and at such other times as the Administrative Agent shall request, a Borrowing Base Certificate showing Eligible Accounts as of the close of business on the last Business Day of the preceding week and Eligible Inventory as of the close of business on the last Business Day of the preceding month and as of such other times as the Administrative Agent in its reasonable business judgment shall require; provided, however, that upon the occurrence of any change in the information provided on the most recently provided Borrowing Base Certificate which could have or could reasonably be expected to have a Material Adverse Effect, Harvard shall promptly provide to the Administrative Agent a new Borrowing Base Certificate reflecting such change.

Each of the financial statements which the Obligors are required to submit as provided above in clauses (i) and (ii) of this Paragraph 9.2(g) must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer or other Authorized Officer, pursuant to which any one such officer must certify that: (x) the financial statement(s) present fairly, in all material respects, the relevant Obligors' financial condition at the end of the particular accounting period, as well as such Obligors' operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement or default or event of default under the Junior Lien Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) the Obligors have not received any notice of cancellation with respect to their property insurance policies; (C) the Companies have not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

     (h) Affirmative Financial Covenants. The Obligors, on a consolidated basis, shall:


          (i) maintain a Fixed Charge Coverage Ratio not less than that specified below at the end of each Fiscal Quarter specified, which, for the Fiscal Quarters ending June 30, September 30 and December 31, 2001, shall be determined on a cumulating basis for the periods of three (3), six (6) and nine (9) months, respectively, so ending, and, for each Fiscal Quarter thereafter shall be determined for the period of four consecutive Fiscal Quarters ending with such Fiscal Quarter specified below:

                     Fiscal Quarter                                       Ratio
                     --------------                                       -----
                        (i)   Ending June 30, 2001                        0.80
                       (ii)   Ending September 30, 2001                   1.45
                      (iii)   Ending December 31, 2001                    1.00
                       (iv)   Ending March 31, 2002                       1.00
                        (v)   Ending June 30, 2002                        1.00
                       (vi)   Ending September 30, 2002                   0.85
                      (vii)   Ending December 31, 2002                    1.00
                     (viii)   Ending March 31, 2003                       1.00
                       (ix)   Ending June 30, 2003                        1.00
                        (x)   Ending September 30, 2003                   1.00
                       (xi)   Thereafter                                  1.00


          (ii) maintain at the end of each Fiscal Quarter identified below, a leverage ratio of Adjusted Funded Debt (as defined below) to cumulative EBITDA for the period of four consecutive Fiscal Quarters ending with such Fiscal Quarter (calculated on an annualized basis for the first three Fiscal Quarters indicated), not greater than the ratio specified below. For this purpose, (A) in relation to each Fiscal Quarter, "Adjusted Funded Debt" shall mean Funded Debt on the last day of such Fiscal Quarter, reduced by the aggregate amount of cash received by the Obligors from General Motors Corporation during the relevant period of five (5) Business Days after the last day of such Fiscal Quarter, and (B) for the Fiscal Quarters ending June 30 2001, September 30, 2001 and December 31, 2001 the EBITDA for such Fiscal Quarters shall be multiplied by four (4), two (2) and four thirds (4/3), respectively, to obtain the cumulative EBITDA for such Fiscal Quarters.

                     Fiscal Quarter                                       Ratio
                     --------------                                       -----
                       (i)   Ending June 30, 2001                         3.80
                      (ii)   Ending September 30, 2001                    3.10
                     (iii)   Ending December 31, 2001                     3.45
                      (iv)   Ending March 31, 2002                        3.30
                       (v)   Ending June 30, 2002                         3.00
                      (vi)   Ending September 30. 2002                    3.00
                     (vii)   Ending December 31, 2002                     2.90
                    (viii)   Ending March 31, 2003                        2.90
                      (ix)   Ending June 30, 2003                         2.90
                       (x)   Ending September 30, 2003                    2.50
                      (xi)   Thereafter                                   2.50

          (iii) maintain EBITDA of at least $2,900,000.00 at the end of the Fiscal Quarter ending June 30, 2001, determined on a cumulating basis for the period of three (3) months ending on that date.

     (i) Negative Financial Covenants. Such Obligor shall not, and shall not permit any of its subsidiaries to do any of the following:

          (i) incur expenses under or relating to any Operating Lease (understood to mean any lease other than a Capital Lease) if, as a result, the aggregate expenses of the Obligors under or relating to Operating Leases in any Fiscal Year would exceed $3,600,000;

          (ii) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) if, as a result, the aggregate of Capital Expenditures for the Obligors during any period specified below would exceed the amount set forth below for such period:

                 (A)       $6,500,000.00 for the 2001 Fiscal Year; and
                 (B)       $7,000,000.00 for each Fiscal Year thereafter;

     provided that, if the aggregate amount of the Capital Expenditures made by the Obligors in a Fiscal Year is less than the amount permitted above in this provision, up to $750,000 of the difference shall automatically be added to the amount specified above as the maximum permitted for the following Fiscal Year.

          (iii) for any Fiscal Quarter ended on or after June 30, 2001, permit Net Worth to be less than the Net Worth for the immediately preceding Fiscal Quarter by an amount in excess of the amount specified below in relation to such Fiscal Quarter:

                   Fiscal Quarter                                   Amount
                   --------------                                   ------
                     (i)   Ending June 30, 2001                     $12,500,000
                    (ii)   Ending September 30, 2001                $10,800,000
                   (iii)   Ending December 31, 2001                 $12,200,000
                    (iv)   Ending March 31, 2002                    $11,350,000
                     (v)   Ending June 30, 2002                     $11,000,000
                    (vi)   Ending September 30. 2002                $12,100,000
                   (vii)   Ending December 31, 2002                 $11,600,000
                  (viii)   Ending March 31, 2003                    $10,700,000
                    (ix)   Ending June 30, 2003                     $10,100,000
                     (x)   Ending September 30, 2003                $11,000,000
                    (xi)   Ending after September 30, 2003          $11,000,000

     (j) Other Negative Covenants. Such Obligor shall not, and shall not permit its subsidiaries to do any of the following, except as otherwise expressly permitted in this Financing Agreement or, in the case of the actions contemplated in clause (iii), pursuant to the Stock Purchase Agreement:

           (i) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Collateral or any other assets, whether now owned or hereafter acquired, of such Obligor or subsidiary except for the Permitted Encumbrances (which include the Liens contemplated herein and in the other Loan Documents and in the Junior Lien Financing Documents which secure the Junior Secured Obligations as approved on the Closing Date by the Agents);

          (ii) Enter into, or permit any subsidiary to enter into, any Hedging Agreement (regardless of whether the purpose thereof is to hedge), or incur or create any other Indebtedness other than the Permitted Indebtedness;

         (iii) Except for Permitted Asset Transfers, sell, lease, assign, transfer or otherwise dispose of any of its assets or any beneficial interest therein or, in the case of any capital stock owned by an Obligor, in any way relinquish control over any related voting power except pursuant to the Security Documents and the Junior Lien Financing Documents (in the latter case, as in effect on the Closing Date and approved by the Lenders as contemplated in Paragraph 2.1(l) of Section 2 of this Financing Agreement);

          (iv) Except with respect to the transfer of Pledged Stock of one Obligor to another and except for a Permitted Liquidation, merge, amalgamate, consolidate or otherwise alter or modify their respective corporate names, principal places of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by such Obligor (or such subsidiary), except that (A) an Obligor may change its corporate name or address, or (B) a Company may merge or amalgamate with and into any other Company and a Guarantor may merge or amalgamate with and into any other Guarantor (other than the Inactive Guarantor) or Company so long as a Company is the survivor of such merger or amalgamation, provided that: (i) in any such instance under clause (A) or (B) above Harvard shall give the Administrative Agent thirty (30) days' prior written notice thereof and; and (ii) the relevant Obligors shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements reasonably requested by the Administrative Agent to confirm the continuation and preservation of all security interests and liens granted to the Administrative Agent hereunder or under any other Loan Document;

           (v) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any Person, firm, entity or corporation (other than any obligation of another Obligor which such Obligor is permitted hereunder to incur), except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and except for any Obligations under the Loan Documents and obligations under the Junior Financing Documents (to the extent contemplated in those documents as in effect on the date hereof and approved by the Lenders on the Closing Date as contemplated in Section 2 or as subsequently modified with the prior approval of the Required Facility Lenders);

          (vi) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any capital stock or equity interest of any class whatsoever, whether now or hereafter outstanding, except that the Obligors may declare and pay dividends or distributions on their capital stock, (A) in the case of Obligors other than Harvard, to Harvard or any other Obligor that, directly or indirectly, is a wholly owned subsidiary of Harvard, and, (B) in the case of Harvard, in an amount sufficient to enable Harvard to (i) redeem the capital stock owned by their respective retired, deceased or terminated officers or shareholders which Harvard is contractually obligated to redeem, provided that in no event shall the aggregate amount of such dividends under this clause exceed $100,000.00 in the aggregate in any Fiscal Year, provided, further, that such redemptions may be made only if (x) no Default or Event of Default has occurred hereunder, (y) after giving effect to such redemption, no Default and/or Event of Default has occurred or would occur hereunder and (z) the Obligor making such redemption has sufficient Working Capital to pay its debts as they come due; or (ii) pay income or franchise Taxes of the Obligors due as a result of the filing of a consolidated, combined or unitary tax return in which the operations of any of the Obligors are included;

          (vii) Except with respect to loans or capital contributions to other Obligors and customary travel advances made in the ordinary course of business to employees, officers and directors of Obligors, make any advance or loan to, or any investment in, any firm, entity, Person or corporation or purchase or acquire all or substantially all of the stock or assets of any entity, Person or corporation; provided, however, with respect to loans to other Obligors, a promissory note in form and substance satisfactory to the Administrative Agent and the Lenders shall, on the date such loan is made, be delivered to the Administrative Agent; and provided, further, that the aggregate principal amount of such travel advances made by the Obligors to employees, officers and directors of Obligors shall not exceed $100,000.00 at any time outstanding;

        (viii) Pay any management, consulting or other similar fees to any Person, corporation or other entity affiliated with any Obligor other than a guarantee fee payable to the Guarantors for the guaranty in Section 14 of the Junior Lien Financing Agreement or
               Section 17 of the Guaranty hereof or any other guaranty permitted by this Financing Agreement;

          (ix) Permit any change in accounting treatment or reporting practices of such Obligor, except as required by applicable GAAP or as permitted by applicable GAAP existing on the Closing Date and as otherwise permitted by this Financing Agreement;

           (x) Prepay, redeem, purchase, defease, exchange or repurchase any debt (other than Loans and, in accordance with the prepayment terms in the Junior Lien Financing Documents as in effect on the date of this Financing Agreement or subsequently modified with the prior written consent of the Required Facility Lenders, the Junior Loans) or amend or modify any of the terms of any such debt or other similar agreements entered into by such Obligor or its subsidiaries;

          (xi) Except with respect to loans permitted under clause (vii) of this Paragraph 9.2(j) (and subject to the provisos therein), enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any subsidiary or affiliate of any of the Obligors, provided that, except as otherwise set forth in this Financing Agreement, the Obligors or any one of them may enter into sale and service transactions in the ordinary course of their business and pursuant to the reasonable requirements of any such Obligor, provided that any such transaction involving the price paid by an Obligor in any such sale of Inventory is no greater than the prevailing market price therefor or the price that could be obtained in a comparable arms' length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction;

         (xii) use the proceeds of the Loans to purchase or carry margin stock (as defined in Regulation U of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying any margin stock (as so defined) in violation of Regulation T, U or X of the Federal Reserve Board; or permit the aggregate value of margin stock (as so defined) at any time owned or held by such Obligor or any of its subsidiaries to exceed an amount equal to 25% of the value of all consolidated assets subject at such time to any "arrangement" (as such term is used in the definition of

               "indirectly secured" in Section 221.2 of Regulation U of the Federal Reserve Board);

        (xiii) amend, modify or waive or request an amendment, modification or waiver of any provision of the Junior Lien Financing Agreement) or any other document evidencing any of the Junior Secured Obligations or the Junior Secured Guaranty Obligations (except for any such amendment to correct a manifest error);

         (xiv) request or use any Letter of Credit for the purchase of domestic Inventory or to secure present or future debt of domestic Inventory supplies (domestic understood in relation to each Obligor to refer to purchases with and debt owed to suppliers located in such Obligor's country of organization); or

     (k) Reports. Harvard shall advise the Administrative Agent in writing of each of the following promptly upon learning of the relevant event, circumstance or condition:

           (i) all expenditures (actual or anticipated) in excess of $150,000.00 from the budgeted amount therefor in any Fiscal Year for (x) environmental clean-up, (y) environmental compliance or (z) environmental testing and the impact of said expenses on such Obligor's Working Capital;

          (ii) (A) any notices such Obligor and each of its subsidiaries receives from any local, state, provincial or federal authority advising such Obligor or any of its subsidiaries of any environmental liability (real or potential) arising from any of such Obligor's operations, premises, waste disposal practices, or waste disposal sites used by any of the Obligors or any of its subsidiaries that could result in a Material Adverse Effect, together with copies of all such notices if so required, and (B) any formal notice, violation, order or service of any lawsuit which contains an allegation of a violation of an Environmental Law or responsibility for any environmental remedial liabilities that could result in a Material Adverse Effect, together with copies of all such notices if so required.

         (iii) any material labor dispute to which such Obligor or any of its subsidiaries may become a party and which involves any group of employees, any strikes or walkouts relating to any of its facilities and the expiration or termination of any labor contract to which such Obligor or subsidiary is a party or by which such Obligor or subsidiary is bound, if the dispute could reasonably be expected to materially disrupt the operations of such Obligor or subsidiary;

          (iv) any Obligor or ERISA Affiliate knows or has reason to know that
               (x) any ERISA Event has occurred or exists, (y) any Single Employer Plan (other than the Doehler-Jarvis Plan) subject to

               Title IV of ERISA has any Unfunded Pension Liabilities or (z) the Doehler-Jarvis Plan has Unfunded Pension Liabilities in excess of $10,000,000.00;

           (v) receipt by any Obligor or ERISA Affiliate from the PBGC of any notice of the PBGC's intention to terminate any Single Employer Plan or to have a trustee appointed to administer such Plan;

          (vi) any notice is given or required to be given to the PBGC under
               Section 302(f)(4)(A) of ERISA of the failure of any Obligor or ERISA Affiliate to make timely payments to a Plan;

         (vii) receipt by any Obligor or ERISA Affiliate, from a Multiemployer Plan sponsor, of any notice concerning (a) the imposition of Withdrawal Liability by a Multiemployer Plan, (b) the determination that a Multiemployer Plan is, or is expected to be, in reorganization or insolvent within the meaning of Title IV of ERISA, (c) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (d) the amount of liability incurred, or which may be incurred, by such Obligor or ERISA Affiliate in connection with any event described in clause (a),
               (b) or (c) above;

Each notice pursuant to this Paragraph 9.2(k) shall be accompanied by a statement of an Authorized Officer setting forth details of the occurrence referred to therein and stating what action the relevant Obligor or subsidiary has taken or proposes to take with respect thereto. For the purposes of this Paragraph 9.2(k), an Obligor shall be deemed to have knowledge when any officer of such Obligor charged with responsibility for any matter that is the subject of such notice requirement knows that such notice was required.

     (l) RICO. Each Obligor shall comply, and cause each of its subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

     (m) Perform Obligations. Each Obligor shall perform, and cause each of its subsidiaries to perform its respective obligations under the Loan Documents and its material obligations under other material agreements (it being understood that any obligation under any such other agreement will be deemed material if its nonperformance could reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change).

     (n) Maintain Existence, Structure and Licenses. Except for a Permitted Liquidation or as permitted by Paragraph 9.2(j)(iv) of this Section 9, each Obligor shall preserve and maintain, and cause each of its subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), and all permits, licenses, approvals, privileges and franchises used or useful in the conduct of its business.

     (o) Use of Proceeds. The Obligors shall use, and cause their respective subsidiaries to use, the proceeds of the Loans and the Letters of Credit for the sole purposes of (i) repaying the Indebtedness incurred and paying other amounts owing under the Existing Credit

Agreements, (ii) paying transaction costs, fees and expenses due under the Loan Documents and Junior Lien Financing Documents, (iii) providing Working Capital from time to time for the Obligors, and (iv) other general corporate purposes.

     (p) Additional Obligors. Each Obligor shall cause each entity that becomes a subsidiary of such Obligor after the date of this Financing Agreement, if such subsidiary is organized in the United States, to become a joint and several obligor as a Company hereunder in respect of the Obligations, or, if such subsidiary is organized outside the United States, to become a Guarantor in respect of the Harvard Obligations or a joint and several obligor as a Company hereunder in respect of the Obligations (and if the Obligors propose that any Letter of Credit be issued for the account of such subsidiary and it is to become a Guarantor, also cause it to become an L/C Eligible Account Party obligated hereunder with respect to its own Reimbursement Obligations) and, in each case, cause such subsidiary to secure its obligations in the relevant capacities referred to above by executing and delivering to the Administrative Agent, for the benefit of the Lenders, the Agents and the Issuing Bank, an amendment to this Financing Agreement and all other Loan Documents, to the extent determined by Required Lenders to be necessary or desirable to implement the intent of this subparagraph. All such amendments shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

     (q) Inventories, Appraisals, and Field Examinations; Environmental Surveys.


           (i) The Obligors, at their own expense, shall cause not less than one
               (1) physical inventory to be undertaken in each twelve (12) month period during which this Financing Agreement is in effect which shall be conducted by such inventory takers and following such methodology as is consistent with the Obligors' past practices.

               (a) The Obligors shall provide the Agents and the Lenders with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by any Obligor) within ten (10) days following the completion of such inventory.

               (b) The Obligors shall provide the Administrative Agent and the Lenders with a reconciliation of the results of each stock inventory (as well as of any other physical inventory undertaken by any Obligor) within thirty (30) days following the completion of such inventory, and shall post such results to the Obligors' stock ledger and, as applicable, to the Obligors' other financial books and records.

               (c) Upon the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent may, at the expense of the Companies, cause such additional inventories to be taken as the Administrative Agent may determine in its discretion or as Required Facility Lenders may require.

               (d) The Agents and the Lenders shall be entitled to obtain appraisals of the Collateral from time to time (in all events, at the Companies' expense), conducted by such appraisers as are satisfactory to the Agents and the Required Facility Lenders, including, without limitation, desktop appraisals and full appraisals of the Collateral. The Obligors shall cooperate with and provide information relating to the Collateral reasonably requested by each of the appraisers engaged by any Agent or the Lenders to conduct the appraisals of the Collateral.

               (e) The Administrative Agent and the Lenders shall be entitled to conduct four (4) commercial finance field examinations (in each event, at the Companies' expense) of the Companies' books and records during each twelve (12) month period during which this Financing Agreement is in effect, provided that upon the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent and the Lenders may, at the expense of the Companies, undertake such additional field examinations as the Agents or Required Facility Lenders may determine in their discretion.

          (ii) The Obligors, at their own expense, shall arrange for a Phase I environmental assessment, by a consultant satisfactory to the Agents and the Lenders, with respect to the properties and operations of the Obligors, from time to time as requested by the Agents and the Lenders or shall permit the Agents and the Lenders themselves to arrange for such assessments, and copies of the results of such assessments shall be delivered to the Agents and the Lenders upon request. The Obligors shall cooperate with the conduct of the assessments and arrange for consultations between the consultant and the Agents and the Lenders during the conduct of such assessments.

     (r) Accounts. To the extent it has not already done so on or before the Closing Date, such Obligor shall, not later than the 45th day thereafter, establish, and shall thereafter maintain, Blocked Accounts and concentration accounts as required in Paragraph 3.4 of Section 3 hereof.

     (s) Canadian Real Estate Title Insurance. Trim Trends shall deliver, on or before June 5, 2001, the title insurance policy in respect of the Canadian Debenture, which title insurance policy shall satisfy the criteria set forth in Paragraph 2.1(v) of Section 2 hereof and shall otherwise be in form and substance satisfactory to the Agents.

     9.3 Indemnification (a) Each of the Companies hereby, jointly and severally, agrees to indemnify and hold harmless the Agents, the Arrangers, the Issuing Bank, each Lender and each of their affiliates and each of the respective officers, directors, employees, attorneys and agents of each (each an "Indemnified Party" under this subparagraph) from and against any and all claims, damages, losses, liabilities, obligations, payments, made or required to be made by the Agents or the Issuing Bank (or any of them) pursuant to any indemnity provided by the Agents or the Issuing Bank (or any of them) and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel) that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with or by reason of

           (i) the Line of Credit, the Letters of Credit (or any of them) or any drafts or acceptances relating thereto,

          (ii) this Financing Agreement or the other Loan Documents or any of the transactions contemplated thereby,

         (iii) the Blocked Accounts, the lockbox, the Revolving Loan Account, and/or any other deposit accounts and/or the agreements executed in connection therewith,

          (iv) the method of handling the accounts and Accounts of the Collective Borrowers and Guarantors as herein provided,

           (v) the Administrative Agent's or the Issuing Bank's or any Lender's relying on any instructions of any of the Collective Borrowers or any Guarantor,

          (vi) any other action taken by the Administrative Agent in accordance with subparagraph (b) of Paragraph 3.6 of Section 3 of this Financing Agreement,

         (vii) any violation or alleged violation of any Environmental Law by the Obligor and each of its subsidiaries; or any claim or expense which results from any of the Obligor's and each of its subsidiaries' operations, or from the release or threatened release at, to, or from any Real Estate of any Contaminants, or remedial action (as defined under the Comprehensive, Environmental Response, Compensation and Liability Act, 42 U.S.C.Ass. 9601 et seq., or any equivalent state, local or foreign law) or corrective action (as this term is used in
               Section 3004(u), 3004(v), and 3008(h) of the Resource Conservation and Recovery Act or any equivalent state, local or foreign law),

        (viii) any other matter relating to or arising in connection with this Financing Agreement or any of the other Loan Documents or any part of the Collateral,

which such Indemnified Party may sustain or incur, all whether through the alleged or actual negligence of such Person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party, as finally determined in a non-appealable judgment by a court of competent jurisdiction. Trim Trends agrees to indemnify and hold harmless each of the Indemnified Parties from and against any and all claims, damages, losses, liabilities, obligations, and payments, made or required to be made by any of them as contemplated above to the extent they relate to the Trim Trends L/C Reimbursement Obligations or otherwise to any Letter of Credit issued for the account of Trim Trends pursuant to Section 5 of this Financing Agreement. Each of the Companies and Trim

Trends hereby agrees that this indemnity shall survive termination of this Financing Agreement, as well as payment of the Obligations and the Guaranty Obligations.

     (b) The Agents may, in their sole business judgment, establish such Availability Reserves with respect to the indemnity provided for in subparagraph
(a) of this Paragraph 9.3 as they may deem advisable under the circumstances and, upon any termination of the Revolving Line of Credit, the Administrative Agent may hold such reserves as cash reserves in the Cash Collateral Account for any such contingent liabilities. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Companies or Guarantors, any of their respective directors, securityholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated.

     (c) None of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Obligors or any of their respective securityholders or creditors for or in connection with the transactions contemplated by the Loan Documents except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) that are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

     (d) Each of the Companies hereby indemnifies the Administrative Agent and holds the Administrative Agent harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on the Administrative Agent and/or the Agents, the Issuing Bank or the Lenders by reason of the exercise of the rights, remedies and interests under Section 12 of this Financing Agreement or any rights or remedies exercised under any of the other Loan Documents in respect of any of the Collateral, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Obligors, any of the Obligors as debtor-in-possession, the Junior Lien Lender or any other secured or unsecured creditors of any of the Obligors, any trustee or receiver in bankruptcy, or otherwise) or dealing with any of the Collateral as provided in the Loan Documents or the Intercreditor Agreement (or any claim brought against the Obligors or the Administrative Agent by the Junior Lien Lender in respect of any of the foregoing), and the Companies hereby agree to so indemnify and hold the Administrative Agent harmless, absent the Administrative Agent's gross negligence or willful misconduct as finally determined in a non-appealable judgment by a court of competent jurisdiction. The foregoing indemnification shall survive termination of the Line of Credit and this Financing Agreement until such time as all Obligations (including the foregoing) and Guaranty Obligations have been fully, finally and indefeasibly paid in full. In furtherance thereof the Administrative Agent, may establish such Availability Reserve for Obligations and Guaranty Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgment. Any additional indemnity provided for in any applicable mortgage(s), deed(s) of trust or assignment(s) issued to the Administrative Agent on the Real Estate shall govern the rights and remedies of the Administrative Agent relating thereto.

SECTION 10. Interest, Fees and Expenses Involving Obligations

     10.1 Revolving Loans. (a) Interest on the Revolving Loans shall be payable monthly as of the end of each month and accrue at the rate per annum equal for each day to the sum of the Citibank Base Rate for such day plus one and three quarters percent (1.75%) on the average of the net balances owing by each of the Companies to the Administrative Agent in their Revolving Loan Accounts at the close of each day during such month. In the event of any change in the Citibank Base Rate, the rate hereunder for the Revolving Loans shall change, as of the date of such change, so as to remain one and three quarters percent (1.75%) above the Citibank Base Rate. The rate hereunder for the Revolving Loans shall be calculated based on a 360-day year. The Administrative Agent shall be entitled to charge each such Companies' Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

     (b) Notwithstanding any provision to the contrary contained in this Section 10, in the event that the sum of (i) the outstanding Revolving Loans and (ii) the outstanding Letters of Credit exceeds the lesser of either (x) the maximum aggregate amount available under Sections 3 and 5 of this Financing Agreement or
(y) the Revolving Line of Credit: (A) as a result of any Voluntary Overadvance, for any one (1) or more days in any month, or (B) any Nonconsensual Overadvance and such Nonconsensual Overadvance continues for five (5) or more days in any month, the average net balance of all Revolving Loans for such month shall bear interest at the Overadvance Rate.

     (c) Upon and after the occurrence of an Event of Default and the giving of any required notice by the Administrative Agent in accordance with the provisions of Section 10, Paragraph 10.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

     10.2 Term Loans. (a) Interest on Term Loan A shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity and shall accrue at a rate per annum for each day in the relevant month equal to the sum of the Citibank Base Rate for such day plus one and three quarters percent (1.75%) per annum. In the event of any change in said Citibank Base Rate the rate hereunder for any such Revolving Loans shall change, as of the date of such change, so as to remain one and three quarters percent (1.75%) above the Citibank Base Rate. The rate hereunder shall be calculated based on a 360 day year. The Administrative Agent shall be entitled to charge the Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

     (b) Interest on Term Loan B shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity and shall accrue at a rate per annum for each day in the relevant month equal to the sum of the Citibank Base Rate for such day plus two and one half percent (2.50%) per annum. In the event of any change in said Citibank Base Rate the rate hereunder for any such Revolving Loans shall change, as of the date of such change, so as to remain two and one half percent (2.50%) per annum above the Citibank Base Rate. The rate hereunder shall be calculated based on a 360 day year. The Administrative Agent shall be entitled to charge the Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

     10.3 L/C Participation Fees. In consideration of each of the L/C Participations and the Commitment of the Revolving Facility Lenders hereunder to acquire them, as well as the Administrative Agent's agreement herein to make payments to the Issuing Bank on behalf of the Revolving Facility Lenders, the Companies shall pay to the Administrative Agent for the ratable benefit of the Revolving Facility Lenders, the Letter of Credit Participation Fee, which shall be an amount equal to the sum of the Citibank Base Rate for such day plus one and three quarters percent (1.75%) per annum, payable monthly, on the face amount of each Letter of Credit less the amount of any and all amounts previously drawn under such Letter of Credit; provided, however, notwithstanding any of the foregoing, during the continuance of an Event of Default, the Letter of Credit Participation Fee shall be increased by an additional two percent (2%) per annum.

     10.4 Charges Relating to Letters of Credit. (a) Any and all charges, fees, commissions, costs and expenses charged to any of the Lenders for the account of any L/C Eligible Account Party by the Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto (including the L/C Participations) will be charged to the Revolving Loan Account in full when charged to, or paid by any Lender, or as may be due upon any termination of the Revolving Line of Credit, and when made by the Issuing Bank shall be conclusive on the Revolving Facility Lenders.

     (b) The Issuing Bank's standard charges, fees, commissions, costs and expenses payable to the Issuing Bank by the L/C Eligible Account Parties in connection with the issuance of the Letters of Credit shall be as separately agreed by Harvard, for the L/C Eligible Account Parties, with the Issuing Bank in connection with each L/C Application and may include, without limitation, any amounts of the kinds identified in Paragraph 10.5 of this Section 10.

     10.5 Other Expenses. Each of the Companies shall reimburse or pay the Agents, the Arrangers and/or the Lenders, as applicable, for (a) all Out-of-Pocket Expenses, (b) in the case of the Administrative Agent, an audit fee in the amount of $750.00 per Person per day or such higher amount as at the time is being charged by the Administrative Agent or the agent or agents used by it for the purpose, for each Person who, for or at the request of the Administrative Agent, is engaged in appraising, valuing, inspecting or monitoring the Collateral from time to time hereunder and (c) reasonable fees and costs incurred in connection with the enforcement and protection of the rights of the Agents (or any either of them) and, after any Event of Default or, whether or not it ultimately becomes an Event of Default, any Default of a kind contemplated in any of sub-paragraphs (c) or (g) of Paragraph 12.1, the Lenders and the Issuing Bank, under this Financing Agreement or any other Loan Document, including the protection of the rights of the Agents (or either of them) and the Lenders and the Issuing Bank in any bankruptcy, reorganization, liquidation or insolvency proceeding, whether or not litigation is commenced.

     10.6 Line of Credit Commitment Fee. On the last Business Day of each month, commencing with June, 2001, and on the Termination Date, the Companies shall pay to the Administrative Agent the Line of Credit Commitment Fee plus the Collection Day Interest for such month pursuant to Paragraph 3.4(a)(iv).

     10.7 Closing Fee. On the Closing Date, the Companies shall pay to the Agents a Closing Fee in the amount separately agreed upon by them, to the extent not previously paid, which shall be deemed fully earned when paid.

     10.8 Administrative Management Fee. On the Closing Date and each Anniversary Date thereafter until all Obligations and/or Guaranty Obligations (as the case may be) of the Obligors under the Loan Documents shall have been fully, finally and indefeasibly paid and all the Commitments have expired or terminated (for purposes of this provision "Completion"), the Companies shall pay to the Administrative Agent, for its own account, the annual Administrative Management Fee in the amount of $75,000.00. This fee shall be deemed fully earned when paid in advance for each year, provided that, for the year beginning on the Anniversary Date in 2004, if Completion occurs on the Termination Date, the annual Administrative Management Fee due on such Anniversary Date (but only if then paid as and when due) shall be prorated (on the basis of a year of twelve (12) months of thirty (30) days each), only the portion thereof corresponding to May 2004 shall be deemed fully earned and the balance shall be returned by the Administrative Agent to Harvard (for distribution by it among the Companies as they may separately agree), to the account designated by Harvard by notice to the Administrative Agent, within ten (10) Business Days after the Termination Date.

     10.9 Other Charges of the Administrative Agent. Without duplication of the fees provided for in Paragraph 10.5(b) and as Out-of-Pocket Expense, the Companies shall pay the Administrative Agent's standard charges and fees for the Administrative Agent's Personnel used by the Agent for reviewing the books and records of the Companies and for appraising, valuing, examining, verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Administrative Management Fee and any Out-of-Pocket Expenses).

     10.10 Success Fee. Upon the earliest to occur of (i) the payment-in-full of all Obligations, (ii) two years from the Closing Date or (iii) the sale of all, or substantially all of, Hayes-Albion or Trim Trends operations, the Companies shall pay to the Administrative Agent a Success Fee in the amount previously agreed upon by them, for application among the Agents and the Lenders as separately agreed upon by them.

     10.11 Taxes. (a) Each payment by each Obligor under this Financing Agreement or any other Loan Document shall be made without withholding on account of any present or future Tax, levy, impost, duty, charge, assessment or fee of any nature that is imposed by any Governmental Authority or taxing authority unless withholding is required by applicable law. If applicable law requires any such withholding by any Obligor, such Obligor shall give notice to that effect to the Administrative Agent, make the necessary withholding and make timely payment of the amount withheld to the appropriate Governmental Authority. All amounts so withheld shall be paid before penalties attach thereto or interest accrues thereon. If any such penalties or interest nonetheless become due, the Companies shall make prompt payment thereof to the appropriate Governmental Authority. If any Lender or Agent pays any amount in respect of any such tax, levy, impost, duty, charge, assessment or fee that is not a net income or net receipts Tax or a franchise Tax imposed in lieu of such net income or receipts Tax (each such non-excluded tax, an "Indemnifiable Tax") which is imposed on any payment due from any Obligor hereunder or penalties or interest thereon, the Companies shall reimburse such Lender or

Agent in U.S. dollars for that payment on demand. If any Obligor pays any such Indemnifiable Taxes or penalties or interest thereon, it shall deliver official tax receipts evidencing the payment or certified copies thereof to the Administrative Agent (for the relevant Lender or Agent) not later than the thirtieth (30th) day after payment.

     (b) If any Lender or Agent that is organized outside the United States is or becomes entitled to a reduced withholding rate or a complete exemption from withholding with respect to Indemnifiable Taxes on payments to it by an Obligor under this Financing Agreement or any of the other Loan Documents, within thirty
(30) days after receipt of a request of such Obligor, such Lender or Agent shall as promptly as practicable, and provided it is not burdensome for it to do so, complete and deliver from time to time to such Obligor such form as such Obligor is required to obtain from such Lender or Agent in order to give effect to the reduced rate or exemption.

     (c) If any Indemnifiable Taxes are withheld from a payment due to a Lender or an Agent in accordance with this Paragraph, the Companies shall promptly pay to the Administrative Agent, for such Lender or Agent, such additional amount as is necessary to ensure that the net amount actually received by such Lender or Agent free and clear of those Indemnifiable Taxes is equal to the amount that such Lender or Agent would have received had those Indemnifiable Taxes not been withheld, except that, if an Agent or Lender is organized outside the United States no such additional amount shall be payable to such Lender to the extent that the relevant Indemnifiable Taxes would not have been imposed but for failure by such relevant Agent or Lender to comply with the provisions of Paragraph 10.11(b) hereof. The obligation of the Companies to pay these additional amounts shall constitute Obligations and shall survive the termination of the Lenders' Commitments, repayment of the principal of the Loans and payment of all other Obligations.

     (d) The Companies shall pay any registration or transfer taxes, stamp duties or similar levies, and any penalties or interest that may be due with respect thereto, that may be imposed by any jurisdiction in connection with this Financing Agreement or the other Loan Documents. If any Lender or Agent pays any amount in respect of any such taxes, duties, levies, penalties or interest, (or if any Lender pays any such amount to the Issuing Bank in connection with an L/C Participation) the Companies shall reimburse such Lender or such Agent for that payment on demand.

     10.12 Revolving Loan Account Charges. Each of the Obligors hereby authorizes the Administrative Agent to charge the Revolving Loan Account(s) with the amount of all Obligations due hereunder as such payments become due. The Companies hereby confirm and agree that they shall promptly pay the Obligations to the Administrative Agent upon its request therefor. Each of the Companies confirms that (i) its liability for any and all of the fee obligations (including without limitation, those set forth in Paragraphs 10.6 through 10.10 above) and Out-of-Pocket Expenses, set forth in this Financing Agreement and in any of the other Loan Documents is joint and several, (ii) the Companies, as between themselves, shall determine how to pro-rate any such payments due hereunder (and how to pro-rate any such payment in respect of any Letter of Credit issued for the account of Trim Trends, as between themselves and Trim Trends) and (iii) for ease of administration, the Administrative Agent may charge any of the Revolving Loan

Accounts with the amount of any such fee payments, and any such charges which the Administrative Agent may so make to any of the Companies' Revolving Loan Account(s) as herein provided will be made as an accommodation to the Companies and solely at the Administrative Agent's discretion.

     10.13 Capital Adequacy Changes. In the event that any Agent, the Issuing Bank or Lender (or any financial institution which may from time to time become a participant in a Loan hereunder) shall have determined in the exercise of its reasonable business judgment that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by such Agent, the Issuing Bank or such Lender or participant (or any corporation controlling any of them) with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Agent's, the Issuing Bank's or such Lender's or participant's (or controlling corporation's) capital as a consequence of its obligations hereunder to a level below that which such Agent, the Issuing Bank, such Lender or participant (or controlling corporation) could have achieved but for such adoption, change or compliance (taking into consideration the policies with respect to capital adequacy of such Agent, the Issuing Bank, such Lender or participant (or controlling corporation)) by an amount reasonably deemed by such Agent, the Issuing Bank, such Lender or participant (or controlling corporation)) to be material, then, from time to time, the Companies shall pay no later than five (5) days following demand to such Agent, the Issuing Bank or Lender (for itself or for any participant in any of its Loans or for its respective controlling corporation)) such additional amount or amounts as will compensate such Agent, the Issuing Bank, such Lender or participant (or controlling corporation)) for such reduction. In determining such amount or amounts, such Agent, the Issuing Bank, such Lender or participant (or controlling corporation)) may use any reasonable averaging or attribution methods. The protection of this Paragraph 10.13 shall be available to such Agent, the Issuing Bank, such Lender or participant (or controlling corporation)) regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of such Agent, the Issuing Bank, such Lender or participant (or controlling corporation)) setting forth such amount or amounts as shall be necessary to compensate such Agent, the Issuing Bank, such Lender or participant (or holding company)) with respect to this Section 10 and the calculation thereof when delivered to the Companies shall be conclusive on the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event such Agent, the Issuing Bank, such Lender or participant (or controlling corporation)) has exercised its rights (directly or through an Agent, the Issuing Bank or Lender) pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Companies in whole or in part exceed the amount which such Agent, Lender or participant (or controlling corporation)) actually required to be made whole, the excess, if any, shall be returned to the Companies by such Agent, the Issuing Bank, such Lender or, through the Issuing Bank, the relevant Agent or Lender, such participant or controlling corporation, as applicable.

     10.14 Additional Costs. In the event that on or after the date hereof any applicable law, treaty or governmental regulation is adopted, or any change therein or in the interpretation or application thereof becomes effective, or compliance by any Agent, the Issuing Bank, any Lender or any such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

     (a) subject such Agent, the Issuing Bank, such Lender or participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to such Agent, the Issuing Bank, such Lender or participant of principal, fees, interest or any other amount payable hereunder or under any other Loan Documents (except for changes in the rate of tax on the overall net income or gross receipts of such Agent, the Issuing Bank, such Lender or participant by the federal government or the jurisdiction in which it maintains its principal office);

     (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by such Agent, the Issuing Bank, such Lender or participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

     (c) impose on such Agent, the Issuing Bank, such Lender or participant any other condition with respect to this Financing Agreement or any other Loan Document, and the result of any of the foregoing is to increase the cost to such Agent, the Issuing Bank, such Lender or participant of making, renewing or maintaining its Loans or interests therein or any such other extension of credit provided pursuant to this Financing Agreement or any other Loan Document by an amount that such Agent, the Issuing Bank, such Lender or participant deems to be material in the exercise of its reasonable business judgment or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of such Loans, interests or other extensions of credit by an amount that such Agent, the Issuing Bank, such Lender or participant (or controlling corporation)) deems to be material in the exercise of its reasonable business judgment, then, in any such case the Companies shall pay such Agent, the Issuing Bank, such Lender or participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. Such Agent, the Issuing Bank, or such Lender or, through the relevant Lender, such participant shall certify the amount of such additional cost or reduced amount to the Companies and the calculation thereof and such certification shall be conclusive upon the Obligors absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event such Agent, the Issuing Bank, such Lender or participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Companies in whole or in part exceed the amount which such Agent, the Issuing Bank, such Lender or participant actually required pursuant hereto, the excess, if any, shall be returned to the Companies by such Agent, the Issuing Bank, such Lender or, through the relevant Lender, such participant.

SECTION 11. Powers Involving Obligations; Obligations Absolute

     11.1 Power of Attorney. Each Obligor hereby appoints the Administrative Agent, or any Person or agent the Administrative Agent may designate, as its attorney-in-fact, at the Obligor's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations, in the case of any Company, all Trim Trends L/C Reimbursement Obligations and related obligations, in the case of Trim Trends, or all Guaranty Obligations, in the case of any Guarantor, have been fully, finally and indefeasibly paid:

     (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Administrative Agent or the Obligors or any one of them, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

     (b) To receive, open and dispose of all mail addressed to the Obligors or any one of them and to notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate;

     (c) To request from customers indebted on Accounts at any time, in the name of the Administrative Agent information concerning the amounts owing on the Accounts;

     (d) To request from customers indebted on Accounts at any time, in the name of the Obligors or any one of them, in the name of certified public accountant designated by the Administrative Agent (after consultation with the Syndication Agent) or in the name of the Administrative Agent's designee, information concerning the amounts owing on the Accounts;

     (e) To transmit to customers indebted on Accounts notice of the Administrative Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Administrative Agent for the relevant Obligor's account;

     (f) To take or bring, in the name of the Administrative Agent or the Obligors or any one of them, all steps, actions, suits or proceedings deemed by the Administrative Agent necessary or desirable to enforce or effect collection of the Accounts; and

     (g) To take and refrain from taking any and all actions contemplated for it in the Intercreditor Agreement or any Security Document.

Notwithstanding anything hereinabove contained to the contrary, the powers set forth in clauses (b), (c), (e) and (f) of this Paragraph 11.1 may only be exercised after the occurrence of an Event of Default or a Default of a kind referred to in subparagraph (c) or (g) of Paragraph 12.1 of Section 12 hereof, and until such time as such Default is remedied or, in the case of any Event of Default, until such time as it is waived in writing by the Required Lenders, subject to the following. If, in connection with any such Event of Default, the Administrative Agent has (as provided in Paragraph 12.2) declared all Obligations to be immediately due and payable (or they have, as contemplated in Section 12 hereof, become so payable without need for any such declaration), the Administrative Agent shall not be limited in the further exercise of the powers set forth in this Paragraph 11.1, regardless of any subsequent remedy of any such Event of Default, until all the Obligations and Guaranty Obligations have been fully, finally and indefeasibly paid.

     11.2 Joint and Several Liability of Companies. (a) Notwithstanding anything in this Financing Agreement or any other Loan Document to the contrary, each of the Companies hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Administrative Agent, the Lenders and the Issuing Bank under this Financing Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Companies and other L/C Eligible Account Parties and in consideration of the undertakings of the other Companies to accept joint and several liability for the Loans and the other Obligations hereunder, as well as the undertaking of Trim Trends for its own obligations relating to Letters of Credit issued for its account. Each of the Companies, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Companies, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Paragraph 11.2), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Companies without preferences or distinction among them. If and to the extent that any of the Companies shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Companies will make such payment with respect to, or perform, such Obligation.

     (b) Subject to the terms and conditions hereof, the Obligations of each of the Companies under the provisions of this Paragraph 11.2 constitute the absolute and unconditional, full recourse Obligations of each of the Companies enforceable against each Company to the full extent of its properties and assets, irrespective of all of the following:

         (i) any lack of validity or enforceability, any irregularity, default or omission in any relevant documentation, including any Loan Document, or of the Obligations, or any delay, failure or omission to enforce or agreement not to enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise of any right with respect to the foregoing (including, in each case, without limitation, as a result of the insolvency, bankruptcy or reorganization of the Issuing Bank, any Agent, any Lender, any Company or any other Person);

         (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Loan Documents;

         (iii) any exchange or release of, or non-perfection of any lien on or in, any Collateral, any release or amendment or waiver of or consent to any departure from any guaranty or security, for all or any of the Obligations or any release of any other Obligor from all or any part of its obligations under this Financing Agreement or any of the terms of any other Loan Document;

         (iv) any claim, set-off, counterclaim, defense or other rights, including any as to marshalling of any security or guaranties that any Obligor may have at any time and from time to time against the Issuing Bank, any Agent, any Lender, or any other Person, whether in connection with the transactions contemplated in the Loan Documents or any other transaction; or

         (v) any other circumstances which might otherwise constitute a defense based on suretyship or otherwise available to, or a discharge of, any Company in respect of (A) the Obligations of any Company, (B) the release of or waiver of any rights against any other Obligor and the settlement, compromise or release of any Obligations of any of them or (C) the failure by the Administrative Agent, the Issuing Bank or any Lender to attempt, or delay by it in attempting, to collect any Obligations from any other Company or Guaranty Obligations from any Guarantor or to realize upon any Collateral; and the Issuing Bank, the Agents and the Lenders may deal with any of the Companies as they see fit without prejudice or effect on this Financing Agreement or the security for the Obligations;

and each Company hereby irrevocably waives all defenses that it might otherwise have based on any of the matters identified above in this Paragraph 11.2 or based on any other circumstances other than the full, final and indefeasible payment of all Obligations; provided that the foregoing provisions of this sentence relating to any Company and an Obligation shall not be understood to constitute a waiver of any defense based on the full and final release of all responsibility of such Company for such Obligation given in writing by the Agents, the Issuing Bank and the Lenders.

     (c) The provisions of this Paragraph 11.2 are made for the benefit of the Agents, the Issuing Bank and the Lenders and their successors and assigns, and may be enforced by it or them from time to time against any or all of the Companies as often as occasion therefor may arise and without requirement on the part of the Agents, the Issuing Bank and/or the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any other Company or to exhaust any remedies available to it or them against any other Company or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Paragraph 11.2 shall remain in effect until all of the Obligations have been fully, finally and indefeasibly paid in cash.

     (d) Each of the Companies hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Company with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it with respect to any of the Obligations or the application of any Collateral owned by it in respect of any of the Obligations, until such time as all the Obligations have been fully, finally and indefeasibly paid in cash. Any claim which any Company may have against any other Company with respect to any such payments made by it or the application of any such Collateral in respect of any of the Obligations are hereby expressly made subordinate and junior in right of payment, without limitation, as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Company, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be fully, finally and indefeasibly paid in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made by any Company to any other Company therefor.

SECTION 12. Events of Default and Remedies

     12.1 Events of Default. Each of the events and circumstances listed below in this Paragraph 12.1 (each an "Event of Default") shall constitute an event of default and material breach by the Companies of their obligations to the Agents, the Issuing Bank and the Lenders:

     (a) cessation of the business of any Obligor or the calling of a meeting of the creditors of any Obligor in each case for purposes of compromising the debts and obligations of such Obligor;

     (b) the failure of any Obligor to generally meet its debts as they mature or its admission of its inability to do so;

     (c) (i) the liquidation of any Obligor (other than in a Permitted Liquidation); (ii) the commencement by any Obligor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal, provincial or state law; (iii) the commencement against any Obligor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal, provincial or state law by creditors of such Obligor, which proceeding shall not have been controverted within forty-five
          (45) days or shall not have been dismissed and vacated within sixty
          (60) days of commencement, or any of the actions sought in any such proceeding shall occur or any Obligor shall take action to authorize or effect any of the actions in any such proceeding; or (iv) the commencement (x) by any of the subsidiaries of any Obligor which itself is not a party hereto, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state or provincial law, or (y) against any subsidiary of any Obligor, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, which proceeding shall not have been controverted within forty-five (45) days and shall not have been dismissed or vacated within sixty (60) days of commencement, or any of the actions sought in any such proceeding shall occur or any of the subsidiaries of any Obligor shall take action to authorize or effect any of the actions in any such proceeding;

     (d) any warranty or representation of any Obligor set forth in any of the Loan Documents shall prove to have been incorrect in any material respect when made or, if applicable, deemed made or repeated thereunder;

     (e) any Obligor fails to perform or be in compliance with any of its covenants or other agreements contained herein, other than those referred to in subparagraph (f) or subparagraph (g) below, or in any other Loan Document or other written agreement between such Obligor and any Agent or Lender, provided that such failure of performance or noncompliance by such Obligor of any of the covenants referred in this subparagraph (e) shall not be deemed to be an Event of Default unless and until it shall remain unremedied to the Administrative Agent's satisfaction for a period of ten (10) days from the date the failure of performance or noncompliance occurs;

     (f) any Obligor fails to perform or be in compliance with any of its covenants or other agreements set forth in any of the following provisions: Paragraph 3.4 subsection (a) of Section 3 hereof (other than the second sentence of subclause (i) and the second, third and fourth sentences of subclause (iv) thereof); Paragraphs 7.3, 7.4 and 7.5, Paragraph 8.3 of Section 8 hereof (other than the second sentence of Paragraph 8.3 subparagraph (c)); Paragraph 9.2 subsections (a), (d) (other than the first sentence thereof), (e), (f), (g), (except for clauses (i), (ii) and (iii) thereof), (h), (i), (j), (k), (l), (o),
          (p), (q) and (r) thereof; or (ii) this Financing Agreement or any of the Security Documents fails or ceases for any reason to create a perfected first priority mortgage or security interest in and lien on any of the Collateral except as expressly permitted by this Financing Agreement or any of the Security Documents;

     (g) failure by any of the Companies to make a prepayment as and when required in Paragraph 7.3, Paragraph 7.4 or Paragraph 7.5 of Section 7 hereof or failure of the Obligors or any one of them otherwise to pay (or to remit the proceeds of any Permitted Asset Transfer other than an Intercompany Transfer to Administrative Agent for payment of) any of the Obligations (in the case of the Company) or Guaranty Obligations (in the case of a Guarantor) on the due date thereof;

     (h) an event or condition constituting an ERISA Event or Unfunded Pension Liabilities shall occur or exist with respect to any Plan, which event or condition could reasonably be expected to have a Material Adverse Effect;

     (i) except as expressly permitted in the Loan Documents or in the Intercreditor Agreement, the Obligors or any one of them shall amend or otherwise modify any of the Junior Secured Obligations or Junior Lien Financing Documents;

     (j) the occurrence or existence of any event or circumstance the effect of which is to cause, or to permit the holder or holders or beneficiary or beneficiaries of (x) the Junior Secured Obligations or Junior Secured Guaranty Obligations or (y) any other Indebtedness of the Obligors or any one of them (other than the Obligations and the Guaranty Obligations) having an aggregate principal amount in excess of $250,000 (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or the lapse of time, or both, such Junior Secured Obligations or Junior Secured Guaranty Obligations or other Indebtedness to become due prior to its stated maturity or which constitutes a failure to pay when due (whether at maturity, by acceleration or otherwise) such an aggregate amount of such Indebtedness;

     (k) (i) any of Roger G. Pollazzi, James B. Gray, Theodore W. Vogtman or J. Vincent Toscano ceases for any reason whatsoever (other than as a result of death) to be actively engaged in the management of the Companies or (ii) a Change in Control occurs;

     (l) General Motors Corporation gives notice that it proposes to take, or General Motors Corporation takes, any action to exercise the Rights of Access contemplated in section 3 of any Access and Security Agreement or any similar right in any similar agreement involving any of the properties of any of the Obligors;

     (m) One or more judgments or decrees shall be entered against one or more of the Obligors (or any subsidiary of any of them that is not a party to this Financing Agreement) involving in the aggregate a liability (to the extent not covered by third-party insurance as to which the insurer has acknowledged coverage) of $50,000.00 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

     (n) The Inactive Guarantor shall, at any time after the date of this Financing Agreement, engage in any business or receive any assets or be involved in any transaction whatsoever other than those incidental to maintaining its existence in compliance with the Loan Documents and with the Junior Lien Financing Documents as in effect on the Closing Date and approved by the Lenders on that date, or its own orderly liquidation and dissolution.

     12.2 Remedies Upon an Event of Default. (a) Upon the occurrence of an
Event of Default and the written direction of the Required Facility Lenders, the Administrative Agent shall, declare that, all loans, advances and extensions of credit provided for in Sections 3, 4 and 5 of this Financing Agreement shall be thereafter in the Required Facility Lenders' discretion and, in the case of issuance of any Letter of Credit, the discretion of the Issuing Bank and the Required Facility Lenders, and the obligation of the Administrative Agent and/or the Lenders or the Issuing Bank (as the case may be) to make Revolving Loans, issue Letters of Credit and acquire L/C Participations shall cease unless such Event of Default is waived in writing by the Required Facility Lenders or cured to the Required Facility Lenders' satisfaction in the exercise of the Required Facility Lenders' reasonable judgment.

     (b) Upon the occurrence of an Event of Default, and the written direction of the Required Facility Lenders the Administrative Agent shall,

     (i) declare that all Obligations (including all Reimbursement Obligations arising from drawings under Letters of Credit) are immediately due and payable;

     (ii) charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest at any lower rate provided for in Section 10 of this Financing Agreement, provided that, with respect to this clause "(ii)" the Administrative Agent has given the Companies written notice of the Event of Default, provided further however, that no notice is required if the Event of Default is an event or circumstance listed in any of subparagraphs (a) through (c) of Paragraph 12.1 of this Section 12;

    (iii) declare that the Line of Credit is immediately terminated, upon notice to the Companies, provided, however, that upon the occurrence of an Event of Default listed in Paragraph 12.1(c) of this Section 12, the Line of Credit shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by the Administrative Agent; and

     (iv) direct the Companies to pay (and each of the Companies agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Paragraphs 12.1(a) and 12.1(c), it will immediately pay) to the Administrative Agent additional cash in U.S. dollars, to be held by the Administrative Agent in the Cash Collateral Account, in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

The exercise of any of these options or alternatives is not exclusive of any other option or alternative or right or remedy, which may be exercised at any time by the Administrative Agent, the Issuing Bank and/or the Lenders (or any of them).

     12.3 Additional Remedies Upon an Event of Default. Immediately upon the occurrence of any Event of Default, upon the written direction of the Required Facility Lenders, the Administrative Agent shall, to the extent permitted by law:

     (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Administrative Agent may use, at the Obligors' expense, such of the Obligors' personnel, supplies or space at the Obligors' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon or on any other Collateral, and the Obligors hereby irrevocably grant the Administrative Agent right of access to their premises therefor;

     (b) bring suit, in the name of the Obligors (or any of them) or the Administrative Agent, and generally shall have all other rights respecting said Accounts, including without limitation the right to: extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Obligors (or any of them) or the Administrative Agent;

     (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Administrative Agent's sole option and discretion, and the Administrative Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Obligors (or any of them);

     (d) foreclose the security interests in the Collateral created herein or by any of the other Loan Documents to secure the Obligations by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same;

     (e) exercise all rights and remedies provided in any mortgage or other Security Document; and

     (f) exercise any other rights and remedies provided in law, in equity, by contract or otherwise.

The Administrative Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of any Obligor or the Administrative Agent, or in the name of such other party as the Administrative Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Administrative Agent in its sole discretion may deem advisable, and the Administrative Agent shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Administrative Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Administrative Agent shall deem appropriate and any such costs shall be deemed an Obligation hereunder. The Obligors agree, at the request of the Administrative Agent, to assemble the Inventory and Equipment and to make it available to the Administrative Agent at premises of the Obligors or elsewhere and to make available to the Administrative Agent the premises and facilities of the Obligors for the purpose of the Administrative Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten
(10) days' notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Administrative Agent's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Administrative Agent to the payment of the Obligations, whether due or to become due, in such order as the Administrative Agent may elect or as may be required by the Intercreditor Agreement, and the Obligors shall remain liable to the Administrative Agent for any deficiencies remaining. The Administrative Agent shall remit to the Obligors or their successors or assigns, any surplus resulting therefrom, subject to the terms of the Intercreditor Agreement relating to remittance thereof to or to the order of the Junior Lien Lender, except as may otherwise be required by order of a competent court. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Any applicable mortgage(s), deed(s) of trust or assignment(s) issued to the Administrative Agent on the Real Estate shall govern the rights and remedies of the Administrative Agent thereto. Notwithstanding anything to the contrary elsewhere in this Financing Agreement, if the Obligations are declared or automatically become immediately due and payable pursuant to Paragraph 12.2 of this Financing Agreement, in connection with an Event of Default, the rights and remedies of the Administrative Agent provided for herein, including, without limitation, the Administrative Agent's rights to exercise the powers granted to it in the power of attorney included in this Financing Agreement, shall continue and shall not cease to be effective until the full, final and indefeasible payment of all the Obligations, regardless of whether such Event of Default is subsequently remedied.

     12.4 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, each Agent and each Lender and the Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or such Lender or the Issuing Bank to or for the credit or the account of any Obligor against any and all of the Obligations (in the case of any Obligor which is a Company), against any and all of the Guaranty Obligations (in the case of any Guarantor), and against any and all of the obligations of Trim Trends relating to any Letter of Credit issued for its account (in the case of any such deposits or indebtedness held for or owing to Trim Trends), in each case, including all such relevant Obligations or Guaranty Obligations (as the case may be) now or hereafter existing under any of the Loan Documents, irrespective of whether or not such Lender or any Agent or the Issuing Bank shall have made any demand and although such Obligations or Guaranty Obligations (as the case may be) may be unmatured. Each Lender and each Agent and the Issuing Bank agrees promptly to notify the Obligors after any such set-off and application made by such Lender or Agent or the Issuing Bank, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 13. Termination

     The Companies or any one of them may request the termination of this Financing Agreement at any time with such advance notice as is required and otherwise as contemplated in the provisions of this Financing Agreement providing for reduction to zero of the Line of Credit and Commitments of the Lenders and prepayment in full of the Loans, provided that the Companies pay to the Administrative Agent immediately on demand the Early Termination Fee, if applicable, but the actual termination shall be subject to the following. Notice of request of termination, as aforesaid, by Harvard shall be deemed to be notice by the Companies for purposes hereof. All Obligations shall become due and payable as of any termination under this provision and, pending a final accounting, the Administrative Agent may withhold any balances in the Companies' accounts (unless supplied with an indemnity satisfactory to the Administrative Agent) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any L/C Obligations, or otherwise, including an amount of one hundred five percent (105%) of the face amount of any outstanding Letters of Credit with an expiry date on, or within thirty (30) days of the effective date of termination of this Financing Agreement, and cash reserves for any contingent obligation relating to expenses and indemnities associated with turning over to the Junior Lien Lender or its designee any of the Collateral to which it is entitled, as contemplated in the Intercreditor Agreement. Upon satisfaction of the Agents, the Lenders and the Issuing Bank as to all of the foregoing, the Agents, the Issuing Bank and Lenders, at the expense of the Companies, shall execute and deliver such releases, termination statements or other documents and take such actions as Harvard may reasonably request, to confirm the release of the security interest and liens created in the Collateral by this Financing Agreement and the other Loan Documents and to confirm the termination of this Financing Agreement.

SECTION 14. Miscellaneous

     14.1 Waivers. Each Obligor hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment except as otherwise expressly provided in this Financing Agreement. No delay or omission of any Agent or any Lender, the Issuing Bank or any Obligor to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by an Agent, the Issuing Bank or any Lender of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. No waiver of any right or remedy provided for herein shall be effective as a waiver unless it is in writing and signed by the Administrative Agent

     14.2 Entire Agreement. This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Companies, the Guarantors, the Agents, the Issuing Bank and the Lenders relating to the subject matter hereof and thereof; supersede any agreements relating to that subject matter existing on the date of this Financing Agreement other than the Agents' Commitment Letter (including, insofar as it relates to certain fees payable thereunder and hereunder, the terms of the Fee Letter referred to therein relating to those fees); may, subject to Paragraph 16.10, be changed only by a writing signed by the Companies, the Guarantors, the Administrative Agent (acting on behalf of the Required Lenders) and the Issuing Bank; and shall bind the Obligors, the Agents, the Lenders, the Issuing Bank and their respective successors and assigns, and shall benefit the Obligors, the Agents, the Issuing Bank, the Arrangers and the Lenders and their respective successors and assigns. The foregoing is subject to the exception that, except as otherwise expressly provided in Paragraph 16.10, the signature of the Issuing Bank on any such writing shall not be required at any time unless the relevant change affects any right, commitment or obligation hereunder of the Issuing Bank.

     14.3 Usury. In no event shall an Obligor, upon demand by the Administrative Agent for payment of any Indebtedness relating to any Obligation or Guaranty Obligation, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by applicable law. Regardless of any provision herein or in any agreement made in connection herewith, none of the Lenders or Agents or the Issuing Bank shall ever be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If an Agent or a Lender or the Issuing Bank ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal owed to it hereunder and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Obligors, as the case may be. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Financing Agreement and the Loan Documents shall be governed by such new law insofar as it relates to the permissible rate of interest as of its effective date.

     14.4 Severability. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     14.5 Waiver of Jury Trial. NONE OF THE COMPANIES, THE GUARANTORS, THE LENDERS, THE AGENTS OR THE ISSUING BANK AND NO SUCCESSOR, ASSIGN OR PERSONAL REPRESENTATIVE OF ANY OF THEM SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE INVOLVING ANY OF THE COMPANIES, THE GUARANTORS, THE LENDERS, THE AGENTS OR THE ISSUING BANK (OR ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THEM) BASED UPON OR ARISING OUT OF THIS FINANCING AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY COLLATERAL FOR THE PAYMENT OF ANY OF THE OBLIGATIONS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ENTITIES, OR ANY OF THEM. NONE OF THE COMPANIES, THE GUARANTORS, THE LENDERS, THE AGENTS OR THE ISSUING BANK WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH 14.5 OF THIS SECTION 14 HAVE BEEN FULLY DISCUSSED BY THE COMPANIES, THE AGENTS, THE LENDERS AND THE ISSUING BANK, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH 14.5 OF THIS SECTION 14 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     14.6 Notices. Except as otherwise herein provided, any notice or other communication required hereunder or relating to this Financing Agreement or any other Loan Document shall except as otherwise expressly provided herein or in such other Loan Document be in writing and may be given by personal delivery, including by any commercial courier or overnight delivery service, or by United States registered or certified mail, return receipt requested, with all postage and fees fully prepaid. Notices shall be effective upon receipt by the party being given notice, as indicated by the return receipt if mailed; except that if a party has relocated without providing the other party with its new address for service of notices, or if a party refuses delivery of a notice upon its tender, the notice shall be effective upon the attempt to serve the notice at the last address given for service of notices upon that party. In addition to (but not in lieu of) the foregoing, notice may be served by facsimile transmission, in which case service shall be deemed effective only upon receipt by the party serving the notice of telephonic or return facsimile transmission confirmation that the party to whom the notice is directed has received a complete and legible copy of the notice (provided that, any electronic communications from any of the Obligors with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Obligors for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Obligors from any other obligation hereunder to communicate further in writing). Notices shall be addressed to the party to be notified as follows or to such other address as that party may designate for itself by notice to the sender:

          (A)  if to the Administrative Agent, at:

                           CIT Group/Business Credit, Inc.
                           1211 Avenue of the Americas
                           New York, NY 10036
                           Attn:  Regional Manager
                           Fax No.:  212-536-1295

          (B)  if to the Syndication Agent, at:

                           Citicorp USA Inc.
                           388 Greenwich Street
                           New York, NY 10013
                           Attn:  Mr. Thomas Halsch, Vice President
                           Fax No.:  212-816-2613

          (C) if to the Issuing Bank as follows, except as otherwise provided in a Letter of Credit or, if applicable in the related L/C Application:

                           Citicorp USA, Inc.
                           388 Greenwich Street, 19th Floor
                           New York, NY   10013
                           Attn:    Mike McManus
                           Fax No.:  212-816-2613

          (D)  if to any of the Companies or Guarantors at:

                           Harvard Industries, Inc.
                           3 Werner Way
                           Lebanon, New Jersey 08833
                           Attn:  Mr. Roger Pollazzi
                           Fax No.:  908-437-8134

         With a courtesy copy of any material notice to the Companies' counsel at:

                           Chadbourne & Parke LLP
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Attn:  Mr. Joseph Smolinsky
                           Fax No.:  212-541-5369

(provided, however, that the failure of any Agent to provide the Companies' or Guarantors' counsel with a copy of such notice shall not invalidate any notice given to the Companies and shall not give the Companies any rights, claims or defenses due to the failure of any Agent to provide such additional notice);

          (E)  if to any Lender hereunder,

at the address set forth for that Lender below or in the applicable Assignment and Assumption Agreement:

         As Lenders:

                           CIT Group/Business Credit, Inc.
                           1211 Avenue of the Americas
                           New York, NY 10036
                           Attn:  Regional Manager
                           Fax No.:  212-536-1295

                           Citicorp USA Inc.
                           388 Greenwich Street
                           New York, NY 10013
                           Attn:  Mr. Thomas Halsch, Vice President
                           Fax No.:  212-816-2613



     14.7 Governing Laws. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION AND EXCEPT AS OTHERWISE REQUIRED BY THE UNIFORM COMMERCIAL CODE.

     14.8 Submission to Jurisdiction; Service of Process. Each of the Obligors hereby irrevocably: (a) Submits for itself and its property in any legal action or proceeding relating to this Financing Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, in the county of New York of the United States District Court for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that nothing contained herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

     (d) appoints CT Corporation, Inc., at 111 Eighth Avenue, 13th floor, New York, New York 10011, as its agent to receive service of process or other summons in connection with any such action or proceeding and waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, addressed to such Obligor at its address for notices hereunder.

     14.10 Headings. The headings of this Financing Agreement are solely for the purpose of identification and shall not be construed as a part of the paragraphs or sections they head.

     14.11 Replacement of Promissory Note. Upon receipt of an affidavit of an officer of the Administrative Agent or a Lender, as applicable, as to the loss, theft, destruction or mutilation of a Promissory Note or any other Loan Document, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Promissory Note or other Loan Document, the Companies will issue, in lieu thereof, a replacement Promissory Note or other Loan Document in the same principal amount thereof and otherwise of like tenor. In addition, if any Lender shall so request, the Companies shall execute and deliver to such Lender, through the Administrative Agent, Promissory Notes evidencing such Lender's share of the Term Loans and, in substitution for the Promissory Notes previously delivered to the Administrative Agent evidencing the Term Loans, shall execute and deliver to the Administrative Agent new Promissory Notes evidencing the portions thereof not evidenced by separate Promissory Notes delivered to evidence any individual Lender's share of the Term Loans.

     14.12 Counterparts. This Financing Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto were upon the same instrument.

     14.13 Assignments and Participations. (a) The Companies may not assign or transfer any of their rights under this Financing Agreement, the Promissory Notes or the other Loan Documents without the prior written consent of the Agents and the Lenders, and any such assignment or transfer without the Agents and the Lenders' prior written consent shall be null and void.

     (b) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term Loans, the Revolving Loans and the L/C Participations); provided, however, that (i) if any such assignment shall be of the assigning Lender's Revolving Loans or Revolving Credit Commitment or any related L/C Participation, such assignment shall cover the same percentage of such Lender's Revolving Loans and Revolving Credit Commitment and L/C Participations, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the assigning Lender's entire interest) be less than $5,000,000 and, unless such assigning Lender is assigning its entire interest, the aggregate amount retained by any such assigning Lender (determined as of such date) shall in no event be less than $5,000,000, except, in either case, (A) with the consent of the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Issuing Bank (which consent shall not be unreasonably withheld or delayed.

     (c) The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Transfer Agreement, together with any Promissory Note (if the assigning Lender's Loans are evidenced by a Promissory Note) subject to such assignment, and if any Revolving Loan or Revolving Credit Commitment is involved, shall at the same time deliver a copy to the Issuing Bank. Upon such execution, delivery, acceptance and recording and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $1,000 (subject to any consents required pursuant to the preceding subparagraph), from and after the effective date specified in such Assignment and Transfer Agreement, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Transfer Agreement, have the rights and obligations of a Lender and L/C Participant and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Financing Agreement have been assigned by it pursuant to such Assignment and Transfer Agreement, relinquish its rights (except those that survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Transfer Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

     (d) The Administrative Agent shall maintain at its address referred to in Paragraph 14.6 a copy of each Assignment and Transfer Agreement delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans and, where applicable, Revolving Credit Percentage of L/C Obligations owing to each Lender from time to time (the "Register"). Any assignment pursuant to this Paragraph 14.13(d) shall not be effective until such assignment is recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes absent manifest error, and each party to any of the Loan Documents may treat each Person whose name is recorded in the Register as a Lender as such for all purposes of this Financing Agreement. The Register shall be available for inspection by the Companies, the Guarantors, the Agents, the Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Notwithstanding anything to the contrary contained in the preceding subparagraph of this Paragraph 14.13, the Loans (including the Promissory Notes evidencing the Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to the Loans shall be transferable only upon notation of such transfer in the Register. A Promissory Note shall only evidence a Lender's or an assignee's right title and interest in and to the related Loan, and in no event is any such Promissory Note to be considered a bearer instrument or obligation. This Paragraph 14.13 shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations). Solely for purposes of this Paragraph and for tax purposes only, the Administrative Agent shall act as the Companies' agent for purposes of maintaining such notations of transfer in the Register.

     (f) Upon its receipt of an Assignment and Transfer Agreement executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Transfer Agreement has been completed, and subject to any consents required pursuant to subparagraph (b) of this Paragraph 14.13, (i) accept such Assignment and Transfer Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Harvard (for it to give to the other Companies). Within five (5) Business Days after its receipt of such notice, the Companies, at their own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Promissory Notes to the order of such assignee in an amount equal to the Term Loans assigned to it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Promissory Note for exchange in connection with the assignment and has retained Term Loans hereunder, new Promissory Notes to the order of the assigning Lender in an amount equal to the Term Loans retained by it hereunder. Such new Promissory Notes shall be dated the same date as the surrendered Promissory Notes and be in substantially the form of Exhibit B or Exhibit C, as applicable.

     (g) In addition to the other assignment rights provided in this Paragraph 14.13, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to (i) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Companies or the Administrative Agent or the Issuing Bank and (ii) any trustee for the benefit of the holders of such Lender's securities; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

     (h) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents. The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any party to a Loan Document, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the parties to the Loan Documents), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral. In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Financing Agreement and other relevant Loan Documents and (D) the Obligors, the Administrative Agent and the other Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Financing Agreement and other relevant Loan Documents. Each participant shall be entitled to the benefits of Paragraph 10.11, Paragraph 10.13 and Paragraph 10.14 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Companies shall not, at any time, be obligated to make under Paragraph 10.11, Paragraph 10.13 and Paragraph 10.14 to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Companies would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

     (i) The Obligors authorize each Lender to disclose to any participant or purchasing lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning such Obligors which has been delivered to such Lender by or on behalf of an Obligor pursuant to this Financing Agreement or which has been delivered to such Lender by or on behalf of an Obligor in connection with such Lender's credit evaluation of an Obligor prior to entering into this Financing Agreement, provided that such Transferee agrees in writing to hold such information, to the extent it is marked confidential, in confidence.

     (j) Notwithstanding any of the foregoing in this Paragraph 14.13, the Obligors shall, if necessary, execute any documents reasonably required to effectuate an assignment or transfer by a Lender contemplated by this Paragraph 14.13, including, without limitation, amendments to the Financing Agreement, the Promissory Notes or any other Loan Document, as the Administrative Agent shall reasonably deem necessary to effect the foregoing.

     14.14 Currency. All Obligations and Guaranty Obligations shall be payable in U.S. dollars. The foregoing reference to U.S. dollars is of the essence. The Obligations and Guaranty Obligations shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in U.S. dollars that the Administrative Agent may, in accordance with normal banking procedures, purchase with the sum paid in that other currency (after deducting any premium and costs of exchange) on the Business Day immediately following the day on which the Administrative Agent receives that payment. If the amount in U.S. dollars that may be so purchased for any reason falls short of the amount originally due, the Obligors shall pay to the Administrative Agent such additional amount, in U.S. dollars, as is necessary to compensate for the shortfall. Any Obligation and Guaranty Obligation not discharged by that payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent Obligation or Guaranty Obligation, as applicable, and, until discharged as provided herein, shall continue in full force and effect.

     14.15 Rate of Interest for Canadian Companies. For purposes of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under this Financing Agreement which is to be calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction, the numerator of which is the number of days in the calendar year in which the period for which the interest at such rate is payable ends and the denominator of which is the number of days comprising such other basis.

     14.16 Amendments; Waivers. (a) The Administrative Agent may, in its discretion, waive any of the conditions specified in Paragraph 2.2 as they apply after the Closing Date with respect to making a Revolving Loan, unless the Required Facility Lenders have affirmatively informed the Administrative Agent in writing that they oppose the waiver. Except as provided in the preceding sentence, no amendment or waiver of any provision of this Financing Agreement or any other Loan Document nor consent to any departure by any Company or Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Facility Lenders and, in the case of any amendment, by the Companies or, if a party to the relevant Loan Documents, the Guarantors, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby do any of the following (it being understood that the amendments described in clauses (iv) through (x) below shall be deemed to directly affect each Lender), in addition to the Required Facility Lenders:

          (i) waive any of the conditions specified in Paragraph 2.1 (Conditions Relating to the Closing Date), Paragraph 2.2

               (Conditions of Each Extension of Credit) as it applies to the Loans made on the Closing Date, or Paragraph 2.3 (Conditions Relating to Issuance of Letters of Credit) of Section 2 except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Required Facility Lenders;

          (ii) increase the Commitment of such Lender or subject such Lender to any additional obligations; provided, however, that any such increase with respect to the Term Loan Commitments or the Revolving Credit Commitments shall require the consent of the Required Term Loan Lenders or the Required Revolving Credit Lenders, as the case may be.

         (iii) extend the scheduled final maturity of any Loan of such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal of such Loan (it being understood that Paragraphs 7.3 and 7.4 of Section 7 do not provide for scheduled dates fixed for payment);

          (iv) reduce the principal amount of any Loan or due to such Lender (other than by the payment or prepayment thereof);

           (v) reduce the rate of interest (or change the manner in which such interest is paid) on any Loan or Obligations outstanding to such Lender or any fee payable hereunder to such Lender;

          (vi) postpone any scheduled date fixed for payment of interest or fees due to such Lender;

         (vii) change any provision hereof expressly requiring the consent of all Lenders, the Required Term Loan Lenders, the Required Revolving Facility Lenders or the Required Facility Lenders; change the definition of "Required Facility Lenders", "Required Revolving Facility Lenders", "Required Term Loan Lenders" or "Required Term Loan B Lenders"; or change this Paragraph 14.16 of this Section 14;

        (viii) change the definitions of Eligible Accounts Receivable, Eligible Inventory, Inventory Loan Cap, Collateral or any provision of the Intercreditor Agreement or any provision of any Loan Document relating to the Intercreditor Agreement or the rights, interests or duties of the Junior Lien Lender vis-a-vis the Lenders or the Agents;

          (ix) increase the advance percentages against Eligible Accounts or Eligible Inventory or amend the definitions of "Eligible Accounts Receivable" and/or "Eligible Inventory" (it being understood, however, that the foregoing shall not restrict the power of the Administrative Agent, in its reasonable business judgment, to determine whether an Account or piece of Inventory falls within the reach of any of these clauses) or alter the minimum Availability required under Paragraph 2.2(c) of Section 2, if the effect of any thereof is to increase the Availability or reduce such minimum required Availability; or

          (x) release any guaranty or Collateral in excess of $500,000.00 during any year, or release any Guarantor from its obligations under this Financing Agreement, except as permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Financing Agreement;

and provided, further, that (A) any modification of the application of, or the order of application of, payments to Term Loan A or Term Loan B pursuant to
Section 7.3 or 7.4 shall require the consent of the Required Term Loan A Lenders and Required Term Loan B Lenders and any such modification of the application to the Revolving Loans pursuant to Section 7.3 or 7.4 or the reduction of the Revolving Credit Commitments pursuant to Section 6.1 shall require the consent of the Required Revolving Facility Lenders, (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Financing Agreement or the other Loan Documents, (C) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above to take such action, affect the rights or duties of the Issuing Bank under this Financing Agreement or the other Loan Documents, and (D) no amendment, waiver or consent shall, unless in writing and signed by the Syndication Agent, in addition to the Lenders required above to take such action, affect the rights or duties of the Syndication Agent under this Financing Agreement or the other Loan Documents.

     (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Obligors (or any of them) in any case shall entitle the Obligors (or any of them) to any other or further notice or demand in similar or other circumstances.

     14.17 Confidentiality. The Lenders, the Agents and the Issuing Bank agree to maintain the confidentiality of any non-public information provided by the Obligors to them, in the ordinary course of their business, provided that the foregoing confidentiality provision shall terminate one (1) year after the termination of the Line of Credit, and provided further that the Lenders may disclose such information (a) after such information shall have become public other than through a violation of this Paragraph 16.14 of this Section 16, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or any Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or any Agent, or to auditors or accountants, (e) to any Agent, or any Lender, (f) in connection with any litigation to which any one or more of the Lenders or any Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a subsidiary or affiliate of such Lender, (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions hereof or (i) to the Junior Lien Lender.

     14.18 Contribution. (a) Notwithstanding anything to the contrary in Paragraph 11.3 of Section 11 or Paragraph 17.4 of Section 17, if any Obligor makes any payment in respect of any of the Obligations or Guaranty Obligations, other than Obligations in respect of Loans to the extent the proceeds thereof were received by or for such Obligor, through Harvard or otherwise (an "Obligor Payment") and, taking into account all other Obligor Payments then previously made or concurrently being made by any of the other Obligors, the amount of such Obligor Payment exceeds the amount such Obligor would otherwise have paid if each Obligor had paid the aggregate Obligations satisfied by such Obligor Payment in the same proportion as such Obligor's Allocable Amount (as defined below), determined immediately prior to such Obligor Payment, bore to the aggregate Allocable Amounts of all the Obligors as determined immediately prior to the making of such Obligor Payment, then, following full, final and indefeasible payment of the Obligations and the Guaranty Obligations and the termination of the Commitments, such Obligor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Obligor for the amount of the excess, pro rata, based upon their respective Allocable Amounts of the Obligors in effect immediately prior to such Obligor Payment.

         (b) As of any date of determination, the "Allocable Amount" of each Obligor shall be equal to the maximum amount of the claim that could then be recovered from such Obligor under this Paragraph without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

         (c) This Paragraph 14.18 is intended only to define certain relative rights of the Obligors vis-a-vis each other, and nothing set forth in this Paragraph 14.18 is intended to or shall impair the obligations of the Obligors to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Financing Agreement, as their joint and several obligations in respect of the Obligations, in the case of the Companies, as their joint and several obligations in respect of the Harvard Obligations, in the case of the Guarantors, and as their own Guaranty Obligations, in the case of the Guarantors (to the extent those Guaranty Obligations exceed the Harvard Obligations). Nothing in this Paragraph 14.18 shall limit the liability of any Company to pay the Loans made directly or indirectly to that Company and accrued interest and expenses with respect thereto, for which such Company shall be primarily liable, or shall limit the liability of Trim Trends to pay the Trim Trends L/C Reimbursement Obligations and its related Guaranty Obligations, for which Trim Trends shall be primarily liable.

         (d) The parties hereto acknowledge that the rights of contribution and indemnification provided for in this Paragraph 14.18 shall constitute assets of the Obligor to which such contribution and indemnification is owing.

         (e) The rights of the indemnifying Obligors against other Obligors under this Paragraph 14.18 shall be exercisable upon the full, final and indefeasible payment of the Obligations and the Guaranty Obligations and the termination of the Commitments.

     SECTION 15. Agreement between the Lenders

     15.1 Disbursements. (a) The Administrative Agent, for the account of the Lenders, shall disburse all loans and advances to the Companies to be made hereunder by the Lenders and shall handle all collections of Collateral and repayment of Obligations and Guaranty Obligations. It is understood that for purposes of advances to the Companies and for purposes of this Section 15 the Administrative Agent is using the funds of the Administrative Agent.

     (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to any advance to the Companies that such Lender will not make the amount which would constitute its share of the borrowing of any Loan on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender shall make such amount available to the Administrative Agent on a Settlement Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Companies a corresponding amount. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's share of such borrowing is not in fact made available to the Administrative Agent by such Lender on the Settlement Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Companies without prejudice to any rights which the Administrative Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Administrative Agent to make available to the Companies the full amount of a requested advance when the Administrative Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

     15.2 Lender and Administrative Agent Adjustments. (a) On each Settlement Date, the Administrative Agent and the Lenders shall (subject to Paragraph 15.2(c)) each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their proportionate shares of all outstanding Obligations and Guaranty Obligations as provided below in this Paragraph 15.2 (where "Lender" shall be understood to include the Administrative Agent), each of the Revolving Facility Lenders shall have paid to the Administrative Agent an amount equal to such Revolving Facility Lender's Revolving Credit Percentage of each payment made by the Administrative Agent to the Issuing Bank, on behalf of the Revolving Facility Lenders, pursuant to Paragraph 5.7 of Section 5 of this Financing Agreement (taking into account the provisions of Paragraph 15.2(b)), and each Revolving Facility Lender shall have received its Revolving Credit Percentage of each payment made by the Issuing Bank to the Administrative Agent for distribution among the Revolving Facility Lenders as contemplated in Paragraph 5.6(d) of Section 5 of this Financing Agreement.

     (b) The amounts payable by each Revolving Facility Lender to the Administrative Agent on account of such Lender's Revolving Facility Percentage of each such payment made on its behalf by the Administrative Agent to the Issuing Bank shall be increased by the interest payable to the Issuing Bank on the same percentage of such payment pursuant to Paragraph 5.7 of Section 5 hereof, to the extent paid by the Administrative Agent. The failure of any Revolving Facility Lender to make available to the Administrative Agent its Revolving Credit

Percentage or other relevant proportionate share of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent its Revolving Credit Percentage or other relevant proportionate share of any payment on a Settlement Date, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Revolving Facility Lender's Revolving Credit Percentage or other relevant proportionate share of any such payment.

     (c) The Administrative Agent is hereby irrevocably authorized by each of the Lenders to make the settlements provided for in Paragraph 15.2(a) on a net basis, setting off against the amounts otherwise distributable to any Lender by the Administrative Agent all amounts payable by such Lender to the Administrative Agent hereunder at the time, but each Lender shall remain responsible for remitting to the Administrative Agent and the Lenders the net amount payable by such Lender to the Administrative Agent or another Lender (as the case may be) on each Settlement Date.

     (d) In the event that any Lender shall obtain payment in respect of any Loan, L/C Obligations or any other Obligation or Guaranty Obligation owing to such Lender under this Financing Agreement or any other Loan Document through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Financing Agreement, such Lender shall promptly, by way of assignment or participation, purchase from the other Lenders an interest (an "Interest") in such Loans, L/C Obligations and other Obligations and Guaranty Obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Financing Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of the Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored.

     (e) The Obligors agrees that any Lender so purchasing such an Interest by way of participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Interest as fully as if such Lender were a holder of such Loan, L/C Obligations or other obligation in the amount of such Interest. Except as otherwise expressly provided in this Financing Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Financing Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Paragraph applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Paragraph to share in the benefits of any recovery on such secured claim.

     15.3 Statement of Company Accounts. The Administrative Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Administrative Agent hereunder to the Obligors.

     15.4 Sharing of Payments. The Administrative Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to the Lenders: (a) their respective pro rata portions of all fees, provided, however, that the Lenders (other than CIT in its role as the Administrative Agent) shall (x) not share in the Administrative Management Fee or the fees provided for in Paragraphs 10.8 and 10.5 of Section 10; and (y) receive their respective shares of the Loan Closing Fee in accordance with their respective agreements with the Administrative Agent; (b) interest computed at the rate and as provided for in Section 10 of this Financing Agreement on all outstanding amounts advanced by the Lenders on each Settlement Date, prior to adjustment, that are subsequent to the last remittance by the Administrative Agent to the Lenders of the Companies' interest; (c) their respective pro rata portions of all principal repaid on any Term Loan; and (d) interest on the Term Loans computed at the rate and as provided for in Section 10 of this Financing Agreement.

     15.5 Intentionally Deleted.

     15.6 Pro Rata Responsibility. The Companies hereby agree that each Lender is acting hereunder individually and is solely responsible for its portion of the Line of Credit and that the Issuing Bank, the Agents and the other Lenders shall not be responsible for, nor assume any obligations for, the failure of any other Lender to make available its portion of the Line of Credit. Further, should any Lender refuse to make available its portion of the Line of Credit, then the other Lenders may, but without obligation to do so, increase, unilaterally, their respective portions of the Line of Credit, in which event the Companies are so obligated to the other Lenders. The Companies hereby further agree that the Junior Lien Lender is solely responsible for the line of credit contemplated in the Junior Lien Financing Documents and making the loan provided for therein and that the Issuing Bank, the Agents and the Lenders shall not be responsible for, nor assume any obligations for, the failure of the Junior Lien Lender to make available the line of credit and loan contemplated in the Junior Lien Financing Documents, or for failure of the Junior Lien Lender to enter into the Junior Lien Financing Documents.

SECTION 16. Agents and Issuing Bank

     16.1 Appointment of Agent. Each Lender hereby irrevocably designates and appoints CIT as the Administrative Agent for the Lenders and CUSA as Syndication Agent for the Lenders under this Financing Agreement and any ancillary loan documents and irrevocably authorizes CIT as the Administrative Agent for such Lender, and CUSA as Syndication Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and all ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Syndication Agent, as the case may be, by the terms of this Financing Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, neither the Administrative Agent nor the Syndication Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and the ancillary documents or otherwise exist against the Administrative Agent or the Syndication Agent. Further, without limiting any of the foregoing, each Lender hereby confirms its irrevocable authorization to the Administrative Agent to execute the acknowledgments and consents required by General Motors Corporation in connection with its interest under the Access and Security Agreements and ratifies such action by the Administrative Agent.

     16.2 Delegation. (a) The Administrative Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties or functions.

     (b) The Syndication Agent (in its capacity as such, as distinct from CUSA, acting as Lender) shall have no duties, obligations or liabilities hereunder. It may exercise any rights given to it hereunder or under any ancillary documents by or through agents or other attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to this Financing Agreement and the other Loan Documents.

     16.3 Exculpatory Provisions. None of the Agents or the Issuing Bank nor any of the officers, directors, employees, agents, or attorneys-in-fact of any of them shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with any Loan Document or all ancillary documents (except for its or such Person's own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Obligors or any officer thereof contained in any Loan Document or ancillary document or certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or such Agent under or in connection with, any Letter of Credit, all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, all ancillary documents or for any failure of the Obligors to perform their obligations thereunder. The Agents and the Issuing Bank shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement and all ancillary documents or to inspect the properties, books or records of the Obligors.

     16.4 Reliance. Each of the Obligors, Agents and the Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Obligors), independent accountants and other experts selected by such Agent or the Issuing Bank. Each Agent and the Issuing Bank shall be fully justified in failing or refusing to take any action under this Financing Agreement and all ancillary documents unless it shall first receive such advice or concurrence of the

Lenders, or the Required Lenders, as the case may require, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent and the Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. The foregoing is without prejudice to Paragraph 5.5 of
Section 5 relating to certain actions and reliance by the Issuing Bank.

     16.5 Notice of Default. In no circumstance will the Syndication Agent or the Issuing Bank be deemed to have knowledge or notice of any Default or Event of Default or any duty or responsibility relating thereto. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or Harvard describing such Default or Event of Default. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders and the Issuing Bank. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may require; provided that unless and until the Administrative Agent shall have received such direction, the Administrative Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

     16.6 Non-Reliance on Agents, Issuing Bank and Other Lenders. Each Lender expressly acknowledges that neither of the Agents nor the Issuing Bank nor any of the officers, directors, employees, agents or attorneys-in-fact of any of them has made any representations or warranties to it and that no act by such Agent or the Issuing Bank hereinafter taken, including any review of the affairs of the Obligors shall be deemed to constitute any representation or warranty by such Agent or the Issuing Bank to any Lender. Each Lender represents to each Agent, the Issuing Bank and each other Lender that it has, independently and without reliance upon such Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon either Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Obligors. The Administrative Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Administrative Agent in its capacity as such pursuant to this Financing Agreement.

     16.7 Indemnification by Lenders. (a) Each of the Lenders agrees to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Obligors and without limiting the obligation of the Obligors to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, all Out-of-Pocket Expenses) of any kind whatsoever (including negligence on the part of such Agent) which may at any time be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Financing Agreement or any ancillary documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. The agreements in this paragraph shall survive the payment of the Obligations and the Guaranty Obligations.

     (b) The Administrative Agent will use its reasonable business judgment in handling the collection of the Accounts, enforcement of its rights hereunder and realization upon the Collateral but shall not be liable to the Lenders or any other Person for any action taken or omitted to be taken in good faith or on the written advice of counsel or otherwise as contemplated in Paragraph 16.4 of this
Section 16. Each of the Lenders expressly releases the Administrative Agent from any and all liability and responsibility (express or implied), for any loss, depreciation of or delay in collecting or failing to realize on any Collateral, the Obligations, the Guaranty Obligations or any guaranties therefor (including the Guaranty) and for any mistake, omission or error in judgment in passing upon or accepting any Collateral or in making (or in failing to make) examinations or audits or for granting indulgences or extensions to the Obligors, any account debtor or any guarantor, other than resulting from the Administrative Agent's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.

     16.8 The Agents and the Issuing Bank in Their Individual Capacities. Each of the Issuing Bank and each Agent may make loans to, and generally engage in any kind of business with the Companies as though it were not an Agent or the Issuing Bank hereunder. With respect to its Loans made or deemed made by it or obligations hereunder as Lender, the Administrative Agent or the Syndication Agent or Issuing Bank, as the case may be, shall have the same rights and powers, duties and liabilities under this Financing Agreement and the other Loan Documents as any other Lender and may exercise the same as though it was not the Administrative Agent or the Syndication Agent or the Issuing Bank, as the case may be, and the terms "Lender" and "Lenders" shall include each of the Administrative Agent and the Syndication Agent and the Issuing Bank in its individual capacity as a Lender.

     16.9 Successor Agents. An Agent may resign as the Administrative Agent or Syndication Agent (as the case may be) upon 30 days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent acting in the same capacity. If either the Administrative Agent or the Syndication Agent shall resign as Administrative Agent or Syndication Agent, as the case may be, then the Lenders shall appoint a successor Administrative Agent or, if appropriate, Syndication Agent, as applicable, for the Lenders whereupon such successor Administrative Agent or Syndication Agent shall succeed to the rights, powers and duties of the Administrative Agent or Syndication Agent, as applicable, and the term "Administrative Agent" or "Syndication Agent", as the case may be, shall mean such successor agent effective upon its appointment, and the former Administrative Agent's or Syndication

Agent's (as the case may be) rights, powers and duties as Administrative Agent or Syndication Agent (as the case may be) shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After any retiring Administrative Agent's or Syndication Agent's (as the case may be) resignation hereunder as the Administrative Agent or Syndication Agent, as applicable, the provisions of this
Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Syndication Agent, as applicable.

     16.10 Arrangements Requiring Consent of Lenders; Administrative Agent's Discretion. Notwithstanding anything contained in this Financing Agreement to the contrary, the Administrative Agent shall not, without the prior written consent of all Lenders, knowingly make any Voluntary Overadvance at the request of any of the Companies, provided that the foregoing limitations shall not prohibit or restrict (x) Nonconsensual Overadvances or (y) Overadvances by the Administrative Agent to preserve and protect Collateral if such Overadvance may be made without the prior consent of the Junior Lien Lender under the Intercreditor Agreement and immediately after such Voluntary Overadvance the aggregate amount of the Revolving Loans and the outstanding Letters of Credit would not exceed the Revolving Credit Line ("Administrative Agent Permitted Overadvances"). Subject to the provisions of Section 14, Paragraph 14.2 and the provisions of this Paragraph 16.10 of Section 16 of this Financing Agreement, in all other respects the Administrative Agent is authorized by each of the Lenders to take such actions or fail to take such actions under this Financing Agreement and any other Loan Document if the Administrative Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders. Notwithstanding any provision to the contrary contained in this Financing Agreement (including the provisions of Section 14, Paragraphs 14.2 and 14.16 and this Section 16, Paragraph 16.10 hereof) the Administrative Agent is authorized to take such actions or fail to take such actions in connection with (a) the exercise of (i) any and all rights and remedies under this Financing Agreement (including but not limited to the exercise of rights and remedies under Section 12, Paragraph 12.2 of this Financing Agreement) and (ii) its discretion in (x) determining compliance with the eligibility requirements of Eligible Accounts Receivable and/or Eligible Inventory and establishing reserves against Availability in connection therewith and/or (y) the making of Administrative Agent Permitted Overadvances, and/or (b) the release of Collateral not to exceed $250,000 in the aggregate during any Fiscal Year, and/or (c) curing any ambiguity, defect or inconsistency in the terms of this Financing Agreement; provided that the Administrative Agent, in its reasonable discretion, deems such to be advisable and in the best interests of the Lenders. In the event the Administrative Agent terminates this Financing Agreement pursuant to the written instructions of the Required Lenders, the Administrative Agent will cease making any loans or advances upon the effective date of termination except for any loans or advances which the Administrative Agent deems, in its sole discretion, to be reasonably required to maintain, protect or realize upon the Collateral.

     16.11 Nonconsenting Lenders. In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Administrative Agent for such consent within ten
(10) days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Administrative Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Loans and, if applicable, L/C Participations for the full amount thereof together with accrued interest thereon to the date of such purchase.

     16.12 Refund of Payments. If the Administrative Agent is required at any time to return to the Companies or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments received by the Administrative Agent in respect of any of the Obligations as result of a bankruptcy or similar proceeding with respect to the Companies, any guarantor or any other Person or entity or otherwise, then each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent its ratable share of any such payments made to such Lender by the Administrative Agent, together with its ratable share of interest and/or penalties, if any, payable by the Lenders. This provision shall survive the termination of this Financing Agreement.

     16.13 Arrangers. The parties acknowledge and agree that the Arrangers, in their respective capacities as such (but not in their capacities as Lenders) shall not have any obligations or liabilities hereunder but shall be party beneficiaries of the rights granted to them herein without need to execute this Financing Agreement in their capacity as Arrangers.

     16.14 Relationship. The Obligors acknowledge that the relationship between and among the Agents and the Lenders and the Issuing Bank, on the one hand, and the Junior Lien Lender, on the other hand, pursuant to the Intercreditor Agreement shall not be construed as giving rise to or constituting a joint venture, and the Agents, the Issuing Bank, the Lenders and the Obligors agree that none of the Agents or Lenders or the Issuing Bank is a partner or joint venturer with the Obligors or with any entity comprising the Obligors, in any manner whatsoever.

SECTION 17. Guaranty

     17.1 Guaranty

     (a) Each Guarantor, as primary obligor and not merely as surety, hereby irrevocably, absolutely and unconditionally guarantees to each Lender, to the Issuing Bank and to each Agent (each, and the respective successors, transferees and assigns of each, a "Beneficiary") the prompt and full payment in cash as and when due (whether at stated maturity or by required or optional prepayment, acceleration, demand or otherwise), of all existing and future Obligations payable by Harvard, hereunder and under the other Loan Documents, including but not limited to the Obligations payable by Harvard in respect of the principal of and interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of any Obligor) on the Loans, Reimbursement Obligations, and the fees, expenses and other amounts payable under this Financing Agreement or any other Loan Document and specifically including all amounts payable by Harvard arising from its joint and several obligations as a co-obligor in respect of the Obligations, whether its obligations in respect of such amounts are in the nature of a guaranty or otherwise (all such amounts payable by Harvard in respect of the Obligations, the "Harvard Obligations"). The guaranty set forth in this Section 17 is the "Guaranty" referred to herein and in the other Loan Documents. The statement of account issued by the Administrative Agent to

Harvard as to the amount and status of the Harvard Obligations shall be conclusive in the absence of manifest error.

     (b) If any Harvard Obligation is not paid as and when due by Harvard, each Guarantor shall pay such Harvard Obligation on demand, together with interest thereon, which shall accrue from and including the date such Harvard Obligation fell due, to but excluding the date such Harvard Obligation is paid in full, at the highest rate of interest then applicable to any of the Harvard Obligations at the time which is overdue and unpaid. This interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed in the relevant period.

     (c) Each Guarantor shall, on demand, pay to each Beneficiary any and all expenses (including reasonable fees and expenses of counsel) which may be paid or incurred by such Beneficiary in collecting any or all of the Harvard Obligations and/or enforcing the rights of the Beneficiaries against such Guarantor under the Guaranty, and the Guaranty specifically includes all such expenses, as well as all obligations of such Guarantor (in respect of Taxes and otherwise, including, in the case of Trim Trends, relating to Letters of Credit issued for its account) provided for in this Financing Agreement or any other Loan Document (together with the Harvard Obligations, such obligations, in relation to each Guarantor, its "Guaranty Obligations").

     17.2 Guaranty Obligations Unconditional.

     (a) Each Guarantor shall perform its obligations under the Guaranty in respect of the Harvard Obligations so that they are paid strictly in accordance with the terms of the Loan Documents.

     (b) Without limiting the foregoing, this Guaranty is a guaranty of payment by each Guarantor, and not merely a guaranty of collection, and shall not be affected in any way by the absence of, or conditioned or contingent upon, any action to obtain payment of any of the Harvard Obligations (by way of setoff or otherwise) from Harvard or any other Person who now or hereafter may be responsible for all or any part of the Harvard Obligations, including any other Guarantor or any Company, or from any Collateral or other property, and each Guarantor specifically waives any argument or defense that the Beneficiaries or any of them make, seek or exhaust any recourse of any nature, including any right to realize as to security held, against any other Person before making demands under this Guaranty. In addition, this Guaranty shall be absolute and unconditional irrespective of:

     (i) any change in, or in the interpretation or application of, the law in any jurisdiction which affects or purports to affect any of the terms giving rise to any of the Harvard Obligations or the rights of any Beneficiary with respect thereto;

     (ii) any lack of validity or enforceability, any irregularity, default or omission in any relevant documentation, including, without limitation, any Loan Document, of any of the Harvard Obligations, or any delay, failure or omission to enforce or agreement not to enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise of any right with respect to the foregoing

            (including, in each case, without limitation, as a result of the insolvency, bankruptcy or reorganization of any Beneficiary, Harvard, any other Obligor or any other Person);

     (iii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Loan Documents;

     (iv) any exchange or release of, or non-perfection of any lien on or in, any Collateral, any release or amendment or waiver of or consent to any departure from any other guaranty or security, for all or any of the Harvard Obligations or any release of any Company or any other Guarantor from all or any part of its obligations under this Guaranty, any other part of this Financing Agreement or any of the terms of any other Loan Document;

     (v) any claim, set-off, counterclaim, defense or other rights, including, without limitation, any as to marshalling of any security or other guaranties that any Obligor may have at any time and from time to time against any Beneficiary or any other Person, whether in connection with the transactions contemplated in the Loan Documents or any other transaction;

     (vi) the merger, consolidation or amalgamation of Harvard with or into any other Person or the loss by Harvard or any other Guarantor of its separate legal identity, or its ceasing to exist; or

     (vii) any other circumstances which might otherwise constitute a defense based on suretyship or otherwise available to, or a discharge of, any other Obligor or any other Guarantor in respect of (A) the Harvard Obligations or the Guaranty Obligations, (B) the release of or waiver of any rights against any other Obligor and the settlement, compromise or release of any other Obligor, or (C) the failure by any Beneficiary to attempt, or delay by it in attempting, to collect any Guaranty Obligations from any other Guarantor or any Obligations from any Company or to realize upon any Collateral; and the Beneficiaries may deal with Harvard, and any of the Obligors as it sees fit without prejudice to or effect on this Guaranty or the security for the Guaranty Obligations;

and each Guarantor hereby irrevocably waives all defenses that it might otherwise have based on any of the matters identified above in this Paragraph
17.02 or based on any other circumstances other than, in each case, the full, final and indefeasible payment of all Harvard Obligations and all Guaranty Obligations of such Guarantor.

     (c) This Guaranty is a continuing guaranty and shall remain in full force and effect in relation to each Guarantor until the payment in full and indefeasible satisfaction of (i) all the Harvard Obligations and (ii) all of such Guarantor's Guaranty Obligations. This Guaranty shall continue to be effective or shall be reinstated, as the case may require, if at any time any payment, or any part thereof, of any of the Harvard Obligations is rescinded or must otherwise be returned by any Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Harvard or any Guarantor or otherwise, all as though such payment had not been made. This Guaranty shall not be affected by any change in status, of any kind, of Harvard, any Company or any Guarantor or of any Beneficiary.

     (d) Without the necessity of any reservation of rights against any Obligor and without notice to or further assent by any Obligor, any demand for payment of any of the Harvard Obligations made by any Beneficiary to any Guarantor may be rescinded by such Beneficiary and any of the Harvard Obligations continued after such rescission.

     (e) Each Guarantor confirms there has been no agreement, promise, representation or stipulation by any Person which in any way affects this Guaranty or its Guaranty Obligations.

     17.3 Waivers.

     To the extent permitted by applicable law (and without limiting the waivers of defenses of the Guarantors in Paragraph 17.2 of this Section 17), each Guarantor hereby irrevocably waives:

     (a)  promptness and diligence;

     (b) notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty;

     (c) notice of the incurrence of any Harvard Obligation or of any Guaranty Obligation of any Guarantor, or of the renewal, extension or accrual of any Harvard Obligation or Guaranty Obligation;

     (d) notice of any actions taken by any Beneficiary, Harvard, any other Company, any Guarantor or any other party to any Harvard Obligation Document;

     (e) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Harvard Obligations or the Guaranty Obligations of any Guarantor, the omission of or delay in which, but for the provisions of this Paragraph 17.3, might constitute grounds for relieving Harvard of any of the Harvard Obligations or any Guarantor of any of its Guaranty Obligations;

     (f) any requirement that any Beneficiary protect, secure, perfect or insure any lien on any Collateral or other property subject thereto or exhaust any right or take any action against Harvard, any other Company or any other Guarantor or any other Person or any Collateral; and

     (g) each other circumstance, other than the payment of the Harvard Obligations in full, that might otherwise result in a discharge or exoneration of, or constitute a defense to, such Guarantor's obligations under the Guaranty.

     17.4 Subrogation.

     Each Guarantor hereby irrevocably waives and releases any rights which it may acquire by way of subrogation under or in respect of this Guaranty, whether acquired by any payment made hereunder, by any setoff or application of funds of Harvard or any other Guarantor by any Beneficiary or otherwise. Each Guarantor further hereby agrees that, if any of the Harvard Obligations is paid (by way of setoff or otherwise) by such Guarantor, any claim or right that such Guarantor may, as a result, have against any other Guarantor or any Company, for contribution or otherwise, shall be subordinate to the rights and claims of the Beneficiaries in respect of all Harvard Obligations and the Guaranty Obligations of each Guarantor, without limitation, as to any increases in the Harvard Obligations or the Guaranty Obligations arising hereunder or thereunder, and shall not be payable until all the Harvard Obligations and the Guaranty Obligations of each Guarantor have been fully, finally and indefeasibly paid in full in cash and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Guarantor, its debts or its assets, whether voluntary or involuntary, all such Harvard Obligations and Guaranty Obligations shall be fully, finally and indefeasibly paid in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made by any Guarantor to any other Obligor therefor. If, notwithstanding the foregoing, any Guarantor receives, in respect of any payment made by it under the Guaranty, any amount from Harvard or any other Company or another Guarantor, such Guarantor shall promptly pay such amount received by it to the Administrative Agent for the Beneficiaries, for application to the Harvard Obligations or the Guaranty Obligations in such order as the Administrative Agent shall elect and, until such payment is paid to the Administrative Agent, such amount shall be held by such Guarantor for the benefit of the Beneficiaries.

     17.5 Canadian Debenture.

     If there is an inconsistency between the terms of this Financing Agreement and the terms of the Security Document entered into by Trim Trends on the Closing Date in the form of a debenture (the "Canadian Debenture"), the provisions hereof shall prevail to the extent of the inconsistency, but the foregoing shall not apply to limit or restrict in any way the rights and remedies of the Agents, the Lenders or the Issuing Bank under the terms of the Canadian Debenture after the security thereby constituted shall have become enforceable. For greater certainty:

     (a) notwithstanding that the rate of interest stipulated in the Canadian Debenture may exceed the rate of interest stipulated in this Financing Agreement in respect of the Harvard Obligations and the Guaranty Obligations, the rate or rates of interest applicable to the Obligations shall be as stipulated herein; and

     (b) notwithstanding that the Canadian Debenture may contain a promise by Trim Trends to pay to an Agent, any Lender or the Issuing Bank a principal amount which may be in excess of the Harvard Obligations, Trim Trends shall only be liable to pay to the Agents, the Lenders and the Issuing Bank, the amount of the Harvard Obligations and Trim Trends' Guaranty Obligations (which shall, however, include such expenses and indemnities as are provided for in the Canadian Debenture in connection with the protection, preservation and enforcement of the interest created therein and rights and remedies thereunder of the Agents, the Lenders and the Issuing Bank (and such stamp, documentation, recordation, value added and other taxes and duties related to the foregoing)).

     IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered at New York, New York, by their proper and duly authorized officers as of the date set forth above.

                                THE CIT GROUP/BUSINESS CREDIT, INC.
                                (as Administrative Agent, Arranger and Lender)

                                By:
                                     -----------------------------------------
                                     Vice President


                                CITICORP USA, INC.,
                                (as Syndication Agent and Lender)

                                By:
                                     -----------------------------------------


                                CITIBANK, N.A.,
                                (as Issuing Bank)

                                By:
                                     -----------------------------------------
                                     Vice President

COMPANIES:

HARVARD INDUSTRIES, INC.

By:  ______________
Title:

By:  ______________
Title:

DOEHLER-JARVIS, INC.

By:  ______________
Title:

By:  ______________
Title:


HARVARD TRANSPORTATION CORPORATION

By:
     ------------------------------------------------
     Title:


DOEHLER-JARVIS GREENEVILLE, INC.

By:
     ------------------------------------------------
     Title:


POTTSTOWN PRECISION CASTING, INC.

By:
     ------------------------------------------------
     Title:



HARVARD INDUSTRIES RISK MANAGEMENT, INC.

By:
     --------------------------------------------------
     Title:

DOEHLER-JARVIS TOLEDO, INC.

By:
     --------------------------------------------------
     Title:

HARMAN AUTOMOTIVE, INC.

By:
     ------------------------------------------------
     Title:


HAYES-ALBION CORPORATION

By:
     ------------------------------------------------
     Title:


KWCI LIQUIDATION CORPORATION

By:
     ------------------------------------------------
     Title:





GUARANTORS:


TRIM TRENDS CANADA LIMITED

By:
     -----------------------------------------
     Title:

177192 CANADA INC.

By:
     -----------------------------------------
     Title:

                                                                       EXHIBIT A

                           TERM LOAN PROMISSORY NOTE A

                                   May __, 2001

$10,000,000.00

FOR VALUE RECEIVED, the undersigned, HARVARD INDUSTRIES, INC., a Delaware corporation, DOEHLER-JARVIS, INC., a Delaware corporation, HARVARD TRANSPORTATION CORPORATION, a Michigan corporation, DOEHLER-JARVIS GREENEVILLE, INC., a Delaware corporation, POTTSTOWN PRECISION CASTING, INC., a Delaware corporation, HARVARD INDUSTRIES RISK MANAGEMENT, INC., a Delaware corporation, DOEHLER-JARVIS TOLEDO, INC., a Delaware corporation, HARMAN AUTOMOTIVE, INC., a Delaware corporation, HAYES-ALBION CORPORATION, a Michigan corporation, KWCI LIQUIDATING CORPORATION, a New Hampshire corporation (each, a "Company" and collectively, the "Companies"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CIT") as Administrative Agent for the Lenders referred to in the Financing Agreement identified below (in that capacity, the "Administrative Agent") at its office located at 1211 Avenue of the Americas, New York, NY 10036, in lawful money of the United States and in immediately available funds, the principal amount of Ten Million Dollars and No Cents ($10,000,000.00) ("Term Loan A") in 24 monthly principal installments payable on the first Business Day of each month as set forth in the following table:

         Post-Closing Month                          Monthly Payment
         ------------------                          ---------------
                1-3                                    $      0.00
                4-6                                    $208,334.00
                7-23                                   $520,833.00
                24                                     $520,837.00

Each Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date or dates, at the rates and otherwise as specified in Section 10 of the Financing Agreement, of even date herewith between the Companies, the Guarantors, and the entities identified therein as the Lenders, the Arrangers, the Administrative Agent, the Syndication Agent and the Issuing Bank (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is a Term Loan Promissory Note A referred to in the Financing Agreement, evidences the obligations of the Companies in respect of Term Loan A thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

Upon the occurrence of any Event of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

For purposes of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under this Note which is to be calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction, the numerator of which is the number of days in the calendar year in which the period for which the interest at such rate is payable ends and the denominator of which is the number of days comprising such other basis.

                                    HARVARD INDUSTRIES, INC.,
                                    DOEHLER-JARVIS, INC.,
                                    HARVARD TRANSPORTATION CORPORATION,
                                    DOEHLER-JARVIS GREENEVILLE, INC.,
                                    POTTSTOWN PRECISION CASTING, INC.,
                                    HARVARD INDUSTRIES RISK MANAGEMENT, INC.,
                                    DOEHLER-JARVIS TOLEDO, INC.,
                                    HARMAN AUTOMOTIVE, INC.,
                                    HAYES-ALBION CORPORATION,
                                    KWCI LIQUIDATING CORPORATION,


                                    By:
                                        ---------------------------------------
                                        Title:

                                                                       EXHIBIT B

                           TERM LOAN PROMISSORY NOTE B


                                  May __, 2001

$10,000,000.00


FOR VALUE RECEIVED, the undersigned, HARVARD INDUSTRIES, INC., a Delaware corporation, DOEHLER-JARVIS, INC., a Delaware corporation, HARVARD TRANSPORTATION CORPORATION, a Michigan corporation, DOEHLER-JARVIS GREENEVILLE, INC., a Delaware corporation, POTTSTOWN PRECISION CASTING, INC., a Delaware corporation, HARVARD INDUSTRIES RISK MANAGEMENT, INC., a Delaware corporation, DOEHLER-JARVIS TOLEDO, INC., a Delaware corporation, HARMAN AUTOMOTIVE, INC., a Delaware corporation, HAYES-ALBION CORPORATION, a Michigan corporation, KWCI LIQUIDATING CORPORATION, a New Hampshire corporation (each, a "Company" and collectively, the "Companies"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CIT") as Administrative Agent for the Lenders referred to in the Financing Agreement identified below (in that capacity, the "Administrative Agent") at its office located at 1211 Avenue of the Americas, New York, NY 10036, in lawful money of the United States of America and in immediately available funds, the principal amount of Ten Million Dollars and No Cents ($10,000,000.00) ( "Term Loan B") in 12 monthly principal installments payable on the first Business Day of each month as set forth in the following table:

                       Post-Closing Month Monthly Payment

                  1-24                        $        0.00
                  25-35                       $  416,667.00
                  36                          $5,416,663.00


Each Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date or dates, at the rates and otherwise as specified in Section 10 of the Financing Agreement, of even date herewith between the Companies, the Guarantors, and the entities identified therein as the Lenders, the Arrangers, the Administrative Agent, the Syndication Agent and the Issuing Bank (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is a Term Loan Promissory Note B referred to in the Financing Agreement, evidences the obligations of the Companies in respect of Term Loan B thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

Upon the occurrence of any Event of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

For purposes of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under this Note which is to be calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction, the numerator of which is the number of days in the calendar year in which the period for which the interest at such rate is payable ends and the denominator of which is the number of days comprising such other basis.

                                 HARVARD INDUSTRIES, INC.,
                                 DOEHLER-JARVIS, INC.,
                                 HARVARD TRANSPORTATION CORPORATION,
                                 DOEHLER-JARVIS GREENEVILLE, INC.,
                                 POTTSTOWN PRECISION CASTING, INC.,
                                 HARVARD INDUSTRIES RISK MANAGEMENT, INC.,
                                 DOEHLER-JARVIS TOLEDO, INC.,
                                 HARMAN AUTOMOTIVE, INC.,
                                 HAYES-ALBION CORPORATION,
                                 KWCI LIQUIDATING CORPORATION,


                                 By:
                                     ------------------------------------------
                                     Title:

                                                                       EXHIBIT C

                         REVOLVING LOAN PROMISSORY NOTE


                                  May __, 2001

$45,000,000.00


FOR VALUE RECEIVED, the undersigned, HARVARD INDUSTRIES, INC., a Delaware corporation, DOEHLER-JARVIS, INC., a Delaware corporation, HARVARD TRANSPORTATION CORPORATION, a Michigan corporation, DOEHLER-JARVIS GREENEVILLE, INC., a Delaware corporation, POTTSTOWN PRECISION CASTING, INC., a Delaware corporation, HARVARD INDUSTRIES RISK MANAGEMENT, INC., a Delaware corporation, DOEHLER-JARVIS TOLEDO, INC., a Delaware corporation, HARMAN AUTOMOTIVE, INC., a Delaware corporation, HAYES-ALBION CORPORATION, a Michigan corporation, KWCI LIQUIDATING CORPORATION, a New Hampshire corporation (each, a "Company" and collectively, the "Companies"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CIT") as Administrative Agent for the Lenders referred to in the Financing Agreement identified below (in that capacity, the "Administrative Agent") at its office located at 1211 Avenue of the Americas, New York, NY 10036, in lawful money of the United States of America and in immediately available funds, the principal amount of Forty-Five Million Dollars and No Cents ($45,000,000.00) or such other principal amount as may from time to time be advanced or deemed advanced under the Revolving Credit Line, as defined in the Financing Agreement (each a "Revolving Loan") pursuant to the Financing Agreement (as herein defined). Such Revolving Loan advances shall be repaid on a daily basis as a result of the application of the proceeds of collections of the Accounts and the making of additional Revolving Loans as described in Section 3 of the Financing Agreement. Subject to the terms of the Financing Agreement, the Revolving Loans may be borrowed, repaid and reborrowed by the Companies. A final balloon payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Note as shown on the books and records of the Administrative Agent shall be due and payable on the termination of the Financing Agreement or such earlier time as is provided in the Financing Agreement.

Each Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates, at the rates and otherwise as specified in Section 10 of the Financing Agreement, of even date herewith between the Companies, the Guarantors, and the entities identified therein as the Lenders, the Arrangers, the Administrative Agent, the Syndication Agent and the Issuing Bank identified therein (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is a Revolving Loan Promissory Note referred to in Section 3.1(d) of the Financing Agreement, evidences the obligations of the Companies in respect of Revolving Loans thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to mandatory prepayment, in whole or in part, as provided therein.

The date and amount of the advances made hereunder may be recorded on the grid page or pages which are attached hereto and hereby made part of this Note or the separate ledgers maintained by the Administrative Agent. The aggregate unpaid principal amount of all Revolving Loan advances may be set forth in the balance column on said grid page or such ledgers maintained by the Administrative Agent. All such advances, whether or not so recorded, shall be due as part of this Note. The holder of this Note is authorized to record the date and amount of each Revolving Loan and the date and amount of each payment or prepayment of principal thereof on those grid page or pages.

Each Company confirms that any amount received by or paid to the Administrative Agent in connection with the Financing Agreement and/or any balances standing to its credit on any of its accounts or those of any other Company on the Administrative Agent's books under the Financing Agreement may in accordance with the terms of the Financing Agreement be applied in reduction of this Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Note or the Revolving Loans unless the Administrative Agent shall have actually charged such account or accounts for the purposes of such reduction or payment of this Note.

Upon the occurrence of any Event of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

For purposes of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under this Note which is to be calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction, the numerator of which is the number of days in the calendar year in which the period for which the interest at such rate is payable ends and the denominator of which is the number of days comprising such other basis.

                                HARVARD INDUSTRIES, INC.,
                                DOEHLER-JARVIS, INC.,
                                HARVARD TRANSPORTATION CORPORATION,
                                DOEHLER-JARVIS GREENEVILLE, INC.,
                                POTTSTOWN PRECISION CASTING, INC.,
                                HARVARD INDUSTRIES RISK MANAGEMENT, INC.,
                                DOEHLER-JARVIS TOLEDO, INC.,
                                HARMAN AUTOMOTIVE, INC.,
                                HAYES-ALBION CORPORATION,
                                KWCI LIQUIDATING CORPORATION,


                                By:
                                    -------------------------------------------
                                    Title:

                          GRID PAGES TO REVOLVING NOTE


 ===================  ======================  ==========================  ========================
        Date                  Loan                     Payment                    Balance
 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 ===================  ======================  ==========================  ========================

                          GRID PAGES TO REVOLVING NOTE


 ===================  ======================  ==========================  ========================
        Date                  Loan                     Payment                    Balance
 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 -------------------  ----------------------  --------------------------  ------------------------


 ===================  ======================  ==========================  ========================

                                                                       EXHIBIT D

                                     FORM OF
                             ASSIGNMENT AND TRANSFER


     ASSIGNMENT AND TRANSFER AGREEMENT dated as of ___________, ____ between [insert name of assigning Lender] (the "Assignor") and [insert name of Assignee] (the "Assignee").

                             PRELIMINARY STATEMENTS

     1. This Assignment and Transfer Agreement (this "Agreement") relates to the Financing Agreement dated as of May 31, 2001 (as amended from time to time, the "Financing Agreement"), among THE CIT GROUP/BUSINESS CREDIT, INC., ("CIT"), as administrative agent for the Lenders party thereto from time to time (in that capacity, the "Administrative Agent"), CITICORP USA, INC., as syndication agent, CIT and SALOMON SMITH BARNEY INC. as arrangers, each Lender party thereto from time to time, CITIBANK, N.A., as Issuing Bank, and HARVARD INDUSTRIES, INC., and certain of its direct and indirect subsidiaries as joint and several co-obligors and guarantors. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Financing Agreement.

          The Assignor, at commencement of business on the date hereof
     (i) is the lender in respect of Loans in an aggregate amount of $__________, of which amount,
          (A)  $__________ represents its share of Term Loan A,
          (B)  $__________ represents its share of Term Loan B,
          (C)  $__________ represents Revolving Loans*, and

     (ii) the Assignor's Revolving Credit Percentage is _______ percent (____%) of the total Revolving Credit Commitment.

     2. This Agreement shall become effective prior to the making of any Loan that is made on the date hereof.

     3. The Assignor proposes to sell and assign to the Assignee all of the rights and interests of the Assignor under the Financing Agreement, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms, in each case in respect and to the extent of the interests set forth in the table below (the "Transferred Interest"):


--------
* As confirmed by the Administrative Agent.


                                     Principal Amount of
                                     Transferred Interest
                                     (Principal or %)       Percentage Assigned*
                                     --------------------   --------------------
 (i)  Term Loan A                    $                               %

(ii)  Term Loan B                    $                               %

(iii) Revolving Loans;               $                               %

(iv)  Revolving Credit Percentage

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     A. Assignment. (1) The Assignor hereby assigns and sells to the Assignee the Transferred Interest, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Financing Agreement corresponding to the Transferred Interest including, without limitation, the related portion of the Assignor's Commitments. Upon such execution, delivery, acceptance and recording hereof by the Assignor and Assignee and the receipt by the Administrative agent from the Assignee of an assignment fee of $1,000 (subject to any consent required in subparagraph (b) of paragraph 14.13 of the Financing Agreement) and the payment by the Assignee of the amount specified in Part B required to be paid on the date hereof, (2) the Assignee shall, as of the commencement of business on the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Financing Agreement and the Loan Documents, in respect of the Transferred Interest and (3) the Loans and Commitments of the Assignor shall, as of the commencement of business on the date hereof, be reduced correspondingly and the Assignor released from its obligations under the Financing Agreement and Loan Documents to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

          (2) After giving effect to this Assignment and Transfer Agreement the parties hereto agree that the Loans and Commitment of each of the Assignor and the Assignee will be as set forth on Schedule I following the signature lines hereof.

     B. Payments. As consideration for the assignment and sale contemplated in
Section 1 hereof, the Assignee shall pay to the Assignor on the date hereof in immediately available funds an amount equal to ________________ ($________). It is understood that interest and fees payable to the Assignor under the Financing Agreement accrued to the date hereof are for the account of the Assignor and such interest and fees accruing from and including the date

----------------
* After the Closing Date only.

hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Financing Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     C. Financing Agreement. Each of the Assignor and the Assignee agrees that this Assignment and Transfer Agreement is made in accordance with and subject to the terms of Section 10.03 of the Financing Agreement, which is hereby incorporated by reference herein.

     D. Representations and Warranties of Assignee. The Assignee represents and warrants that (i) the Assignee is legally authorized to enter into this Agreement and is an Eligible Assignee under the terms of the Financing Agreement and (ii) the Assignee has received copies of the Financing Agreement and the Loan Documents, such financial statements and such other documents and information as it has requested or deemed appropriate to make its own credit analysis and decision to enter into this Agreement and the transactions contemplated herein.

     E. Non-Reliance on Assignor. The Assignee expressly acknowledges that neither the Assignor nor the Agents nor the Issuing Bank nor any of the officers, directors, employees, agents or attorneys-in-fact of any of them has made any representations or warranties to it and that no act by such Assignor, Agent or the Issuing Bank hereinafter taken, including any review of the affairs of the Obligors shall be deemed to constitute any representation or warranty by such Assignor, Agent or the Issuing Bank to the Assignee. The Assignee represents to each of the Assignor, the Agents, the Issuing Bank and each other Lender that it has, independently and without reliance upon the Assignor or any Agent, the Issuing Bank or any Lender and based on such documents and information as the Assignee alone has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors and made its own decision to enter into this Agreement.

     F. Governing Law. This Agreement and any disputes that may arise in connection with this Agreement or any transaction hereunder shall be governed by and construed in accordance with the internal laws of the State of New York without respect to principles of conflicts of laws.

     G. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     H. Other Documentation. Any notice or other communication required under or relating to the Financing Agreement shall be addressed to the Assignee as identified in Schedule II.

     I. Notice. Upon receipt of this Agreement and payment of the fee referred to in Paragraph A from the Assignee, the Administrative Agent is hereby requested, if this Agreement has been completed, and subject to any consents required pursuant to subparagraph (b) of Paragraph 14.13 of the Financing Agreement, to (i) accept such Assignment and Transfer Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Harvard (for further notice from Harvard to the other Companies).

                           [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.



                                           [NAME OF ASSIGNOR]

                                           By:
                                              ----------------------------------
                                                Name:
                                                Title:

                                           [NAME OF ASSIGNEE]

                                           By:
                                              ----------------------------------
                                                Name:
                                                Title:

ACCEPTED AND ACKNOWLEDGED* TO:

THE CIT GROUP/BUSINESS CREDIT, INC.,
     as Administrative Agent

By:
   -------------------------------------
     Name:
     Title:



-----------------
*    Subject to any consents required pursuant to subparagraph (b) of Paragraph
     14.13 of the Financing Agreement.


*[CONSENTED TO:

HARVARD INDUSTRIES INC.,

By:
   -------------------------------------
     Name:
     Title:  ]



---------------------
*If required.

                                                                      Schedule I


After giving effect to this Assignment and Transfer Agreement the amount of the Commitment, each of the Loans and the Revolving Credit Percentage of each of the Assignor and the Assignee will be as follows:

Assignor:
--------
                                              Amount            Percentage
                                              ------            ----------
        Term Loan A                           $                 %

        Term Loan B                           $                 %

        Revolving Loans                       $

        Revolving Credit Percentage                             %



Assignee:
--------
                                              Amount            Percentage
                                              ------            ----------
        Term Loan A                           $                 %

        Term Loan B                           $                 %

        Revolving Loans                       $

        Revolving Credit Percentage                             %

                                                                     Schedule II

LEGAL NAME OF ASSIGNEE TO APPEAR IN DOCUMENTATION

------------------------------------------------------------------------------


GENERAL INFORMATION

LENDING OFFICE:

Institution Name: ______________________________________________________________

Street Address: ________________________________________________________________

City, State, Country, Zip Code: ________________________________________________


CONTACTS/NOTIFICATION METHODS

CREDIT CONTACTS

Contact: _______________________________________________________________________

Street Address: ________________________________________________________________

City, State, Country, Zip Code: ________________________________________________

Phone Number: __________________________________________________________________

Fax Number: ____________________________________________________________________


ADMINISTRATIVE CONTACTS -- BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact: _______________________________________________________________________

Street Address: ________________________________________________________________

City, State, Country, Zip Code: ________________________________________________

Phone Number: __________________________________________________________________

Fax Number: ____________________________________________________________________

                      SCHEDULE 1 -- COLLATERAL IFNORMATION













                           [Attached Behind This Page]

                            SCHEDULE 2 -- LITIGATION













                           [Attached Behind This Page]

                           SCHEDULE 3 -- CAPITAL STOCK













                           [Attached Behind This Page]

          SCHEDULE 4 -- CERTAIN INDEBTEDNESS AND PERMITTED ENCUMBRANCES













                           [Attached Behind This Page]

                            SCHEDULE 5 -- REAL ESTATE













                           [Attached Behind This Page]

                SCHEDULE 6 -- LIABILITIES AND ASSET DISPOSITIONS













                           [Attached Behind This Page]

                             SCHEDULE 7 -- DEFAULTS













                           [Attached Behind This Page]

                               SCHEDULE 8 -- TAXES













                           [Attached Behind This Page]

                           SCHEDULE 9 -- ERISA MATTERS













                           [Attached Behind This Page]

                      SCHEDULE 10 -- ENVIRONMENTAL MATTERS













                           [Attached Behind This Page]

                  SCHEDULE 11 -- INTELLECTUAL PROPERTY MATTERS













                           [Attached Behind This Page]